UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

CORNING INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022
NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
& PROXY STATEMENT

“We remain dedicated to practicing sound corporate governance and are committed to preserving the trust of all our stakeholders, communicating consistently and openly with our shareholders.”

— Wendell P. Weeks

Dear Fellow Shareholder,

Corning Incorporated will host its 2022 virtual Annual Meeting on April 28 at noon Eastern Time.

During the meeting, shareholders will vote on the annual election of directors, the advisory approval of the 2021 compensation for our named executive officers, and the ratification of Corning’s independent registered public accounting firm for 2022. At the meeting, I’ll also share more about Corning’s 2021 performance and our expectations for the future. For 2021, our full-year core sales were $14.1 billion, up 23% year over year. We generated core EPS of $2.07, up 49% year over net year, and we nearly doubled free cash flow. In addition, we achieved double-digit ROIC, we expanded our operating margin by 230 basis points, we increased our dividend by 9%, and we reduced our outstanding shares by 5% through the resumption of share repurchases.

We are performing well in a challenging environment. By leveraging our fundamental capabilities and our “More Corning” approach, we are capturing a compelling set of short-and long-term opportunities across our portfolio. We are focused on expanding gross margin and expect improvement in 2022 as our sales grow and pricing actions take hold throughout the year.

Looking ahead, across our markets, our long-term growth drivers are strong. And our role is clear: We lead in capabilities that are vital to progress. Our approach provides exciting opportunities for Corning inventions to make a positive impact on the world. And it underscores our commitment to moving the world forward in everything we do.

We remain dedicated to practicing sound corporate governance and are committed to preserving the trust of all our stakeholders, communicating consistently and openly with our shareholders. Our board members continue to drive progress through their expertise, engagement, and oversight, which is more important than ever in these challenging times.

For example, in 2021 we engaged our board to provide guidance and resources to our Office of Racial Equality and Social Unity, utilizing our members’ diverse experience, gender, age, and ethnicity to further this new initiative. And, as a company, we continued to prioritize our people, achieving gender pay equity globally for all salaried employees. Finally, to advance our commitment to sustainability, we committed to new greenhouse gas goals that align with the Paris Agreement.

I look forward to sharing more details at the Annual Meeting. The following pages contain the formal notice of meeting and the proxy statement. I encourage you to sign and return your proxy card or to vote by phone or online by April 27, 2022, so your shares will be represented at the meeting.

Thank you for your investment in Corning and your participation in our governance process.

Sincerely,

Wendell P. Weeks

Chairman of the Board and Chief Executive Officer

Notice of 2022 Annual
Meeting of Shareholders

Thursday, April 28, 2022 12 noon Eastern Time To be held virtually at: virtualshareholdermeeting.com/ GLW2022

How to Attend Our
Annual Meeting:

Our 2022 Annual Meeting will be held in a virtual-only format. You will not be able to attend the Annual Meeting physically.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2022. The live audio webcast of the meeting will begin promptly at 12 noon Eastern Time. Online access to the meeting will open 30 minutes prior to its start. We encourage you to access the meeting in advance of the designated start time.

To attend and vote your shares during the Annual Meeting, you will need to log in to virtualshareholdermeeting. com/GLW2022 using, (i) for record holders, the control number found on your proxy card or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm. You may vote during the Annual Meeting by following the instructions available on the website during the meeting. If you do not have a control number, you may log in as a guest, although you will not be able to vote during the meeting.

We urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials whether or not you plan to attend the Annual Meeting. You may vote your shares in advance at ProxyVote.com.

ITEMS OF BUSINESS

1.	Election of 15 directors to our Board of Directors for the coming year;
2.	Advisory approval of our executive compensation (Say on Pay);
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022; and
4.	Any other business or action that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHO CAN VOTE

You may vote at our 2022 Annual Meeting if you were a shareholder of record at the close of business on February 28, 2022.

Your vote is important to us. Please exercise your right to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 28, 2022: our proxy statement, 2021 Annual Report on Form 10-K and other materials are available on our website at corning.com/2022-proxy.

Sincerely,

Linda E. Jolly

Vice President and Corporate Secretary
March 18, 2022

VOTE RIGHT AWAY

Your vote is very important. Please promptly submit your proxy or voting instructions by Internet, telephone or mail to ensure the presence of a quorum. You may also vote during our Annual Meeting (subject to the circumstances described in the box at left). If you are a shareholder of record, you may vote during the meeting using the control number on the proxy card or the notice previously provided to you. If your shares are held in the name of a broker, nominee or other intermediary, such party can provide the control number to you. Shareholders without a control number may still attend the meeting as guests.

By telephone	By mail	By Internet
Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign the proxy card and send by mail	Visit 24/7 ProxyVote.com

2	CORNING 2022 PROXY STATEMENT

5	Proxy Statement Summary
19	Corporate Governance and the Board of Directors
19	Corporate Governance
21	Board Leadership Structure
21	Lead Independent Director
22	Committees
23	Audit
23	Compensation
23	Corporate Responsibility and Sustainability
23	Executive
24	Finance
24	Information Technology
24	Nominating and Corporate Governance
25	Board Composition
25	Board Nomination and Refreshment Process
26	Management Succession Planning
27	Director Independence
27	Policy on Transactions with Related Persons
27	Compensation Committee Interlocks and Insider Participation
28	Risk Oversight
31	Environmental, Social and Governance (ESG) Oversight
31	Cybersecurity Oversight
31	Assessment of Company Culture
32	Compensation Risk Analysis
33	Board and Shareholder Meeting Attendance
33	Ethics and Conduct
33	Lobbying and Political Contributions Policy
33	Communications with Directors
34	Corporate Governance Materials Available on Corning’s Website
35	Proposal 1 Election of Directors
35	Board of Directors’ Qualifications and Experience
37	Corning’s Director Nominees
45	Director Compensation
45	2021 Director Compensation
46	Directors’ Charitable Giving Programs
46	Changes to Director Compensation in 2022
48	Stock Ownership Information
48	Stock Ownership Guidelines
48	Delinquent Section 16(a) Reports
49	Beneficial Ownership Table
50	Proposal 2 Advisory Approval of Executive Compensation (Say on Pay)
50	Say on Pay Proposal
51	Compensation Discussion & Analysis
51	CD&A Table of Contents
Overview: Executing Against Strategic Objectives Despite A Historically Challenging Environment
55	Responding to Shareholder Feedback in Concrete Ways
56	Executive Summary
61	2021 Executive Compensation Program Details
65	Compensation Peer Group
66	Compensation Program – Other Governance Matters
67	Compensation Committee Report
68	2021 Compensation Tables
68	2021 Summary Compensation Table
71	2021 Grants of Plan-Based Awards
74	Outstanding Equity Awards at 2021 Fiscal Year-End
76	Options Exercised and Shares Vested in 2021
76	Retirement Plans
78	Non-qualified Deferred Compensation
79	Arrangements with Named Executive Officers
82	Pay Ratio Disclosure

CORNING 2022 PROXY STATEMENT	3

83	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm
84	Fees Paid to Independent Registered Public Accounting Firm
85	Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Registered Public Accounting Firm
85	Report of the Audit Committee
87	Frequently Asked Questions About the Meeting and Voting
93	Code of Ethics
93	Incorporation by Reference
93	Additional Information
94	Appendix A
94	Corning Incorporated and Subsidiary Companies Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Forward-Looking Statements and Materiality Disclaimer

The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements that are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “hope,” “want,” “strive,” “aim,” “goal,” “target,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible,” and similar words are intended to identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Our actual future results, including the achievement of our targets, goals or commitments, could differ materially from our projected results as a result of changes in circumstances, assumptions not being realized, or other risks, uncertainties and factors. Such risks, uncertainties and factors include but are not limited to unexpected delays, difficulties, and expenses in executing against our environmental, climate, diversity and inclusion or other “ESG” targets, goals and commitments outlined in this document, changes in laws or regulations affecting us, such as changes in data privacy, environmental, safety and health laws and the risk factors discussed in our filings with the U.S. Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly report on Form 10-Q.

This document contains ESG-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this document.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

4	CORNING 2022 PROXY STATEMENT

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. As used in this proxy statement, “Corning,” the “Company” and “we” may refer to Corning Incorporated itself, one or more of its subsidiaries, or Corning Incorporated and its consolidated subsidiaries.

Annual Meeting
of Shareholders

Date and Time
April 28, 2022, 12 noon
Eastern Time

To be held virtually at: virtualshareholdermeeting. com/GLW2022

Record Date
February 28, 2022

Admission
See the instructions contained in “Frequently Asked Questions about the Meeting and Voting” on page 87.

On March 18, 2022, we posted this proxy statement and our 2021 Annual Report on Form 10-K on our website at corning.com/2022-proxy and began mailing them to shareholders who requested paper copies.

Proposals That Require Your Vote

Proposal		Board Vote Recommendation	More Information
1	Election of 15 directors	For Each Nominee	page 35
2	Advisory approval of our executive compensation (Say on Pay)	For	page 50
3	Ratification of appointment of independent registered public accounting firm	For	page 83

Business Information – Who We Are

Corning is one of the world’s leading innovators in materials science. For more than 170 years, Corning has applied its unparalleled expertise in specialty glass, ceramics and optical physics to develop products that have created new industries, transformed people’s lives and unleashed significant new capabilities. Our innovation approach delivers long-term value for Corning and its shareholders.

Our reportable segments are as follows:

Reportable Segments*	2021 Core Net Sales %	Segments Description
Display Technologies		manufactures glass substrates for flat panel liquid crystal displays and other high-performance display panels
Optical Communications		manufactures carrier and enterprise network solutions for the telecom and data center industries
Specialty Materials		manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs
Environmental Technologies		manufactures ceramic substrates and filters for automotive and diesel applications
Life Sciences		manufactures glass and plastic labware, equipment, media and reagents to provide workflow solutions for drug development and emerging cell and gene therapies

* All other businesses that do not meet the quantitative threshold for separate reporting have been grouped as “All Other.” This group is comprised of the results of Hemlock Semiconductor Group, the pharmaceutical technologies business, auto glass, new product lines and development projects, as well as other businesses and certain corporate investments.

CORNING 2022 PROXY STATEMENT	5

Proxy Statement Summary

Our 2021 Results

	Net Sales	Earnings per Share	Adjusted Free Cash Flow*
2021 GAAP Results	$14,082 million	$1.28 (diluted)	$1,775** million
2021 Core Results	$14,120 million Core Net Sales	$2.07 (diluted) Core EPS	$1,765*** million Core Free Cash Flow

*Adjusted free cash flow is a Non-GAAP measure. Refer to Appendix A for more information.

**Cash flows from operating activities less capital expenditures.

***Adjusted free cash flow for compensation purposes was $1,565 million. Refer to Appendix A for more information.

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures in our consolidated financial statements to arrive at measures that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) and exclude specific items that are non-recurring, related to foreign exchange volatility, or unrelated to continuing operations. These measures are our Core Performance Measures. Our management uses Core Performance Measures, along with financial measures in accordance with GAAP, to make financial and operational decisions. We believe that sharing our Core Performance Measures with investors provides greater visibility into how we make business decisions. Accordingly, these measures also form the basis for our compensation program metrics.

Items that are excluded from certain Core Performance calculations include: gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses and other charges or credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on going operating results of the Company. More information on these items can be found in Appendix A.

Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan and new Taiwan dollar, and the euro. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.

These non-GAAP measures are not an alternative to, or a replacement for, financial results determined in accordance with GAAP. Please see Appendix A to this proxy statement for a reconciliation of the non-GAAP measures we use in this proxy statement to the most directly comparable GAAP financial measures.

6	CORNING 2022 PROXY STATEMENT

Proxy Statement Summary

2021 Performance Highlights: Year-Over-Year Growth and the Success of “More Corning”

In 2021, we delivered year-over-year growth by leveraging our core capabilities and capturing a compelling set of short- and long-term opportunities across our portfolio through our “More Corning” strategy, in which we sell more Corning content into the products consumers buy. In 2021, we exceeded $14 billion in core net sales, $2 in Core EPS and we nearly doubled free cash flow. We increased our dividend by 9% and reduced outstanding shares by 5% through the resumption of share repurchases, returning nearly $2.6 billion to our shareholders. We are pleased that we achieved double-digit ROIC and expanded our operating margin by 230 basis points.

In 2021, we grew significantly year-over-year, with all segments adding core net sales and four out of five logging double-digit percentage increases. It was a strong year, even compared to pre-pandemic levels. Since 2019, we have grown core net sales by 21% and Core EPS by 18%. However, freight, logistics, and raw material costs, and lower automotive sales due to chip shortages, impacted our margins. During the third and fourth quarters, we negotiated with customers to change the pricing in our contracts to share increased costs more appropriately. The revised pricing terms take effect throughout 2022 and we expect gross margin to expand accordingly.

Additionally, we have successfully captured a compelling set of long-term growth opportunities by innovating, extending commercial relationships, and scaling operations to meet demand across all of our Market-Access Platforms. We see further growth ahead as Corning remains increasingly vital to multiple industry transformations that are accelerating and moving the world forward.

Corning holds a leadership position in each of the markets addressed by its five Market-Access Platforms. Throughout 2021, the Company grew in all of our strategic markets and advanced important growth initiatives and strategic partnerships with industry leaders.

●	Optical Communications – Optical Communications sales grew 22% year over year to $4.3 billion. Growth was supported by increases in broadband, 5G, and cloud computing.
●	Life Sciences – The Company is driving “More Corning” content into in the market, delivering all-time high Life Sciences segment sales of more than $1.2 billion in 2021 – up 24% year over year. Growth was driven by strong ongoing demand to support the global pandemic response, research labs reopening following pandemic-driven closures, and continued growth in bioproduction.
●	Automotive – Core net sales in Environmental Technologies grew 16%, driven by strength in heavy duty, to reach an all-time high of $1.6 billion, despite weakness in the automotive market related to chip shortages.
●	Mobile Consumer Electronics – 2021 Specialty Materials sales grew ~7% and surpassed $2 billion for the first time. Since 2016, the segment has added ~$900 million in annual revenue on a base of slightly more than $1.1 billion.
●	Display – 2021 sales grew ~17% to $3.7 billion. The Company experienced the most favorable pricing environment in more than a decade. In 2021, Corning’s display glass volume growth exceeded glass market growth, as the Company ramped up its Gen 10.5 facilities that supply glass for large-size TVs.

CORNING 2022 PROXY STATEMENT	7

Proxy Statement Summary

Update on Our Leadership Priorities

STRATEGY & GROWTH FRAMEWORK

In 2019, we outlined our goals for growth and shareholder returns in our 2020-2023 Strategy & Growth Framework, highlighting significant opportunities to sell more Corning content through each of our Market-Access Platforms, our “More Corning” strategy.

The Company is focused on our cohesive portfolio and the utilization of our financial strength, supported by strong operating cash flow generation, which we expect to continue. Corning has and will continue to use its cash to grow, extend its leadership and reward shareholders. Our key growth drivers remain intact, and some are accelerating as key trends converge around Corning’s capabilities.

Corning will continue to advance the objectives of the Strategy & Growth Framework, which sets its leadership priorities and articulates opportunities across its business. Our probability of success increases as we invest in our world-class capabilities. Corning is concentrating approximately 80% of its research, development and engineering investment along with capital spending on a cohesive set of three core technologies, four manufacturing and engineering platforms, and five Market-Access Platforms. This strategy allows us to quickly apply our talents and repurpose our assets across the Company, as needed, to capture high-return opportunities.

Over the past five years, including 2021, Corning has delivered $10.7 billion to shareholders. In February 2022, the Board increased our annual dividend 12.5% over 2021, to $1.08.

ANNUAL DIVIDENDS PER COMMON SHARE AND INCREASE OVER PRIOR YEAR

8	CORNING 2022 PROXY STATEMENT

Proxy Statement Summary

Environmental, Social and Governance Matters at Corning

In accordance with Corning’s Values, we believe that a commitment to positive environmental, social and governance-related business practices strengthens our Company and our community, increases our connection with our shareholders, and helps us better serve our customers and the communities in which our employees live and we operate. We also see these commitments as new opportunities to create value for our shareholders, our employees, our customers, and the wider world.

In 2021, Corning committed to reduce Scope 1 and 2 greenhouse gas (GHG) emissions by 30% (absolute basis) and relevant Scope 3 GHG emissions by 17.5% (absolute basis) by 2028 compared to a 2021 baseline. We also established a Center of Excellence focused on setting and attaining the Company’s sustainability and climate goals, and appointed a Vice President of Sustainability and Climate Initiatives. We published our inaugural Sustainability Report, prepared in reference to the Global Reporting Initiative’s (GRI) standards. It also responds to the Hardware Sustainability Accounting Standard, the Sustainability Accounting Standards Board (SASB) sector-specific standard most relevant for our business. Our 2021 Sustainability Report, which also includes reporting in alignment with the TCFD, can be found at www.corning.com/sustainability.

Sustainability and Climate Governance at Corning

BOARD

Our Board and its committees oversee matters related to Corning’s environmental, social and governance (ESG) practices, performance and disclosures, and the Corporate Responsibility and Sustainability Committee is charged with general oversight of environmental and social risk matters and annually reviews the Company’s sustainability strategy.

SUSTAINABILITY AND CLIMATE INITIATIVES CENTER OF EXCELLENCE

The Sustainability and Climate Initiatives Center of Excellence oversees and directs sustainability efforts, climate initiatives and related reporting. To further integrate our sustainability initiatives into our core operating practices, in 2021 Corning appointed a Vice President of Sustainability and Climate Initiatives to drive sustainability actions across the Company.

SUSTAINABILITY LEADS, WORKING AND STEERING COMMITTEES

Consisting of senior cross-functional and sustainability leaders that provide input on corporate social responsibility and sustainability matters and coordinate and implement initiatives to achieve the Company’s short-and long-term sustainability goals and objectives.

CORNING 2022 PROXY STATEMENT	9

Proxy Statement Summary

Our Environmental, Social, and Governance Goals

In 2020, Corning adopted 12 sustainability goals to drive progress toward those areas where we can achieve the greatest impact. Corning’s goals were adopted after a materiality assessment, which identified issues most important to the Company and its stakeholders. In 2021, we set our first carbon reduction goals as part of our ongoing climate action plan. The goals align with the Sustainable Development Goals (SDGs) adopted by the United Nations in 2015 as a “blueprint to achieve a better and more sustainable future for all.”

Environmental	Social	Governance

Greenhouse Gas Reduction – By 2028, Corning will reduce Scope 1 and 2 greenhouse gas emissions by 30% (absolute basis) and relevant Scope 3 emissions by 17.5% (absolute basis), compared to a 2021 baseline.

Energy Management – By 2030, Corning will increase its use of renewable energy by 400% from a 2018 baseline.

Water Conservation – Corning will enhance its water strategies across Corning sites, prioritizing manufacturing plants and communities in high-risk water-scarce regions, by 2025.

Waste Management – Corning will enhance its waste strategies across Corning sites, prioritizing manufacturing plants, by 2025.

Sustainable Supply Chain – 100% of Corning’s high risk suppliers and contract manufacturers will be certified as socially responsible by 2025.

Occupational Health and Safety – Corning will continue to maintain our safety metrics in the top quartile of our industry benchmark values.

Community Involvement and Partnerships – Corning will encourage increased volunteerism efforts year over year by supporting, rewarding, and recognizing employees’ efforts in the community.

Board Diversity – Corning will maintain a diverse board.

Board Oversight of ESG Matters – The Corporate Responsibility and Sustainability Committee will review the sustainability program annually.

Risk Management – Environmental, Social, and Governance issues will be integrated into Corning’s Enterprise Risk Management Processes.

Ethical Business Practices – All employees will understand Corning’s Code of Conduct, including how to report allegations of ethical or legal misconduct.

Transparency and Reporting – Corning issued its inaugural sustainability report in 2021 and will continue to do so every year thereafter.

Environmental and Social Advocacy – Corning will continue its advocacy for environmental and social issues.

Our Commitment to Environmental, Social and Governance Issues

Corning demonstrates its commitment to environmental, social, governance and human capital matters, and its Values, in many ways that can be explored in our 2021 Sustainability Report and our Sustainability website, both which can be found at corning.com/sustainability.

CLIMATE

●   In 2021, Corning committed to reduce Scope 1 and 2 GHG emissions by 30% (absolute basis) and relevant Scope 3 GHG emissions by 17.5% (absolute basis) by 2028 compared to a 2021 baseline. Information about our climate goals is available at corning.com/worldwide/en/sustainability/ climate-goals.html

●   Demonstrating our support of and commitment to the growth of our Sustainability and Climate Initiatives Program, in 2021 Corning appointed a Vice President of Sustainability and Climate Initiatives and established a Center of Excellence focused on setting and attaining the Company’s sustainability and climate goals.

10	CORNING 2022 PROXY STATEMENT

Proxy Statement Summary

ENVIRONMENTAL STEWARDSHIP

●   Corning is committed to protecting the environment through the continuous improvement of our processes, products and services. For example, Corning’s ceramic substrates and particulate filters have prevented more than 4 billion tons of hydrocarbons, 4 billion tons of nitrogen oxides, and 40 billion tons of carbon monoxide from entering the atmosphere since 1970.

●   We’re proud of our sustained participation and strong performance in the ENERGYSTAR® programs. In 2021, the EPA named Corning as an ENERGYSTAR® Partner of the Year for the eighth consecutive year and recognized us for Sustained Excellence for the sixth consecutive year.

●   Since 2014, 37 Corning facilities have received the ENERGYSTAR® Challenge for Industry recognition by exceeding the goal of improving energy efficiency by at least 10% in five years or less. On average, these facilities achieved a 21% energy reduction in less than two years.

●   Corning continues to be a corporate user and advocate for renewable energy, increasing its annual global renewable electricity usage from 72,000 MWh in 2020 to 83,000 MWh in 2021.

HEALTH AND SAFETY

●   In August 2021, 400 volunteer employees, seven doctors, and 36 nurses worked day and night to operate a COVID-19 vaccination clinic at our plant in Reynosa, Mexico, vaccinating over 10,000 employees and 30,000 members of the community.

●   Corning continues to maintain its best-in-class health and safety performance, ranking in the top quartile of global, industry-leading company performance as measured by a total case incidence rate.

●   Corning continues to use its portfolio and capabilities to address immediate worldwide health needs, including accelerating the delivery of COVID-19 vaccines by expanding the manufacturing of Valor® and Velocity® Glass vials and providing steady access to lab supply needs for COVID-19 research applications and test kit preparation.

DIVERSITY, EQUITY AND INCLUSION

●   Diversity, equity, and inclusion are integral to Corning’s belief in the fundamental dignity of The Individual – one of Corning’s seven core Values. We are committed to providing an inclusive environment where all employees can thrive. The Company’s Diversity, Equity and Inclusion Report can be found at https://www.corning.com/worldwide/en/sustainability/people/diversity.html

●   To support our diversity initiatives locally and nationally and to lead our Office of Racial Equity and Social Unity, Corning appointed a Chief Diversity, Equity & Inclusion Officer, reporting to our Senior Vice President, Human Resources.

●   Corning signed the 2020 Board Challenge pledge to increase diversity among boards of U.S. companies. Corning has added two Black directors and one female director in the past three years, bringing our total to three Black and four female directors.

●   In 2021, Corning established the North Carolina A&T University scholars program, to which Corning will donate $5.5 million over five years to provide more than 50 scholarships to increase student diversity in STEM education and careers.

●   With a goal to hire more black teachers in local school districts, Corning’s Office of Racial Equity and Social Unity (ORESU) created an incentive package based on partial loan repayment to recruit new teachers, resulting in the hiring of four new teachers of color and the creation of new avenues for reaching diverse teaching talent.

●   As part of its global DE&I education and awareness initiative, in 2021 Corning’s ORESU team rolled out Intersections, a digital learning series and resource database to promote employee education and thoughtful dialogue, as well as Unconscious Bias training to the Company’s global salaried workforce.

HUMAN CAPITAL MANAGEMENT

●   Corning believes in equal pay for equal work and annually tracks and implements actions to maintain 100% pay equity globally. In 2021, Corning achieved 100% gender pay equity amongst our global salaried workforce. In the U.S., we also maintained minority versus majority pay equity.

●   Corning provides compensation that always meets, and very often significantly exceeds, minimum wage requirements in all the jurisdictions we operate in. We are currently in the process of researching and gathering living wage standards and data by country and identifying any gaps in meeting living wage standards in all countries where we have significant operations. Our preliminary analysis, starting with the countries where Corning has the greatest number of employees, indicates that Corning provides compensation that would meet or exceed a higher living wage standard.

●   Corning’s Human Rights Policy is available at corning.com/worldwide/en/sustainability/people/ human-rights-policy.html.

●   Corning’s 2021 EEO-1 Report is available at corning.com/worldwide/en/sustainability/people/ diversity/eeo-1-report.html.

CORNING 2022 PROXY STATEMENT	11

Proxy Statement Summary

Supply Chain Sustainability

Corning is committed to a strategic, integrated and socially responsible supply chain – one that reflects our seven core Values, all the time, all around the world. Even when faced with a global pandemic, our commitment is unwavering. We are dedicated to not only living our Values ourselves, but holding our suppliers accountable to do the same. Our Values are embedded in our Supplier Code of Conduct – enforcement of the Code is of utmost importance and we proactively leverage tools and processes to manage our suppliers, holding them to the highest degree of ethical and socially responsible standards. We work to ensure compliance to all laws and regulations, with particular focus on those which seek to put an end to forced labor and human trafficking, and we continuously look for ways to expand the scope of our efforts to the benefit of all involved.

Corning is committed to a strategic, integrated and socially responsible supply chain – one that reflects our seven Values, all the time, all around the world

Environment	Social	Governance

   Sustainable Procurement – ensure the suppliers we select share our values and adhere to the environmental standards contained in our Supplier Code of Conduct; Integration of sustainability into core supply chain sourcing/audit processes

   Eco-Friendly Products – proactively engage with suppliers that provide ecofriendly products

   Carbon Footprint – work closely with supply chain partners to identify opportunities to reduce overall carbon footprint

   Human Rights – Achieved Top Quartile score on multiple 2021 external assessments, including CHRB, MSCI and JPMC

   Responsible Materials Sourcing – committed to the responsible sourcing of minerals in an ethical and sustainable manner

   Supplier Diversity – working to increase products and services obtained directly from diverse suppliers and actively participating in key organizations such as NGLCC, NMSDC, and WBENC

   Board Oversight – The Corporate Responsibility and Sustainability Committee has formal oversight of ESG-related supply chain policies

   Supply Chain Sustainability Team – dedicated team to ensure supply chain sustainability (social and environmental)

   Supply Chain Social Responsibility Training – in 2020, launched awareness training for strategic preferred suppliers to reinforce the Supplier Code of Conduct

Recent Achievements

   Achieved 59% towards our objective to have 100% of our high risk and contract manufacturing suppliers certified socially responsible by 2025

   Leveraged Corning’s Responsible Mining Initiative in assessing the suppliers that represent 75% of our spend in the mining supply chain

12	CORNING 2022 PROXY STATEMENT

Proxy Statement Summary

Supporting Sustainable Communities

Throughout its history, Corning has routinely made contributions to civic, educational, charitable, cultural and other institutions that improve the quality of life and increase the resources of the communities in which it operates, making Corning more attractive to employees.

The Company undertakes its philanthropic activities both directly as well as indirectly through The Corning Incorporated Foundation (the Foundation), a separate 501(c)(3) organization. We believe in being an active corporate citizen and the Foundation directs its grant-making toward the communities where Corning operates and its employees live, enabling initiatives in four areas: education, culture, human services and volunteerism. In 2021, Corning donated $3.8 million to the Foundation, and the Foundation disbursed approximately $4.8 million, in direct grants to non-profit organizations which includes grants made under the Foundation’s Employee Programs (Employee Matching Gifts, Dollars for Doers, Vibrant Community Grants and Excellence in Volunteerism Awards). Additional information about the Foundation can be found at corningfoundation.org.

A sampling of the ways that the Foundation made an impact in our communities in 2021 included grants in support of the following organizations:

●	The Foodbank of the Southern Tier, in support of an internal organizational assessment of equity and inclusivity as well as an external assessment of underserved populations
●	The John W. Jones Museum, in support of the commission and construction of a statue depicting John W. Jones as he helps fugitive slaves along the Underground Railroad
●	North Carolina State University, to support equipping North Carolina residents to have equitable access to the internet and education
●	Give2Asia, in support of COVID-19 efforts in Delhi and Pune India through the Sustainable Environment and Ecological Society (SEEDS)
●	Monroe Community College (MCC), in support of education and practical training in the field of optics. Corning Incorporated also created the Technician Pipeline Program at MCC which includes a two-year scholarship to earn an AAS degree in optics at MCC, an annual salary while in the program, and full-time technician role upon graduation.
●	Clarkson University, to support implementation of the Student Spaceflight Experiment Program (SSEP) with four regional school districts in Canton, NY
●	The ARTS Council of the Southern Tier, for Southern Tier arts and cultural organizations to provide innovative and hands-on arts and cultural programming to youth to address the summer learning loss exacerbated by COVID-19
●	Jasper-Troupsburg Central School District, in support of helping the high school procure teacher classroom supplies after Hurricane Fred and flooding rendered the school unusable for the 2021-2022 school year

Corning’s direct giving includes annual contributions to both local and international cultural and educational institutions. In particular, Corning is proud to support The Corning Museum of Glass (CMOG) – the world’s leading glass museum. Beyond just a key cultural and community hub, CMOG also provides Corning with a unique innovation crucible where our glass scientists and experts collaborate with glass artists and designers to creatively explore the novel properties of glass and innovate new uses in an environment uninhibited by traditional commercial boundaries. In a small community, our employees, including executives and their families, inevitably have relationships with the non-profit organizations that receive such contributions from the Company. Wendell P. Weeks (chairman and CEO), Jeffrey W. Evenson (executive vice president and chief strategy officer), Edward A. Schlesinger (executive vice president and CFO) and David L. Morse (executive vice president and chief technology officer) serve on the CMOG board of trustees. In 2021, Corning provided cash and non-cash contributions of services to CMOG of approximately $39 million.

Corning provides financial support to the Alternative School for Math and Science (ASMS), a private middle school located in Corning, New York, with an advanced curriculum focused on science and math. Currently, children of Corning employees represent approximately 57% of its enrollment. In 2021, Corning’s non-cash contributions totaled approximately $1.6 million and cash contributions totaled $346,000. Kim Frock Weeks (spouse of Wendell P. Weeks, our chairman and CEO) serves on the ASMS board of trustees and also serves as executive head of school but receives no salary or benefits in this role.

CORNING 2022 PROXY STATEMENT	13

Proxy Statement Summary

2021 Executive Compensation Program

As shown below, in 2021 approximately 90% of our CEO’s target total compensation and 83% of the other Named Executive Officers’ (NEOs) target total compensation (in both cases excluding employee benefits and perquisites), was variable and dependent on Corning’s business, operating and financial performance or stock price.

2021 Compensation Components
CEO	ALL OTHER NEOs

RSUs – Restricted Stock Units

PSUs – Performance Stock Units

CPUs – Cash Performance Units

14	CORNING 2022 PROXY STATEMENT

Proxy Statement Summary

2021 Pay Components

Pay Component	Form and Payout Method	Purpose	Award Value
Base Salary	Cash - fixed	● Fixed portion of annual cash income	● Value of role in competitive marketplace ● Value of role to the Company ● Skills and performance ● Internal equity
Short-Term Incentives ● GoalSharing Plan	Cash - variable	● Variable portion of annual cash income ● Focus all employees on delivering annual unit and business scorecard objectives	● Available to all employees; generally targeted at 5% of base salary based on annual corporate performance and business unit objectives
● Performance Incentive Plan (PIP)	Cash - variable	● Variable portion of annual cash income ● Provide additional incentive to deliver annual corporate and business financial plans

●  Target awards are set individually based on the competitive marketplace and level of experience

●  Payouts for NEOs are based on a combination of corporate financial performance and the average financial performance of our five Market-Access Platforms (MAPs)

Long-Term Incentives (LTI) ● Cash Performance Units ● Performance Stock Units ● Restricted Stock Units	25% cash and 75% stock, 70% performance-based (CPUs and PSUs) and 30% time-based (RSUs)	● Focus executives on long-term results ● Align the long-term interests of executives and shareholders ● Ensure equity ownership for executive team

●  Target awards are based on competitive marketplace, level of executive, skills and performance

●  Actual value earned relative to target is based on corporate performance against pre-set goals and stock price performance over the three-year performance period

●  ROIC performance over the three-year performance period may increase or decrease earned CPUs and PSUs by up to 10%

All Other: ● Benefits ● Perquisites ● Severance Protection	Ongoing or Event-Driven	● Support the health and security of our executives, and their ability to plan for retirement ● Enhance executive productivity	● Competitive marketplace ● Level of executive ● Standards of good governance

Our Metrics and Why We Use Them

Core Earnings per Share (Core EPS):	Adjusted Free Cash Flow:

Core EPS is our key measure of profitability. Corning budgets for share repurchases in establishing both financial and compensation annual targets.

Core Net Sales:

Growing core net sales — both organically through innovation and through acquisitions — remains critical to our short-and long-term success.

Strong cash generation enables us to invest in future growth, sustain leadership and provide returns to shareholders, as well as remain financially strong during periods of uncertainty. It also requires us to carefully manage our capital investments.

Return on Invested Capital (ROIC):

We focus on ROIC because it reflects our ability to generate returns from the capital we have deployed in our operations. The Cash Performance Units (CPUs) payout and Performance Stock Units (PSUs) earned are increased or decreased up to 10% based on Corning’s ROIC over the three-year performance period.

Core net sales is a primary indicator of Corning’s long- and short-term success. Evaluating performance against predetermined net sales metrics provides insight into how well the Company has retained sales, as well as progress against sales growth targets, accounting for both organic growth efforts and the impact of acquisitions. We use core net sales as a performance measure in our annual bonus plans (GoalSharing and PIP) because those plans impact every employee through GoalSharing and over 7,800 employees through PIP. In this way, every employee has line-of-sight to Corning’s sales growth goals. Core net sales is also included as a performance measure in the LTI plan, impacting approximately 350 senior executives and key employees, because those employees are responsible for driving the short and long-term financial growth of the Company. Incorporating net sales performance into both GoalSharing and the LTI allows for a comprehensive evaluation of Corning’s ability to establish sustainable sales growth while also addressing near-term market fluctuations. It is a “duplicate goal” for only about 350 our of approximately 61,000 employees, and the Compensation Committee and Company believe the increased focus on core net sales growth is appropriate for that smaller group of executives given the importance of sales growth for Corning over time.

CORNING 2022 PROXY STATEMENT	15

Proxy Statement Summary

2021 Compensation Plan Payout Percentages

The following table reflects our 2021 compensation plan’s payout percentages based on our 2021 financial performance:

SHORT TERM INCENTIVES

ANNUAL CASH BONUS – GOALSHARING

Components	Weighting	% of target earned
Corporate financial performance	25%	198%
Average all unit plans (>100 units)	75%	132%
2021 payout (% of target)		149%*

* Equal to 7.44% of base salary for each NEO based on a 5% target.

ANNUAL CASH BONUS – PIP

Components	Weighting	% of target earned
Corporate financial performance	50%	198%
Average of 5 MAPs financial performance	50%	131%
2021 payout (% of target)		165%

LONG TERM INCENTIVE PLAN

CASH PERFORMANCE UNITS AND PERFORMANCE STOCK UNITS (70% OF LTI TARGET — 2021 PERFORMANCE RESULTS)

Components	Weighting	% of target earned
Adj Free Cash Flow	70%	164%
Core Net Sales	30%	200%
2021 blended performance result		175%

LTI PLAN PAYOUT FOR 3-YEAR PERIOD ENDING DECEMBER 31, 2021*
Components		% of target earned, 2019-2021 performance
2019 performance result		62%

2020 performance result		181%
2021 performance result		175%
2019-2021 average performance		139%

ROIC MODIFIER		+3%

2019-2021 average performance	×	ROIC Modifier	=	Final % payout of 2019 target CPUs

139% × 103% = 143% Final Payout

*	The first payout of PSUs, initially granted in 2020, will be paid in 2023 and therefore are not reflected in this table.

16	CORNING 2022 PROXY STATEMENT

Proxy Statement Summary

Our Director Nominees

All director nominees are independent with the exception of Mr. Weeks.

Name and Primary Occupation	Age	Director since	Committee Memberships*	Other Public Company Boards
Donald W. Blair Retired Executive Vice President and Chief Financial Officer, NIKE, Inc.	63	2014	● Audit ● Finance	1
Leslie A. Brun Chairman and Chief Executive Officer, Sarr Group, LLC	69	2018	● Audit ● Compensation	2
Stephanie A. Burns Retired Chairman and Chief Executive Officer, Dow Corning Corporation	67	2012	● Audit ● Corporate Responsibility (Chair)	2
Richard T. Clark, Lead Independent Director Retired Chairman, Chief Executive Officer and President, Merck & Co., Inc.	76	2011	● Compensation ● Executive ● Governance	1
Pamela J. Craig Retired Chief Financial Officer, Accenture plc.	65	2021	● Audit ● Corporate Responsibility	3
Robert F. Cummings, Jr. Retired Vice Chairman of Investment Banking, JPMorgan Chase & Co.	72	2006	● Executive ● Finance (Chair) ● Governance	0
Roger W. Ferguson, Jr. Retired President and Chief Executive Officer, TIAA	70	2021	● Compensation ● Governance	3
Deborah A. Henretta Retired Group President of Global E-Business, Procter & Gamble Company	60	2013	● Corporate Responsibility ● Information Technology	3
Daniel P. Huttenlocher Dean, MIT Stephen A. Schwarzman College of Computing	63	2015	● Finance ● Information Technology	1
Kurt M. Landgraf Retired President, Washington College	75	2007	● Audit (Chair) ● Compensation ● Executive	0
Kevin J. Martin Vice President, US Public Policy, Meta Platforms, Inc.	55	2013	● Corporate Responsibility ● Governance	0
Deborah D. Rieman Retired Executive Chairman, Metamarkets Group	72	1999	● Compensation (Chair) ● Information Technology	0
Hansel E. Tookes II Retired Chairman and Chief Executive Officer, Raytheon Aircraft Company	74	2001	● Compensation ● Executive ● Governance (Chair)	1
Wendell P. Weeks Chairman and Chief Executive Officer, Corning Incorporated	62	2000	● Executive (Chair)	1
Mark S. Wrighton Interim President, George Washington University	72	2009	● Finance ● Information Technology (Chair)	1

*Audit = Audit Committee; Compensation = Compensation Committee; Corporate Responsibility = Corporate Responsibility and Sustainability Committee; Executive = Executive Committee; Finance = Finance Committee; Governance = Nominating and Corporate Governance Committee; Information Technology = Information Technology Committee

CORNING 2022 PROXY STATEMENT	17

Proxy Statement Summary

Governance Highlights

Corning is committed to maintaining strong corporate governance as a critical component of driving sustained shareholder value. The Board of Directors continually monitors emerging best practices in governance to best serve the interests of the Company’s stakeholders.

The following is a brief overview of some of our most notable corporate governance practices and policies:

●	We contacted holders of approximately 54% of our common stock last year to discuss our executive compensation programs and corporate governance practices and engaged with holders of approximately 39% of our common stock on these matters;
●	We ensure alignment of our corporate governance practices with the Investor Stewardship Group’s corporate governance Principles for U.S. Listed Companies (see page 19);
●	Our Board through its committees provides direct oversight of environmental, social and governance risks and issues (see page 31);
●	We adopted the principles embodied in the Shareholder-Director Exchange (SDX) Protocol; and
●	Qualifying shareholders are permitted to include director nominees in the proxy statement (proxy access).

The Corporate Governance section beginning on page 19 describes our governance framework, which includes the following:

✓  Annual election of all directors

✓  Majority vote standard for the election of directors in uncontested elections

✓  Active shareholder engagement, including by directors, to directly gather investor perspectives

✓  Active, engaged and experienced Lead Independent Director

✓  Independent board committees, with all committees (except the Executive Committee) consisting entirely of independent directors

✓  Regular executive sessions of independent directors

✓  Market competitive director compensation program designed to support and reinforce our governance principles

✓  Robust stock ownership guidelines for directors and key executive officers

✓  Prohibition on pledging, hedging or trading in derivatives of the Company’s stock for directors and employees

✓  Clawback policy for executive incentive compensation in the event of certain financial restatements

Shareholder Communication

Communicating with shareholders, particularly about our strategic priorities, is critically important to Corning. We communicate with our shareholders through a number of channels, including quarterly earnings calls, U.S. Securities and Exchange Commission (SEC) filings, Investor Days, investor conferences, our website at corning.com and other electronic communications. Our executives and Board members also routinely engage with investors through in-person meetings and calls.

In addition to regular discussions regarding our strategic priorities, we also conduct regular shareholder outreach to understand perspectives on our governance practices including our sustainability initiatives, Board composition, human capital management, and executive compensation. We value direct interaction with our shareholders, and their feedback is shared with our Board of Directors to inform decision making.

In 2021, as part of our shareholder governance outreach:

●	we contacted holders of approximately 54% of our outstanding shares and met with institutional shareholders representing approximately 39% of our outstanding shares;
●	we discussed a variety of topics including our COVID-19 response, initiatives in the area of diversity and inclusion, equity and social unity, sustainability and environmental stewardship, executive compensation, and Board composition and experience; and
●	investors were complimentary of our new GHG reduction goals, gender pay equity success, board diversity, our actions taken in response to the COVID-19 pandemic, and continue to be pleased with our strategic priorities and business results.

More information on our shareholder engagement can be found on page 55.

18	CORNING 2022 PROXY STATEMENT

Corporate Governance
and the Board of Directors

Corporate Governance

Our Board of Directors employs practices that foster effective Board oversight of critical matters such as strategy, management succession planning, financial and other controls, risk management and compliance. The Board reviews our major governance policies, practices and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes and recognized best practices. Corning also aligns its corporate governance practices with the Investor Stewardship Group’s (ISG) Corporate Governance Framework for U.S. Listed Companies.

The following sections provide an overview of our corporate governance structure and processes, including key aspects of our Board operations, and how they align with the ISG Principles.

Practice	Description
ISG Principle 1: Boards are accountable to shareholders
Annual election of directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.
Majority voting standard for director elections	Our by-laws mandate that directors be elected under a “majority voting” standard in uncontested elections. Each director nominee must receive more votes “For” his or her election than votes “Against” in order to be elected.
Proxy access	Eligible shareholders may include their director nominees in our proxy materials.
No poison pill	Corning does not have a poison pill.
ISG Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest
One-share, One-vote	Corning has one class of voting stock. Each share is entitled to one vote.
ISG Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives
Shareholder engagement	Our investor relations team maintains an ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results. In 2021, we reached out to investors representing approximately 54% of our outstanding shares and engaged with shareholders representing approximately 39% of our shares. Management and directors engage on governance, our strategic priorities, compensation, human capital management topics such as sustainability matters with our largest shareholders’ governance teams.
ISG Principle 4: Boards should have a strong, independent leadership structure
Lead Independent Director	Our Corporate Governance Guidelines require a Lead Independent Director with specific responsibilities to ensure independent oversight of management whenever our CEO is also the Chair of the Board. As former Chairman, Chief Executive Officer and President of Merck & Co., Inc., our Lead Independent Director, Richard T. Clark, brings deep leadership experience to the role. See page 21.
Annual Evaluation of Leadership Structure	The Board considers the appropriateness of its leadership structure annually and discloses in the proxy statement why it believes the current structure is appropriate. See page 21.

CORNING 2022 PROXY STATEMENT	19

Corporate Governance and the Board of Directors

Practice	Description
ISG Principle 5: Board should adopt structures and practices that enhance their effectiveness
Independence	Our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Currently, all directors but one (or 93%) are independent. Except for our Executive Committee, each of our Board committees consists entirely of independent directors. See page 27.
Skills and qualifications	Our Board is composed of accomplished professionals with deep experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board. A matrix of relevant skills can be found on page 36.
Commitment to Diversity	The Board seeks to achieve diversity among its members and is committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen. See page 26.
Director tenure	The current average tenure of members of our Board, excluding our CEO Mr. Weeks, is 9.9 years. Our director retirement policy requires a director to retire at the annual meeting of shareholders following the director’s 78th birthday. In addition, a director is required to submit an offer of resignation for consideration by the Board upon any significant change in the director’s principal employment or responsibilities.
Director overboarding	Corning values director participation on other public company boards as a means of adding depth to our governance and risk oversight practices. However, we have a policy to help provide confidence that each of our directors can dedicate the meaningful amount of time necessary to be a highly effective member of the Corning Board. Absent review and approval by the Nominating and Corporate Governance Committee, a non-employee director may serve on no more than three other public company boards and an employee director may serve on no more than two other public company boards.
Board and committee evaluations	The Board and each committee conducts an annual review of its effectiveness. The Chair of the Nominating and Corporate Governance Committee, as part of the Board evaluation, annually interviews each director and solicits feedback regarding the Board’s composition, performance, effectiveness and areas of focus. From those discussions, the Chair of the Nominating and Corporate Governance Committee reports the results of the self-evaluation to the full Board, composes a list of action items and follows-up to ensure implementation.
Meeting attendance	The Board met seven times in 2021. Directors attended 99% of combined total Board and applicable committee meetings in 2021. See page 33.
ISG Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company
Robust stock ownership guidelines	We require robust stock ownership for directors (5x annual cash retainer), CEO (6x base salary), and other NEOs and Senior Leadership Team members (3x base salary). See page 48.
Shareholder support for executive compensation	Corning’s executive compensation program received 91% shareholder support in 2021 and has averaged 92% shareholder approval over the past three years.
Committee oversight of executive compensation	The Compensation Committee annually reviews and approves the executive compensation program’s design, goals and objectives for alignment with our business objectives and general compensation strategies. See page 56.
Long- and short-term goals drive executive compensation	Our annual and long-term incentive programs are designed to reward financial and operational performance in support of Corning’s strategic priorities, a topic on which management regularly engages shareholders.
Clear communication of economic drivers of executive compensation	The proxy statement clearly communicates the link between management incentive compensation plans and the Company’s short- and long-term performance.

20	CORNING 2022 PROXY STATEMENT

Corporate Governance and the Board of Directors

Board Leadership Structure

The Board regularly considers the issue of board leadership in committee meetings and executive sessions of the independent directors. As the Board reviews its leadership structure, it considers a variety of factors, with particular focus on those described on page 36. The Company’s Corporate Governance Guidelines provide that the Board must annually review whether the role of Chairman should be a non-executive position or combined with that of the CEO. In February 2022, the Board determined that, at the present time, our combined Chairman and CEO, supported by our Lead Independent Director, continues to provide strong leadership and oversight and ensures effective functioning of management and the Company. Mr. Weeks’ knowledge of the Company makes him best suited to set the Board’s agenda and serve as a strategic liaison between management and the Board in order to enhance the Company’s ability to carry out its strategic plans. Richard T. Clark was re-appointed to the role of Lead Independent Director by the independent directors effective February 2, 2022, pursuant to the requirement of our Corporate Governance Guidelines that when the Chairman and CEO roles are combined, the independent directors annually appoint a Lead Independent Director from their membership. Mr. Clark’s understanding of the Company and the industry, his experience on other public boards, and his management expertise as the former Chairman, Chief Executive Officer and President of Merck & Co., Inc. enables him to assure independent board leadership at the Company.

Lead Independent Director

Richard T. Clark, retired Chairman, Chief Executive Officer and President of Merck & Co., Inc. is our current Lead Independent Director. His regular duties include:

●   presiding at all meetings at which the Chair is not present, including executive sessions of the independent directors (which are held at every Board meeting);

●   leading the Board’s oversight of Corning’s strategic priorities;

●   facilitating regular CEO performance reviews and ongoing management succession planning reviews;

●   participating in conversations with the Company’s shareholders;

●   serving as liaison between the Chair and the independent directors;

●   approving Board meeting agendas and schedules;

●   approving the type of information to be provided to directors for Board meetings;

●   calling meetings of the independent directors when necessary and appropriate;

●   performing such other duties as the Board may from time to time designate;

●   meeting with the CEO after regularly scheduled Board meetings to provide feedback on the independent directors’ deliberations; and

●   regularly speaking with the CEO between Board meetings to discuss matters of concern, often following consultation with other independent directors.

CORNING 2022 PROXY STATEMENT	21

Corporate Governance and the Board of Directors

Committees

As of the date of this filing, the Board has 15 directors and the following seven committees: (1) Audit Committee; (2) Compensation Committee; (3) Corporate Responsibility and Sustainability Committee; (4) Executive Committee; (5) Finance Committee; (6) Information Technology Committee; and (7) Nominating and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board except the Executive Committee, which operates pursuant to Corning’s by-laws. The committee charters and the by-laws are available on our website at investor.corning.com/investor-relations/governance/overview/default.aspx. Each committee reviews and reassesses the adequacy of its charter annually, conducts annual evaluations of its performance with respect to its duties and responsibilities as laid out in the charter, and reports regularly to the Board with respect to the committee’s activities. Additionally, the Board and each of the committees has the authority to retain outside advisors as the Board and/or each committee deems necessary.

Board committee membership is set forth below. “C” denotes Chair of the committee.

	Donald W.Blair	Leslie A. Brun	Stephanie A. Burns	Richard T. Clark	Pamela J. Craig	Robert F. Cummings, Jr.	Roger W. Ferguson, Jr.	Deborah A. Henretta	Daniel P. Huttenlocher	Kurt M. Landgraf	Kevin J. Martin	Deborah D. Rieman	Hansel E. Tookes II	Wendell P. Weeks	Mark S. Wrighton
Board Committees
Audit										C
Compensation												C
Corporate Responsibility and Sustainability			C
Executive														C
Finance						C
Information Technology															C
Nominating and Corporate Governance													C

22	CORNING 2022 PROXY STATEMENT

Corporate Governance and the Board of Directors

Corning’s Board of Directors met seven times in 2021. Its committees and their functions are as follows:

Committee	Primary Responsibilities
Audit(1) Number of Meetings in 2021: 9

●   Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the independent registered public accounting firm and (iii) Corning’s compliance with legal and regulatory requirements

●   Approves the appointment of Corning’s independent registered public accounting firm, oversees the firm’s qualifications, independence and performance, and determines the appropriateness of fees for the firm

●   Reviews the effectiveness of Corning’s internal control over financial reporting, including disclosure controls and procedures

●   Reviews the results of Corning’s annual audit and quarterly and annual financial statements

●   Regularly reviews our enterprise risk management program; monitors legal and regulatory risks by regular discussions with management; evaluates potential risks related to accounting, internal control over financial reporting and tax planning

Compensation(2) Number of Meetings in 2021: 6

●   Establishes Corning’s goals and objectives with respect to executive compensation

●   Evaluates the CEO’s performance in light of Corning’s goals and objectives

●   Recommends to the Board compensation for the CEO and other elected officers and senior executives

●   Recommends to the Board the compensation arrangements for all directors, elected officers and other key executives

●   Oversees Corning’s equity compensation plans and makes recommendations to the Board regarding incentive plans

●   Monitors potential risks related to the design and administration of compensation plans and policies, and benefits and perquisites plans and policies, including performance-based compensation programs, to promote appropriate incentives in line with shareholder interest that do not promote excessive risk-taking

Corporate Responsibility and Sustainability Number of Meetings in 2021: 5

●   Assists the Board in fulfilling its oversight responsibility by reviewing Corning’s strategies and policies in, and overseeing risks related to, the areas of public relations and reputation, human capital management and employee relations, government and public policy, sustainability and community responsibility. These areas include:

-   Corning’s sustainability program and environmental responsibilities, including sustainability goals, environmental and social policies and practices, and energy and water management strategies

-   safety and health policies and practices, compliance, and human capital management matters such as code of conduct, diversity and inclusion, human rights and labor matters

-   Political and lobbying activities, and relationships with significant governmental agencies in the countries in which the Company operates, and lobbying and political contributions

-   Corporate identity, investor relations, media relations (including social media), crisis communications, and product liability

-   Charitable contribution strategies, and significant projects undertaken to improve communities within which the Company has significant operations and employment

Executive Number of Meetings in 2021: 5	● Serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board, and is authorized to act for the full Board on matters other than those items specifically reserved by New York law to the Board

CORNING 2022 PROXY STATEMENT	23

Corporate Governance and the Board of Directors

Committee	Primary Responsibilities
Finance Number of Meetings in 2021: 5

●   Reviews all potential material transactions, including mergers, acquisitions, divestitures and investments in third parties

●   Reviews capital expenditure plans and capital projects

●   Monitors Corning’s short- and long-term liquidity

●   Reviews Corning’s tax position and strategy

●   Reviews and recommends for approval by the Board declaration of dividends, stock repurchase programs, and short- and long-term financing transactions

●   Monitors strategic risks related to financial affairs, including capital structure and liquidity risk, transaction execution risk, credit and counterparty risk, market risk, and foreign exchange risk; reviews the policies and strategies for managing financial exposure and contingent liabilities

Information Technology Number of Meetings in 2021: 6

●   Provides oversight of the Company’s information technology strategy and digital enablement and related investments

●   Monitors the effectiveness of, and risks related to, information technology systems, data integrity and protection; information security and cybersecurity programs (which are on the agenda at each Committee meeting); disaster recovery capabilities and business continuity plans

Nominating and Corporate Governance(3) Number of Meetings in 2021: 5

●   Determines the criteria for selecting and assessing director nominees, identifies individuals qualified to become Board members, reviews candidates recommended by shareholders, and recommends to the Board director nominees to be proposed for election at the annual meeting of shareholders

●   Monitors significant developments in the regulation and practice of corporate governance

●   Monitors potential risks related to governance practices by reviewing succession plans and performance evaluations of the Board and CEO, monitoring legal developments and trends regarding corporate governance practices, and evaluating related party transactions

●   Assists the Board in assessing the independence of directors and reviews transactions between Corning and related persons that are required to be disclosed in our filings with the SEC

●   Identifies Board members to be assigned to the various committees

●   Oversees and assists the Board in the review of the Board’s performance

●   Reviews activities of Board members and senior executives for potential conflicts of interest

(1)	The Board of Directors has determined that each member of the Audit Committee satisfies the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the SEC. The Board also determined that each member of our Audit Committee is financially literate and Mr. Landgraf, Mr. Blair, Mr. Brun, Dr. Burns, and Ms. Craig are “audit committee financial experts” within the meaning of the applicable SEC rules.
(2)	The Board of Directors has determined that each member of the Compensation Committee satisfies the applicable compensation committee independence requirements of the NYSE and the SEC.
(3)	The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE.

24	CORNING 2022 PROXY STATEMENT

Corporate Governance and the Board of Directors

Board Composition

Our Board is responsible for the oversight and success of our Company. We seek to maintain a mix of directors who bring strong leadership, diverse perspectives, a broad range of skills relevant to Corning and depth of experience to their positions. Our board is high-functioning and engaged. A supermajority of independent directors ensures robust debate and challenged opinions in the boardroom, while diversity of gender, age, ethnicity and expertise contributes to a wide range of views. Our Board includes four women, three African-Americans, and four directors who hold science, technology or mathematics Ph. Ds. We also have two decades of age diversity among our directors, with their ages ranging between 55 and 76 years. We also value the broad corporate governance experience of directors who have served on the boards of other public companies, which adds additional rigor to our governance and risk oversight practices.

Board of Directors Snapshot

INDEPENDENCE	TENURE	AGE	DIVERSITY
14 Independent	0-5 years: 3 6-10 years: 6 11-15 years: 3 16-20 years: 1 20+ years: 2 Average Director Tenure: 10.6 years	55-60 years: 2 61-65 years: 4 66-70 years: 3 71+ years: 6 Average Age: 68	4 Women 3 Black/African-American

SKILLS AND EXPERIENCE

6 Technology/ Innovation	12 Risk Management	6 Public Company CEO or C-Suite Experience	9 Industry Experience

10 Financial	7 Operations	5 Corporate Governance & Ethics	15 Public Company Director Experience

Board Nomination and Refreshment Process

When considering Board candidates, the Nominating and Corporate Governance Committee considers those factors most relevant to the Company’s needs, including relevant knowledge and experience, diversity of background, and expertise in areas including business, finance, accounting, science and technology, marketing, manufacturing, operations, international business, government and human capital management. The Committee assesses personal qualities of leadership, character, judgment, ethics and reputation; roles and contributions valuable to the business community and the ability to act on behalf

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Corporate Governance and the Board of Directors

of shareholders; whether the candidate is free of conflicts and has the time required for preparation, participation and meeting attendance. Pursuant to the Company’s Corporate Governance Guidelines, the Committee actively seeks out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen. The Board conducts an annual self-evaluation which helps identify skills and experiences to seek in future candidates that would benefit the Company, its stakeholders and the Board. It’s the Company’s practice to add new Board members prior to the anticipated retirement of other members of the Board, in order to maintain appropriate Committee sizes and to ensure continuity of leadership and expertise.

Corning signed the 2020 Board Challenge Pledge to increase diversity among boards of directors for U.S. companies.

The Nominating and Corporate Governance Committee actively seeks out highly qualified women and minority candidates to include in the pool from which Board nominees are chosen. Today, the Company has three Black directors and four women on its 15-person board, and it remains committed to improving diversity.

In the case of incumbent directors, the Nominating and Corporate Governance Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company, if any, during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background, qualifications and skills relevant to Corning’s strategic priorities and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Nominating and Corporate Governance Committee uses multiple sources for identifying director candidates, including executive search firms, its members’ own contacts, and referrals from other directors, members of management and the Company’s advisors. To maintain a pipeline for new directors, the Nominating and Corporate Governance Committee has retained the executive search firm of Spencer Stuart to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services on an ongoing basis. Director candidates recommended by shareholders in the manner described on page 91 will be considered in the same manner in which the Nominating and Corporate Governance Committee evaluates candidates recommended by other sources. In addition, our by-laws permit a group of up to 20 shareholders who have owned a minimum of 3% of our outstanding capital stock for at least three years to submit director nominees for up to the greater of two directors or 20% of the board for inclusion in our proxy statement. See “How Do I Submit A Shareholder Proposal For, Or Nominate a Director For Election At, Next Year’s Annual Meeting” on page 91 of this proxy statement.

The Nominating and Corporate Governance Committee regularly considers the long-term make-up of our Board of Directors and how the composition of our board changes over time. The Nominating and Corporate Governance Committee also considers the skills needed on our board as our business and the markets in which we do business evolve. The board seeks to balance the knowledge and experience that comes from longer-term board service with the new ideas and energy that can come from adding new directors to the board. In the last ten years, we have added 7 new independent directors to the board and have had 5 directors retire. The median tenure for the director nominees of approximately 8 years reflects the balance the board seeks between different perspectives brought by long-serving directors and new directors.

Management Succession Planning

One of the Board’s primary responsibilities is ensuring that Corning has a high-performing management team in place. The Board oversees management succession planning, with our Lead Independent Director facilitating ongoing review and Board approval of succession and management development plans for the CEO and Senior Leadership Team. The goal of this ongoing process is to maximize the pool of internal candidates able to assume top management positions with minimal business interruption. The Board regularly discusses succession planning for the chief executive officer and other senior management positions in executive sessions. The Board has regular engagement with various levels of management at Board and Committee meetings which gives directors additional exposure to the management pipeline.

In 2020, the Board oversaw the reorganization of our operating structure to align management and business teams around our five Market-Access Platforms. The structure includes a Senior Leadership Team of nineteen senior executives, representing a wealth of skills and knowledge developed over many years of service to the Company, whose leadership will be key as Corning navigates the ongoing challenges stemming from the COVID-19 pandemic and prepares for future growth. We believe the strength of this new structure and team is evident in our 2021 performance.

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Corporate Governance and the Board of Directors

Director Independence

Our Board is 93% independent and such independent oversight bolsters our success. Our Board has determined that each of our non-employee directors qualifies as “independent” in accordance with the listing requirements of the NYSE, applicable SEC rules and the Company’s director qualification standards. Mr. Weeks is not independent because he is an executive officer of Corning.

The NYSE listing requirements state that no director may be qualified as “independent” unless our Board affirmatively determines that the director has no material relationship with Corning. When making independence determinations, the Board considers all relevant facts and circumstances which might bar a director from being determined to be “independent,” including the NYSE criteria.

Our Corporate Governance Guidelines require the Board to make an annual determination regarding the independence of each of our directors. In making its independence determinations, the Board considered transactions, if any, that occurred since the beginning of 2019 between Corning and entities associated with our independent directors or members of their immediate family. The Board also reviewed information with regard to each director’s business and personal activities as they may relate to Corning and Corning’s management. It considered that each of Messrs. Martin, Brun and Ferguson, Drs. Huttenlocher and Wrighton, and Ms. Henretta are or were, during the previous three years, an employee, partner or affiliate of a company or organization that had a business relationship with Corning at some time during those years. The Board also considered: that Corning’s business relationships with each such company or organization were ordinary course/arm’s length dealings; no Corning director had a personal interest in, or received a personal benefit from, such relationships; any payments or contributions to or from each of these entities constituted less than the greater of $1 million, or 2% of such entity’s consolidated gross revenues in each of those years; that such relationships arose only from such director’s position as an employee, partner or affiliate of the relevant company with which Corning does business; that such director has no input or direct or indirect material interest in any of the business relationships or transactions; that such director had no role or financial interest in any decisions about any of these relationships or transactions; and that such a relationship does not bar independence under the NYSE listing requirements, applicable SEC rules or Corning’s director qualification standards.

Based on all of the relevant facts and circumstances, the Board concluded that none of the director relationships mentioned above constituted a material relationship with Corning that represents a potential conflict of interest, or otherwise interferes with the exercise by any of these directors of his or her independent judgment with respect to Corning.

Policy on Transactions with Related Persons

The Board of Directors has a policy requiring the full Board or a designated Board committee to pre-approve any transaction involving Corning in which one of our directors, nominees for director, executive officers, or greater than 5% shareholders, or their immediate family members, have a direct or indirect material interest and where the amount involved exceeds $120,000 in any fiscal year. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and approving any such transactions.

In determining whether to approve any such transaction, the Board or relevant committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Corning than transactions involving unrelated parties. No director may participate in any review or approval of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

There were no such transactions requiring review and approval in accordance with this policy during 2021.

Compensation Committee Interlocks and Insider Participation

Messrs. Brun, Clark, Ferguson, Landgraf and Tookes and Dr. Rieman served on the Compensation Committee during 2021. No member of the Compensation Committee that served during 2021 is now, or has ever been, an officer or employee of Corning. No member of the Compensation Committee had any relationship with Corning or any of its subsidiaries during 2021 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. No Corning executive officer currently serves or served during 2021 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on Corning’s Board or Compensation Committee.

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Corporate Governance and the Board of Directors

Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful global business and in fulfilling its fiduciary responsibilities to Corning and our shareholders. While the CEO and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for oversight of the Company’s risk management program. The Board exercises this oversight responsibility directly and through its committees.

Board of Directors (Committee report-outs, discussions with management and annual Board review)

Audit Committee

Reviews our enterprise risk management program; monitors legal and regulatory risks by regular discussions with management; oversees internal and external audit; evaluates potential risks related to accounting, internal control over financial reporting, and tax planning.

Compensation Committee

Monitors potential risks related to the design and administration of compensation plans and policies, and benefits and perquisites plans and policies, including performance-based compensation programs, to promote appropriate incentives in line with shareholder interest that do not promote excessive risk-taking.

Finance Committee

Monitors strategic risks related to financial affairs, including (but not limited to) capital structure and liquidity risk, transaction execution risk, credit and counterparty risk, market risk and foreign exchange risk; reviews the policies and strategies related to tax, financial exposures and contingent liabilities.

Information Technology Committee

Monitors potential risk relating to information technology systems, data integrity and protection; information security; cybersecurity; and disaster recovery and business continuity plans.

Corporate Responsibility and Sustainability Committee

Monitors risks relating to sustainability, employment policy, human capital management, employee relations, supply chain integrity, human rights, political activity, public relations and reputation, community responsibility and environmental, social and governance matters.

Nominating and Corporate Governance Committee

Monitors potential risks related to governance practices by reviewing Board succession plans and performance evaluations, monitoring legal developments and trends regarding corporate governance practices and evaluating potential related party transactions.

Management and the Company’s Risk Council (Updates to Board or relevant Committees on risk exposures and mitigation efforts)

Risks associated with current business status or strategic alternatives are subjected to analysis, discussion and deliberation by management and the Board. Operationally, management reports periodically to the Board on the Company’s enterprise risk management (ERM) policies and procedures, and to the Audit, Information Technology, Finance, and Corporate Responsibility and Sustainability Committees on our top risks and compliance policies and practices. Management also provides a comprehensive annual report of top risks to the Board. Corning’s ERM program utilizes (1) a Risk Council chaired by the Executive Vice President and Chief Financial Officer and composed of Corning management and staff to aggregate, prioritize and assess risks, including strategic, financial, operational, business, reputational, governance and managerial risks; (2) an internal audit department; and (3) a Compliance Council, which reports directly to each of the Audit Committee and Corporate Responsibility and Sustainability Committee and reviews the Company’s compliance with laws and regulations of the countries in which we conduct business.

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Corporate Governance and the Board of Directors

The Board believes that the work undertaken by the committees of the Board, together with the work of the full board and the Company’s management, enables the Board to effectively oversee Corning’s management of risk.

Committee Risk Oversight & Actions Taken Amidst COVID

Board of Directors

The Board’s well defined risk management process and responsibilities facilitate effective oversight

Audit Oversees Enterprise Risk Management and Business Continuity Monitors ERM program, including ongoing risks related to COVID and the integration of ESG risks and opportunities

Compensation

Monitors potential risks related to the design and administration of compensation plans and policies

 Oversaw implementation of pay equity program, worked with management to address Human Capital Management challenges (attraction, retention) as Corning added over 11k net employees in 2021 and launched data gathering phase to begin Living Wage analysis

Finance

Monitors strategic risks related to financial affairs

 Worked with the management to ensure proper liquidity and diligent capital allocation framework – i.e., paying down debt versus extending it. Also, oversaw mitigation of risk related to increased costs of precious metals

Information Technology

Monitors potential risk relating to information technology systems

 Oversaw efficient transition to a remote work environment, acceleration of network capacity expansion and investment, continued enhancements to cyber security preparedness and improvements to manufacturing IT infrastructure

Corporate Responsibility & Sustainability

Monitors ESG risks including public relations, reputation, employment policy and relations, human capital management and political activity

 Oversaw internal adoption of GHG emissions and TCFD disclosures

Nominating and Corporate Governance

Monitors potential risks related to governance practices

 Added two new directors in 2021, ensuring the board is composed of a diverse and experienced team of directors

Management and the Company’s Risk Council (Updates to Board or relevant Committees on risk exposures and mitigation efforts)

Blue: Committee Risk Oversight Mandate
Black: Actions taken in Managing Risk

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Corporate Governance and the Board of Directors

Investing in Risk Management

Positioned to Adapt to Challenging Environments

Corning’s focus on long-term stability allows the Company to be well positioned to respond effectively to challenging operating environments, including the COVID-19 pandemic

Business Continuity & Safety	Strong Balance Sheet	Focused Leadership Oversight

●  Maintain a Corporate Crisis Response Team led by senior management and charged with ensuring proper business continuity functions are in place

●  Maintain a Global Pandemic Plan, designed to address preparedness for a range of critical healthcare situations

●  Our existing Safety & Health & Management Systems model provides a framework to protect our employees in their daily work

●  Generated $1.775 billion in Free Cash Flow in 2021

●  Hold an efficient debt maturity profile with no material debt due in the near-term and the longest average maturity among S&P 500 companies

●  Disciplined capital allocation approach paired with cost control and margin improvement supporting a fortified balance sheet

●  Corning’s leadership team has deep experience in crisis management

●  Eric Musser, promoted to President & COO in 2020, leads operations and oversees our global manufacturing and supply chain

●  Our Board prioritizes effective risk management of our global business and exercises oversight through specific delegation to each committee

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Corporate Governance and the Board of Directors

Environmental, Social and Governance (ESG) Oversight

Rather than concentrating all ESG matters into a single Committee, the Board believes each Committee should maintain oversight over the particular matters that fall within its scope. The appropriate Committees then report to the Board as appropriate. For example:

●	The Corporate Responsibility and Sustainability Committee maintains general oversight of environmental and social risks, with particular responsibility for employee welfare and labor relations, social justice, supply chain integrity, human rights, political activity, community responsibility, and environmental and climate-related matters. It annually reviews the Company’s sustainability strategy.
●	The Audit Committee is responsible for reviewing the Company’s enterprise risk management (ERM) program and business continuity risk procedures, as well as disclosures about relevant risks made in our financial reports and filings.
●	The Compensation Committee reviews matters related to talent and culture, as well as initiatives such as the gender pay equity program.
●	The Information Technology Committee monitors risks related to information technology systems, data integrity and protection, business continuity, information security and cybersecurity and plans for protection of our most important intellectual property assets.
●	The Nominating and Corporate Governance Committee oversees our Corporate Governance Guidelines and the matters governed by those guidelines.
●	The Finance Committee reviews our fiscal policies integral to maintaining enterprise sustainability.

Using this approach, members of each committee are able to leverage their specific subject-matter expertise to oversee and advise the Board on the matters most relevant to their committee’s area of responsibility. In some circumstances, such as our efforts related to our Office of Racial Equity and Social Unity, Board members participate directly in working groups with management. Operating as an integrated whole, our Board is best positioned to manage the ESG risks and issues most impactful to our enterprise and our communities.

Cybersecurity Oversight

Corning recognizes that cyber risks are enterprise-wide and management issues for the Board of Directors to oversee. The Information Technology (IT) Committee of the Board has information security oversight as a key component of its charter and in all meetings it reviews not only cyber incidents, if any, but also corporate actions to improve its cybersecurity posture. Briefings to the Information Technology Committee are presented by Corning’s Chief Information Security Officer in combination with our Chief Digital and Information Officer who review both quarterly activity and long-term cybersecurity strategies of the Company, as well as general cybersecurity trends for possible impact on the Company. Moreover, on an annual basis there is a joint meeting of the IT and Audit Committees to review cybersecurity risks to the Company giving a broader segment of the Board the ability to raise any concerns it may have regarding the Company’s cybersecurity posture and recommend any future changes to controls or procedures. All IT Committee and joint IT/Audit committee meetings are summarized to the full Board with any significant cybersecurity issues being addressed as appropriate. Should a cyber incident rise to the level of a corporate crisis, consistent with the Company’s crisis response protocols, the Board would be engaged.

Assessment of Company Culture

Although a number of the Board’s opportunities to assess Company culture were paused or shifted to virtual formats in 2021 due to ongoing limitations on in-person meetings related to the COVID-19 pandemic, the Board nevertheless continues to maintain the ability to assess Company culture. Even when held virtually, members of the Company’s Senior Leadership Team attend every Board meeting and numerous other members of management attend committee meetings. The Company’s Chief Compliance Officer attends meetings of the Audit Committee and annually reports to the full Board and the Corporate Responsibility and Sustainability Committee. In times when in-person meetings are safe and advisable given

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Corporate Governance and the Board of Directors

the current pandemic, formal dinners and informal lunches with meeting attendees provide Directors insight to how our teams function. When presenting an issue relevant to the Board, full business and technology teams attend to answer the Directors’ questions and to join them at these dinners and lunches. The Board visits our research campus to meet with dozens of employees working on our key innovation initiatives and/or participates in a technology showcase on an annual basis, where our newest initiatives are highlighted and discussed. If the Board is unable to visit our research campus in person, virtual Technology Showcases have been held, where senior innovators demonstrate those products and innovations in the Company’s commercialization pipeline. The Board also meets at different Corning locations – occasionally internationally – to see our manufacturing facilities, meet local managers and employees and explore the Company’s culture. All Company officers and their spouses are invited to attend a Board dinner on an annual basis and have opportunities for direct interaction. The Company looks forward to the return of hosting events in-person when circumstances permit.

Compensation Risk Analysis

Corning does not use compensation policies or practices that create risks that are likely to have a material adverse effect on the Company.

In February 2022, the Compensation Committee reviewed the conclusions of a risk assessment of our compensation policies and practices covering all employees. This type of assessment is conducted annually by a cross-functional team with representatives from Human Resources (Compensation and Benefits), Law and Finance. The Compensation Committee evaluated the levels of risk-taking that potentially could be encouraged by our compensation arrangements, considering the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives, and Corning’s overall risk profile. Identified risk-mitigation features included the following:

●	The mix of cash and equity payouts tied to both short-term financial performance, mid-term financial performance, and long-term value creation;
●	The time vesting requirements in our long-term incentive plans, which help align the interests of employees to shareholders;
●	The use of multiple financial performance metrics that are readily monitored and reviewed, and aligned with the corporate and business unit objectives;
●	The rigorous budget and goal-setting processes that involve both top-down and bottom-up analyses;
●	The use of common performance metrics for incentives across Corning’s management team and all eligible employees with corporate results impacting the compensation of all Corning employees;
●	Internal advisory committees and plan caps that are intended to avoid imprudent risk-taking;
●	Our robust stock ownership, clawback, anti-hedging and anti-pledging policies for NEOs and other employees;
●	Multiple levels of review and approval of awards, including Committee approval of all officer compensation; and
●	Immediate oversight of executive pay matters in mergers and acquisitions and unit compensation throughout the acquisition integration process.

The Compensation Committee concluded that Corning’s executive compensation program is balanced and does not reward excessive financial risk-taking.

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Corporate Governance and the Board of Directors

Board and Shareholder Meeting Attendance

The Board of Directors met seven times during 2021. Attendance at Board and committee meetings averaged 99% in 2021, and each incumbent director attended no less than 91% of the meetings of the Board and committees on which the director served.

The Board has a policy requiring all directors to attend our Annual Meeting, absent extraordinary circumstances. All of our directors attended our 2021 Annual Meeting of Shareholders except for Ms. Craig, who joined the Board on June 29, 2021.

Ethics and Conduct

We are committed to conducting business lawfully and ethically. Our directors, executive officers, and all Corning employees, are required to act at all times with honesty and integrity. We have a comprehensive Code of Conduct that applies to all Corning directors and employees that covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, non-discrimination policies, confidentiality, vendor standards, and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Furthermore, our Code of Ethics for Chief Executive Officer and Financial Executives requires business integrity, avoidance of conflicts of interest, and transparency. Our Board spends meaningful time with executive management at board meetings, and other members of management at other board events, where the relationships developed enable the Board to ensure that the Company maintains a culture of integrity, responsibility and accountability throughout the organization.

We also have a supplemental “Code of Conduct for Directors and Executive Officers” that includes policies calling for strict observance of all laws applicable to our business, requires directors and executive officers to avoid any conflict between their personal interests and the interests of the Company in dealing with suppliers, customers, and other third parties, and imposes standards upon certain conduct in their personal affairs, including transactions in securities of the Company, any Company affiliate, or any unaffiliated organization. Each director and executive officer is expected to be familiar with and to follow these policies to the extent applicable to them. Any employee can provide an anonymous report of an actual or apparent violation of our Codes of Conduct. We will disclose any future amendments to, or waivers from, any provision of our Codes of Conduct involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our website within four business days following the date of any such amendment or waiver. No such waivers were sought or granted in 2021.

Lobbying and Political Contributions Policy

Corning encourages employees to participate in the political process on a personal basis. However, any use of Corning funds, property, resources or employee work time for U.S. political purposes — for example, to any U.S. political party, candidate or government official – is subject to Corning’s Lobbying and Political Contributions Policy and must be approved in advance by Corning’s Government Affairs office. Any contact with members of the U.S. Congress or executive branch officials on behalf of Corning, or any Corning contribution to U.S. government officials or payment related to these officials, must be approved by and coordinated through Corning’s Government Affairs office. Our policy can be found at investor.corning.com/investor-relations/governance/political-contributions/default.aspx.

Communications with Directors

Shareholders and interested parties may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Board has instructed our Corporate Secretary to review correspondence directed to the Board and, at the Corporate Secretary’s discretion, to forward items that are appropriate for the Board’s consideration.

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Corporate Governance and the Board of Directors

Corporate Governance Materials Available on Corning’s Website

In addition to our Corporate Governance Guidelines and Director Qualification Standards, other information relating to Corning’s corporate governance is available on the Investor Relations – Governance – Downloads section of our website at investor.corning.com/investor-relations/governance/overview/default.aspx including:

●	Corporate Governance Guidelines with Director Qualification Standards
●	Corning Incorporated By-Laws
●	Political Contributions and Lobbying Policy
●	Whistleblower Policy
●	Code of Conduct for Directors and Executive Officers
●	Code of Ethics for Chief Executive Officer and Financial Executives
●	Our Code of Conduct
●	Audit Committee Charter
●	Compensation Committee Charter
●	Corporate Responsibility and Sustainability Committee Charter
●	Finance Committee Charter
●	Information Technology Committee Charter
●	Nominating and Corporate Governance Committee Charter

34	CORNING 2022 PROXY STATEMENT

Proposal 1

Election of Directors

Board of Directors’ Qualifications and Experience

Our Board comprises accomplished professionals with diverse skills and areas of expertise. The broad range of knowledge and opinions represented on our Board is one of its core strengths. Moreover, we believe our directors’ wide range of professional experiences, backgrounds and education provides significant value to the Company, and we intend to continue leveraging this strength.

Ms. Craig was appointed to the Board at its June 29, 2021 meeting after being recommended to the Nominating and Corporate Governance Committee by its third-party search firm. She is standing for election for the first time following her appointment.

The following table describes key competencies and skills of our directors who are standing for re-election.

All directors other than Mr. Weeks are independent. Mr. Clark is the Lead Independent Director.

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Proposal 1 Election of Directors

	Donald W. Blair	Leslie A. Brun	Stephanie A. Burns	Richard T. Clark	Pamela J. Craig	Robert F. Cummings, Jr.	Roger W. Ferguson, Jr	Deborah A. Henretta	Daniel P. Huttenlocher	Kurt M. Landgraf	Kevin J. Martin	Deborah D. Rieman	Hansel E. Tookes II	Wendell P. Weeks	Mark S. Wrighton
Knowledge, Skills and Experience
Public Company Board Experience
Financial
Risk Management
Accounting
Corporate Governance and Ethics
Legal/Regulatory
HR/Compensation
Operations
Strategic Planning/Oversight
Cybersecurity/Information Security
Technology/Innovation
Mergers and Acquisitions
Industry Experience
Academia/Education
Demographics
Black/African American
Asian/Pacific Islander
White/Caucasian
Hispanic/Latino
Native American
Gender
Male
Female
Board Tenure
Years	7	3	10	10	<1	15	1	8	7	14	9	22	20	21	13

After considering the recommendations of the Nominating and Corporate Governance Committee, the Board has nominated the persons described below to stand for election. All of the nominees, except for Ms. Craig, whose effective date of Board membership was June 29, 2021, were elected by Corning’s shareholders at the 2021 Annual Meeting. All of the nominees have consented to being named in this proxy statement and to serve as director if elected or re-elected. The Board believes that each of these nominees is qualified to serve as a director of Corning in light of their respective skills and qualifications, as further described below. Equally important, the Board believes this combination of backgrounds, skills and experiences creates a Board that is well-equipped to exercise oversight responsibilities for Corning’s shareholders and other stakeholders.

If elected by our shareholders, the fifteen director nominees will serve for a one-year term expiring at our 2023 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

FOR	Our Board unanimously recommends that shareholders vote FOR all of our director nominees.

36	CORNING 2022 PROXY STATEMENT

Proposal 1 Election of Directors

Corning’s Director Nominees

Age
63
Director Since
2014

Committees

● Audit

● Finance

Current Public and Investment Company Directorships

● Dropbox, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● None

Donald W. Blair

Retired Executive Vice President and Chief Financial Officer, NIKE, Inc.

Mr. Blair was the executive vice president and chief financial officer of NIKE, Inc. from 1999 to October 2015. Prior to joining NIKE, he served 15 years at PepsiCo, Inc. in a number of senior executive-level corporate and operating unit financial assignments, including chief financial officer roles for PepsiCo Japan (based in Tokyo) and Pepsi-Cola International’s Asia Division (based in Hong Kong). He began his career in 1981 as an accountant with Deloitte Haskins & Sells.

Mr. Blair brings over 38 years of financial expertise and management experience at the international, operational, and corporate levels. He also has proven experience in developing and implementing strategies for delivering sustainable, profitable growth. Mr. Blair’s financial expertise and audit experience are valuable assets to our Finance and Audit committees.

Skills and Qualifications

—  Expertise in finance, audit and management

—  Experience in international business and finance

Age
69
Director Since
2018

Committees

● Audit

● Compensation

Current Public and Investment Company Directorships

● Ariel Alternatives, LLC

● Broadridge Financial Solutions, Inc.

● CDK Global Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● Ariel Investments, LLC

● Hewlett Packard Enterprise Company

● Merck & Co., Inc.

● NXT Capital Inc.

● Praesidium SGR

Leslie A. Brun

Chairman and Chief Executive Officer, Sarr Group LLC

Mr. Brun is chairman and chief executive officer of Sarr Group, LLC, co-founder, chairman and chief executive officer of Ariel Alternatives, LLC, vice chairman and senior advisor of G100 Companies and World 50 and a member of the Council on Foreign Relations. He is also the founder and former chief executive officer and chairman of Hamilton Lane, where he served as chief executive officer and chairman from 1991 until 2005, former lead director of Merck & Co., Inc., a former director and chairman of the board of Automatic Data Processing, Inc., and a former director of Hewlett Packard Enterprise Company. In addition, Mr. Brun also served as a managing director and co-founder of the investment banking group of Fidelity Bank, and as a past vice president in the corporate finance division of E.F. Hutton & Co.

Mr. Brun brings to the board significant financial expertise and operating and management experience, along with extensive public company directorship and committee experience. He also brings broad experience on governance issues facing large public companies.

Skills and Qualifications

—  Expertise in finance, management, investment banking, financial advisory and management across highly regulated and audited industries

—  Extensive corporate governance and public company board experience

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Proposal 1 Election of Directors

Age
67
Director Since
2012

Committees

● Audit

● Corporate Responsibility and Sustainability (Chair)

Current Public and Investment Company Directorships

● HP Inc.

● Kellogg Company

Public and Investment Company Directorships Held During the Past 5 Years

● None

Stephanie A. Burns

Retired Chairman and Chief Executive Officer, Dow Corning Corporation

Dr. Burns has nearly 37 years of global innovation and business leadership experience. Dr. Burns joined Dow Corning in 1983 as a researcher and specialist in organosilicon chemistry. In 1994, she became the company’s first director of women’s health. She was elected to the Dow Corning Board of Directors in 2001 and elected as president in 2003. She served as chief executive officer from 2004 until May 2011 and served as chair from 2006 until her retirement in December 2011.

Dr. Burns brings significant expertise in scientific research, issues management, science and technology leadership, and business management to the Board, as well as skills related to her Ph.D. in organic chemistry. She is the past honorary president of the Society of Chemical Industry and was appointed by President Obama to the President’s Export Council. Dr. Burns is a former chair of the American Chemistry Council.

Skills and Qualifications

—  Global innovation, manufacturing and business leadership experience

—  Significant expertise in research and development, science and technology leadership, and audit and business management

—  Significant public company board experience

Age
76
Director Since
2011

Committees

● Compensation

● Executive

● Nominating and Corporate Governance

Current Public and Investment Company Directorships

● Automatic Data Processing, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● None

Richard T. Clark

Retired Chairman, Chief Executive Officer and President, Merck & Co., Inc.
Lead Independent Director

Mr. Clark retired from Merck in 2011. He joined Merck in 1972 and held a broad range of senior management positions. He became president and chief executive officer of Merck in May 2005 and chairman of the board in April 2007. He transitioned from the chief executive officer role in January 2011 and served as Merck board chairman through November 2011. He was president of the Merck Manufacturing Division (June 2003 to May 2005) of Merck Sharp & Dohme Corp. He is chairman emeritus of the board of Project Hope and a trustee of several charitable non-profit organizations.

As the former chairman, president and chief executive officer of a Fortune 100 company, Mr. Clark brings broad managerial expertise, operational expertise, deep business knowledge, and a track record of achievement to the Board.

Skills and Qualifications

—  Broad and deep managerial expertise, operational expertise, and business knowledge

—  Extensive experience in the issues facing public companies and multinational businesses

—  Significant public company board experience, including as chairman and chief executive officer of an R&D-focused global corporation

38	CORNING 2022 PROXY STATEMENT

Proposal 1 Election of Directors

Age
65
Director Since
2021

Committees

● Audit

● Corporate Responsibility and Sustainability

Current Public and Investment Company Directorships

● 3M Company

● Merck & Co., Inc.

● The Progressive Corporation

Public and Investment Company Directorships Held During the Past 5 Years

● Akamai Technologies, Inc.

● Walmart Inc.

Pamela J. Craig

Retired Chief Financial Officer, Accenture plc.

From 2006 through 2013, Ms. Craig served as chief financial officer of Accenture plc., a global management consulting, technology services and outsourcing company, following many other leadership roles in line management, consulting and operations during her 34 years with the company. Ms. Craig has extensive finance, management, operational, technology and international business expertise, including her accomplishments and executive abilities as chief financial officer at Accenture. Ms. Craig brings to Corning’s Board valuable experience with governance issues facing public companies.

She is also actively involved in charitable organizations focused on education and on the advancement of women in business, including The Women’s Forum of New York, New York University Stern School of Business, Junior Achievement of New Jersey, and is a member of the Board of Trustees of Smith College.

Skills and Qualifications

—  Over 34 years of financial expertise and management experience at the international, operational, and corporate levels

—  Experience in global operations in the information technology and services industry

—  Experience in business transformation, management, mergers & acquisitions, strategic planning, and business process improvement

—  Extensive public company board experience

Age
72
Director Since
2006

Committees

● Executive

● Finance (Chair)

● Nominating and Corporate Governance

Current Public and Investment Company Directorships

● None

Public and Investment Company Directorships Held During the Past 5 Years

● W. R. Grace & Co.

Robert F. Cummings, Jr.

Retired Vice Chairman of Investment Banking, JPMorgan Chase & Co.

Mr. Cummings retired as vice chairman of Investment Banking at JPMorgan Chase & Co. (JPM) in February 2016. He had served in that role since December 2010, advising on client opportunities across sectors and industry groups. Mr. Cummings began his business career in the investment banking division of Goldman, Sachs & Co. in 1973 and was a partner of that firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002.

Mr. Cummings’ Board qualifications include nearly 50 years of investment banking experience at Goldman Sachs and JPM, where he advised corporate clients on financings, business development, mergers, and acquisitions, and other strategic financial issues. Additionally, he brings to the Board knowledge in the areas of technology, telecommunications, private equity, and real estate.

Skills and Qualifications

—  Extensive investment banking experience including finance, business development and strategy, and mergers and acquisitions

—  Knowledgeable in the areas of technology, telecommunications, private equity and real estate

CORNING 2022 PROXY STATEMENT	39

Proposal 1 Election of Directors

Age
70
Director Since
2021

Committees

● Nominating and Corporate Governance

● Compensation

Current Public and Investment Company Directorships

● Alphabet, Inc.

● Blend Labs, Inc.

● International Flavors & Fragrances, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● General Mills, Inc.

Roger W. Ferguson, Jr.

Retired President and Chief Executive Officer, TIAA

Mr. Fergusonwas the President and Chief Executive Officer of TIAA from April 2008 – March 2021. He is also the former Vice Chairman of the Board of Governors of the U.S. Federal Reserve System. Prior to joining TIAA in April 2008, Mr. Ferguson was head of financial services for Swiss Re and Chairman of Swiss Re America Holding Corporation. From 1984 to 1997, he was an Associate and Partner at McKinsey & Company. He began his career as an attorney at the New York City office of Davis Polk & Wardwell.

Mr. Ferguson has been a national leader in banking and financial services for over 20 years as the former President and Chief Executive Officer of a Fortune 100 company; he brings extensive banking, financial and executive leadership expertise to Corning’s Board.

Mr. Ferguson is a member of the Smithsonian Institution’s Board of Regents and the American Academy of Arts & Sciences. He currently serves on the boards of Alphabet, Inc.; Blend Labs, Inc.; and International Flavors & Fragrances, Inc. He also serves on the boards of The Conference Board, the Institute for Advanced Study, and Memorial Sloan Kettering Cancer Center. He is a fellow of the American Philosophical Society and a member of the Economic Club of New York, the Council on Foreign Relations, the Group of Thirty, and the National Association for Business Economics.

Skills and Qualifications

—  Expertise in banking, financial and executive leadership

—  Experience in regulation, international policy, compliance, oversight and strategy

Age
60
Director Since
2013

Committees

● Corporate Responsibility and Sustainability

● Information Technology

Current Public and Investment Company Directorships

● American Eagle Outfitters, Inc.

● Meritage Homes Corporation

● NiSource, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● Staples, Inc.

Deborah A. Henretta

Retired Group President of Global E-Business, Procter & Gamble Company

Ms. Henretta has over 36 years of business leadership experience across both developed and developing markets, as well as expertise in brand building, marketing, philanthropic program development and government relations. She joined Procter & Gamble (P&G) in 1985. In 2005, she was appointed President of P&G’s business in ASEAN, Australia and India. She was appointed group president, P&G Asia in 2007, group president of P&G Global Beauty Sector in June 2013, and group president of P&G E-Business in February 2015. She retired from P&G in June 2015.

Ms. Henretta was a member of Singapore’s Economic Development Board (EDB) from 2007 to 2013. She contributed to the growth strategies for Singapore and was selected to serve on the EDB’s Economic Strategies Committee between 2009 and 2011. In 2008, she received a U.S. State Department appointment to the Asia-Pacific Economic Cooperation’s Business Advisory Council, becoming the first woman to hold the position. In that role, she advised top government officials, including former President Barack Obama and former Secretary of State Hillary Clinton. Ms. Henretta brings to the board her extensive experience in business leadership, global operations, brand building, marketing and emerging markets management.

Skills and Qualifications

—  Significant experience in business leadership and global operations

—  Extensive experience in brand building, marketing and emerging markets management

—  Significant knowledge of digital transformation and cybersecurity

40	CORNING 2022 PROXY STATEMENT

Proposal 1 Election of Directors

Age
63
Director Since
2015

Committees

● Finance

● Information Technology

Current Public and Investment Company Directorships

● Amazon.com, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● None

Daniel P. Huttenlocher

Dean, MIT Stephen A. Schwarzman College of Computing

Dr. Huttenlocher is the Dean of the MIT Schwarzman College of Computing. Prior to joining MIT, Dr. Huttenlocher served as dean and vice provost of Cornell Tech from 2012 – 2019 and worked for Cornell University from 1988 to 2012 in various positions. Before Cornell, Dr. Huttenlocher worked at Xerox Palo Alto Research Center and was Chief Technology Officer at Intelligent Markets, Inc.

Dr. Huttenlocher holds a Ph.D. in computer science and a Master of Science degree in Electrical Engineering, both from the Massachusetts Institute of Technology. He is a renowned computer science researcher and educator, and a prolific inventor with two dozen U.S. patents. He brings to the board extensive experience in technology innovation and commercialization, and expertise in developing next-generation products and services.

Skills and Qualifications

—  Extensive experience in technology innovation and commercialization

—  Expertise in information technology and computer science

—  Experience with emerging technologies and customer experience

Age
75
Director Since
2007

Committees

● Audit (Chair)

● Compensation

● Executive

Current Public and Investment Company Directorships

● None

Public and Investment Company Directorships Held During the Past 5 Years

● Louisiana-Pacific Corporation

Kurt M. Landgraf

Retired President, Washington College

From July 2017 to July 2020, Mr. Landgraf was president of Washington College. He previously served as president and chief executive officer of Educational Testing Service (ETS), a private non-profit educational testing and measurement organization, from 2000 until his retirement in December 2013. Prior to that, he was executive vice president and chief operating officer of E.I. Du Pont de Nemours and Company (DuPont), where he previously held a number of senior leadership positions, including chief financial officer.

Mr. Landgraf was selected for his wealth of executive management experience in public companies, non-profit entities, higher education, and government. He brings to the Board his financial expertise and operations skills and experience, represented by his positions at ETS and DuPont. Mr. Landgraf’s other areas of specialized knowledge include technology, transportation, education, finance, pharmaceuticals, health care, energy, materials, and mergers and acquisitions.

Skills and Qualifications

—  Extensive executive management experience in public companies, non-profit entities, higher education and government

—  Financial and audit expertise

—  Operations experience

—  Specialized knowledge including technology, transportation, education, pharmaceuticals, health care, energy, materials, and mergers and acquisitions

—  Significant public company board experience

CORNING 2022 PROXY STATEMENT	41

Proposal 1 Election of Directors

Age
55
Director Since
2013

Committees

● Corporate Responsibility and Sustainability

● Nominating and Corporate Governance

Current Public and Investment Company Directorships

● Carmichael Investment Partners, LLC

Public and Investment Company Directorships Held During the Past 5 Years

● None

Kevin J. Martin

Vice President, US Public Policy, Meta Platforms, Inc.

Mr. Martin is Vice President, US Public Policy at Meta Platforms, Inc. Prior to joining Meta, he was a partner and co-chair of the telecommunications practice at Squire Patton Boggs, an international law firm (2009 to 2015). From March 2005 to January 2009, he was chairman of the Federal Communications Commission (FCC).

Mr. Martin has two decades experience as a lawyer and policymaker in the telecommunications field. Before joining the FCC as a commissioner in 2001, Mr. Martin was a special assistant to the president for Economic Policy and served on the staff of the National Economic Council, focusing on commerce and technology policy issues. He served as the official U.S. government representative to the G-8’s Digital Opportunity Task Force.

Mr. Martin brings deep experience to the board in the telecommunications, economics, governmental and legal arenas.

Skills and Qualifications

—  Specialized knowledge of telecommunications, social media and information technology industries

—  Extensive knowledge of government policy and regulatory environment

Age
72
Director Since
1999

Committees

● Compensation (Chair)

● Information Technology

Current Public and Investment Company Directorships

● None

Public and Investment Company Directorships Held During the Past 5 Years

● Neustar, Inc.

Deborah D. Rieman

Retired Executive Chairman, Metamarkets Group

Dr. Rieman has more than 33 years of experience in the software industry. In 2016, she retired as executive chairman of Metamarkets Group. Previously, she was managing director of Equus Management Company, a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated.

Dr. Rieman brings significant expertise in information technology, innovation and entrepreneurial endeavors to the Board and skills related to her Ph.D. in mathematics. She is also the former president and chief executive officer of a software company specializing in security and has experience in technology development, marketing, business development and support, investor relations and investing.

Skills and Qualifications

—  Expertise in information technology and cybersecurity

—  Experience in technology development, marketing, business development and support, innovation, entrepreneurial endeavors and investing

42	CORNING 2022 PROXY STATEMENT

Proposal 1 Election of Directors

Age
74
Director Since
2001

Committees

● Compensation

● Executive

● Nominating and Corporate Governance (Chair)

Current Public and Investment Company Directorships

● Ryder Systems Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● Harris Corporation

● NextEra Energy, Inc.

Hansel E. Tookes II

Retired Chairman and Chief Executive Officer, Raytheon Aircraft Company

Mr. Tookes retired from Raytheon Company in December 2002. He joined Raytheon in 1999 and served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft, and executive vice president of Raytheon Company. From 1980 to 1999, Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions.

Mr. Tookes provides extensive experience in operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting. He also brings his science and engineering education, training and knowledge to the Board. Mr. Tookes’ industry expertise includes aviation, aerospace and defense, transportation, and technology.

Skills and Qualifications

—  Extensive experience in global operations, manufacturing, performance excellence, business development, technology-driven business environments, and military and government contracting

—  Education, training and knowledge in science and engineering

—  Extensive public company board experience

Age
62
Director Since
2000

Committees

● Executive (Chair)

Current Public and Investment Company Directorships

● Amazon.com, Inc.

Public and Investment Company Directorships Held During the Past 5 Years

● Merck & Co., Inc.

Wendell P. Weeks

Chairman and Chief Executive Officer, Corning Incorporated

Mr. Weeks has served as the chief executive officer of Corning Incorporated since April 2005 and chairman of the board of directors since April 2007. He has held a variety of financial, commercial, business development, and general management positions across Corning’s businesses and technologies since he joined the company in 1983. His leadership in many of Corning’s businesses, contributions to the development of numerous technologies, and experience over 16 years as chief executive officer gives him a unique understanding of Corning’s diverse business operations and life-changing innovations.

Mr. Weeks currently sits on the board of Amazon.com, Inc. and served on the board of Merck & Co., Inc. from February 2004 to May 2020. He is also on the board of trustees for the Corning Museum of Glass.

Skills and Qualifications

—  Skilled in the development of emerging innovations, product lines and customer-related opportunities

—  Wide-ranging experience and knowledge of financial and accounting matters

—  Unique understanding of Corning’s businesses and innovations

CORNING 2022 PROXY STATEMENT	43

Proposal 1 Election of Directors

Age
72
Director Since
2009

Committees

● Finance

● Information Technology (Chair)

Current Public and Investment Company Directorships

● Azenta, Inc. (formerly known as Brooks Automation, Inc.)

Public and Investment Company Directorships Held During the Past 5 Years

● Cabot Corporation

Mark S. Wrighton

Interim President, George Washington University

Dr. Wrighton has more than 28 years of leadership experience overseeing large research universities. He currently serves as interim president of George Washington University, on sabbatical from his position as a professor and chancellor emeritus of Washington University in St. Louis where he served 24 years as its chief executive officer and 14 years as chancellor. Before joining Washington University in St. Louis, he was a researcher and professor at the Massachusetts Institute of Technology, where he was head of the Department of Chemistry from 1987 to 1990, and then provost from 1990 to 1995. Dr. Wrighton served as a presidential appointee to the National Science Board from 2000 to 2006. He is also a past chair of the Association of American Universities, the Business Higher Education Forum, and the Consortium on Financing Higher Education. He was elected to membership in the American Academy of Arts and Sciences and the American Philosophical Society, and he is a Fellow of the American Association for the Advancement of Science.

Dr. Wrighton is a professor, chemist and research scientist with expertise in materials and research interests in the areas of transition metal catalysis, molecular electronics and photoprocesses at electrodes. He also has expertise in areas of direct relevance to Corning, including materials chemistry, photochemistry, surface chemistry and life sciences. Under Dr. Wrighton’s executive and fiscal leadership, Washington University in St. Louis has grown significantly in academic stature, research enterprise, infrastructure, student quality, curriculum and international reputation. Dr. Wrighton brings to the Board his vast scientific knowledge and understanding of complex research and development issues.

Skills and Qualifications

—  Deep knowledge in areas of direct relevance to Corning, including materials chemistry, photochemistry, surface chemistry and life sciences

—  Executive leadership experience, including finance and audit experience

—  Significant public company board experience

44	CORNING 2022 PROXY STATEMENT

Director Compensation

The Compensation Committee sets director compensation at levels that ensure our directors are paid appropriately for their time commitment and responsibilities relative to directors at companies of comparable size, industry and scope of operations. The Committee believes that providing a competitive compensation package is important because it enables Corning to attract and retain highly qualified directors who are critical to the Company’s long-term success. Our objective is to pay non-employee directors competitively compared to comparable companies and for a significant portion of director compensation to be stock-based. The Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., conducts an annual review of the director compensation levels relative to external best practices as well as Corning’s compensation peer group and advises the Committee annually to ensure that compensation levels remain competitive.

The Company uses a combination of stock-based and cash compensation for its directors. Corning believes that a significant portion of director compensation should be linked to the Company’s performance over time. Therefore, a portion of the directors’ compensation is paid as an annual equity grant of restricted stock units (in 2021, 64% of annual retainer), which are not settled in shares of common stock until retirement or resignation from the Board.

Directors may further defer receipt of the annual equity retainer restricted stock units by electing distribution in up to 10 annual installments and also may defer all or a portion of their cash compensation. Cash amounts deferred may be allocated to: an account earning interest, compounded quarterly, at the rate equal to the prime rate of Citibank, N.A. at the end of each calendar quarter; a restricted stock unit account; or a combination of such accounts. In 2021, seven directors elected to defer some or all of their cash compensation.

As an employee of the Company, Mr. Weeks is not compensated separately for service on the Board or any of its Committees.

2021 Director Compensation

The following table outlines 2021 director compensation.

Each non-employee director annually receives a grant of long-term equity compensation approved by the Board. Annual equity grants for non-employee directors are generally approved at the February meeting of the Board for the applicable year. If, however, a director is appointed between the February meeting and December 31, then that director will receive a pro-rata grant shortly after joining the Board.
Annual Equity Grants
In 2021, our directors’ annual equity grant was $195,000. We issued 5,366 restricted stock units (with a grant date value of approximately $195,000) to each non-employee director under our 2019 Equity Plan for Non-Employee Directors, prorated for Directors joining the Board after January 2021. These restricted stock units are not settled and are not available for transfer or sale until six months after the date of a director’s retirement or resignation.
Annual Cash Retainer	In 2021, our directors’ annual cash retainer was $110,000.
Lead Independent Director Compensation	Our Lead Independent Director received additional cash compensation of $40,000.
Committee Chair Compensation	The Audit Committee Chair received additional cash compensation of $25,000. The Compensation Committee Chair received additional cash compensation of $20,000. Other Committee Chairs (excluding the Executive Committee Chair) receive additional cash compensation of $15,000.

CORNING 2022 PROXY STATEMENT	45

Director Compensation

Committee Member Compensation	Each Audit Committee member received additional cash compensation of $18,000; each Compensation Committee member received additional cash compensation of $15,000; and each Executive, Finance, Nominating and Corporate Governance, Information Technology and Corporate Responsibility and Sustainability Committee member received additional cash compensation of $10,000.

In 2021, the directors below performed the specified leadership roles:

Name	Leadership Role
Mr. Clark	Lead Independent Director
Mr. Landgraf	Audit Committee Chair
Dr. Rieman	Compensation Committee Chair
Dr. Burns	Corporate Responsibility and Sustainability Committee Chair
Mr. Cummings	Finance Committee Chair
Mr. Tookes	Nominating and Corporate Governance Committee Chair
Dr. Wrighton	Information Technology Committee Chair

Non-employee directors are reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with participation in director education programs.

Directors’ Charitable Giving Programs

Although closed to directors joining the Board after October 5, 2016, Corning has a Directors’ Charitable Giving Program pursuant to which a director may direct the Company to make a charitable bequest to one or more qualified charitable organizations recommended by such director and approved by Corning in the amount of $1,000,000 (employee directors) or $1,250,000 (non-employee directors) following his or her death. This program is directly funded from general corporate assets. Because the charitable deductions accrue solely to Corning, the directors derive no direct financial benefit from the program, and we do not include these amounts in the directors’ compensation. Directors who had not yet achieved five years’ tenure as of October 5, 2016 were permitted to participate after five years of Board service. In 2021, all directors except Messrs. Brun and Ferguson and Ms. Craig were eligible to participate in the program.

Directors are also eligible to participate in the Corning Incorporated Foundation Matching Gifts Program for eligible charitable organizations. This Program is available to all active Corning employees and directors. The maximum matching gift amount available from the Foundation on behalf of each participant in the Program is $7,500 per calendar year.

Corning also pays premiums on our directors’ and officers’ liability insurance policies.

Changes to Director Compensation in 2022

In February 2022, the Board approved an increase to director compensation in order to remain competitive, as proposed by the Compensation Committee in consultation with the Committee’s independent consultant. In February 2022, the non-employee directors’ annual equity grant increased from $195,000 to $205,000. This annual equity grant will be payable in restricted stock units, which will not be available for transfer or sale until six months after the date of a director’s retirement or resignation from the board. No changes were made to cash compensation in 2022.

46	CORNING 2022 PROXY STATEMENT

Director Compensation

2021 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Donald W. Blair	$138,000	$195,000	$7,500	$ 340,500
Leslie A. Brun	143,000	195,000	0	338,000
Stephanie A. Burns	153,000	195,000	0	348,000
Richard T. Clark	185,000	195,000	7,500	387,500
Pamela J. Craig	71,654	97,506	7,500	176,660
Robert F. Cummings, Jr.	155,000	195,000	0	350,000
Roger W. Ferguson, Jr.	101,250	146,267	0	247,517
Deborah A. Henretta	130,000	195,000	7,500	332,500
Daniel P. Huttenlocher	130,000	195,000	7,000	332,000
Kurt M. Landgraf	178,000	195,000	7,500	380,500
Kevin J. Martin	130,000	195,000	0	325,000
Deborah D. Rieman	155,000	195,000	0	350,000
Hansel E. Tookes II	160,000	195,000	0	355,000
Mark S. Wrighton	145,000	195,000	7,500	347,500
(1)	Includes all fees and retainers paid in cash or deferred pursuant to the Corning Incorporated Non-Employee Directors’ Deferred Compensation Plan.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units granted pursuant to the 2019 Equity Plan for Non-Employee Directors. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2022. There can be no assurance that the grant date fair value amounts will ever be realized. The total number of restricted stock awards (RSAs), restricted stock units (RSUs) and RSU deferrals each Director had outstanding at December 31, 2021 is shown in the table below. Total stock holdings for directors as of December 31, 2021 are shown in the “Beneficial Ownership of Directors and Officers” table.
(3)	The amounts in this column reflect charitable donation matches made by the Corning Foundation’s Matching Gifts Program.

The following shows the total number of restricted stock, restricted stock units and RSU deferrals each Director had outstanding at December 31, 2021. No options were granted to any Director in 2021, and as of December 31, 2021 no Director had any outstanding options.

Name	RSAs, RSUs and RSU Deferrals Outstanding at December 31, 2021
Donald W. Blair	86,598
Leslie A. Brun	21,562
Stephanie A. Burns	84,944
Richard T. Clark	72,598
Pamela J. Craig	2,384
Robert F. Cummings, Jr.	210,237
Roger W. Ferguson, Jr.	5,982
Deborah A. Henretta	87,745
Daniel P. Huttenlocher	43,988
Kurt M. Landgraf	176,253
Kevin J. Martin	68,704
Deborah D. Rieman	129,952
Hansel E. Tookes II	117,262
Mark S. Wrighton	88,569

CORNING 2022 PROXY STATEMENT	47

Stock Ownership
Information

Stock Ownership Guidelines

We believe in the importance of equity ownership by directors and executive management as a direct link to shareholders, and require all directors, named executive officers (NEOs), and non-NEO executive management to achieve the required levels of ownership under our stock ownership guidelines within five years of their election, appointment or designation. Restricted, direct and indirectly owned shares, and current and deferred restricted stock units, each count toward our stock ownership guidelines. An NEO who falls below the ownership requirement for any reason will have up to three years to return to the required minimum ownership level. All directors and NEOs who have been so for five years or more currently comply with the guidelines.

In December 2020, we increased the stock ownership guidelines applicable to non-NEO executive Senior Leadership Team members as a multiple of base salary from 1.5 to 3 in line with all NEOs other than the CEO whose multiple remains 6 times base salary. Newly-appointed Senior Leadership Team members have five years to comply with the new guidelines.

DIRECTORS	CEO	OTHER NEOs and SENIOR LEADERSHIP TEAM MEMBERS

5X Annual Cash Retainer	6X Base Salary	3X Base Salary

Our directors and executive management are also subject to our anti-hedging and anti-pledging policies. For further information, see “Anti-Hedging Policy” and “Anti-Pledging Policy” both on page 67.

Delinquent Section 16(a) Reports

SEC rules require disclosure of those directors, officers, and beneficial owners of more than 10% of our common stock who fail to timely file reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements were met except that one Form 4 for John P. Bayne, Jr., Senior Vice President and General Manager, Mobile Consumer Electronics, covering a disposal of 202 shares of common stock, was not timely filed due to an oversight of the reporting person.

48	CORNING 2022 PROXY STATEMENT

Stock Ownership Information

Beneficial Ownership Table

As of December 31, 2021	Shares Directly or Indirectly Owned(1)(2)(3)		Stock Options Exercisable Within 60 Days	Restricted Stock Units Vesting Within 60 Days		(A) Total Shares Beneficially Owned		Percent of Class		(B) RSUs and PSUs Not Vesting Within 60 Days(4)	Total of Columns (A) + (B)
The Vanguard Group	—		—	—		92,075,409	(5)	10.79%		—	—
Samsung Display Co., Ltd.	—		—	—		80,000,000	(6)	9.5	%(7)	—	—
BlackRock, Inc.	—		—	—		53,727,975	(8)	6.3%		—	—
Donald W. Blair	17,243					17,243		*		69,355	86,598
Leslie A. Brun	0					0		*		21,562	21,562
Stephanie A. Burns	56,888					56,888		*		44,410	101,298
Richard T. Clark	41,962					41,962		*		30,636	72,598
Pamela J. Craig	0					0		*		2,384	2,384
Robert F. Cummings, Jr.	151,199					151,199		*		145,551	296,750
Roger W. Ferguson, Jr.	6,938					6,938		*		5,982	12,920
Deborah A. Henretta	25,965					25,965		*		61,780	87,745
Daniel P. Huttenlocher	13,910					13,910		*		30,078	43,988
Kurt M. Landgraf	62,957					62,957		*		113,296	176,253
Kevin J. Martin	31,506					31,506		*		37,198	68,704
Deborah D. Rieman	100,813					100,813		*		30,339	131,152
Hansel E. Tookes II	96,863					96,863		*		30,399	127,262
Mark S. Wrighton	66,088					66,088		*		30,256	96,344
Wendell P. Weeks	641,404	(9)	573,835	3,075		1,218,314		*		494,636	1,712,950
R. Tony Tripeny	81,632		134,595	874		217,101		*		118,737	335,838
Lawrence D. McRae	180,103		125,521	880		306,504		*		130,821	437,325
Eric S. Musser	89,217		6,284	1,258		96,759		*		146,304	243,063
Lewis A. Steverson	0		0	1,098		1,098		*		121,843	122,941
All Directors and Executive Officers as a group (32 persons)	1,854,224	(10)(11)	1,179,695	11,113	(11)	3,045,032		*		2,394,872	5,439,904

* Less than 0.50%
(1)	Includes shares of common stock subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans.
(2)	Includes shares of common stock subject to forfeiture and restrictions on transfer, granted under Corning’s Restricted Stock Plans for non-employee directors.
(3)	Includes shares of common stock held by The Bank of New York Mellon Corporation as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of common stock is also restricted by the provisions of the plans. The trustee holds for the benefit of Messrs. Weeks, Tripeny, McRae Musser and Steverson, and all executive officers as a group, the equivalent of 13,602; 0; 7,289; 0; 0 and 26,205 shares of common stock, respectively. It also holds for the benefit of all employees who participate in the plans the equivalent of 9,192,874 shares of common stock (being 1.08% of the class).
(4)	The Restricted Stock Units (RSUs) and Performance Share Units (PSUs) represented entitled the holder to receive the same number of unrestricted shares of common stock upon the lapse of restrictions, at which point shareholders will have sole investment and voting power. RSUs and PSUs that will not vest within 60 days of the date of this table are not considered beneficially owned for purposes of the table and therefore are not included in the Total Shares Beneficially Owned column because the holders are not entitled to voting rights or investment control until the restrictions lapse. However, ownership of these RSUs and PSUs further aligns our Directors and Executive Officers’ interests with those of our shareholders.
(5)	Reflects shares beneficially owned by The Vanguard Group (Vanguard), according to a Schedule 13G/A filed by Vanguard with the SEC on February 9, 2022, reflecting ownership of shares as of December 31, 2021. Vanguard lists its address as 100 Vanguard Blvd., Malvern PA 19355. Vanguard has sole voting power and/or sole dispositive power with respect to 88,968,255 shares and shared voting power and/or shared dispositive power with respect to 3,107,154. According to the Schedule 13G/A, Vanguard beneficially owned 10.79% of our common stock as of December 31, 2021.
(6)	Reflects shares beneficially owned by Samsung Display Co., Ltd. (Samsung), according to a Schedule 13G/A filed by Samsung with the SEC on April 8, 2021, reflecting ownership of shares as of April 8, 2021. Samsung lists its address as 1, Samsung-ro, Giheung-gu, Yongin-si, Gyeonggi-Do, 17113, Republic of Korea. Samsung has sole voting power and/or sole dispositive power with respect to 80,000,000 shares and shared voting power and/or shared dispositive power with respect to 0. According to the Schedule 13G/A, Samsung beneficially owned 9.0% of our common stock as of April 8, 2021.
(7)	Samsung Display Co., Ltd.’s 80,000,000 shares of common stock were equal to 9.5% of our common stock as of December 31, 2021.
(8)	Reflects shares beneficially owned by BlackRock, Inc. (BlackRock), according to a Schedule 13G/A filed by BlackRock with the SEC on February 1, 2022, reflecting ownership of shares as of December 31, 2021. Blackrock lists its address as 55 East 52nd Street, New York, NY 10055. BlackRock has sole voting power and/or sole dispositive power with respect to 53,727,975 shares and shared voting power and/or shared dispositive power with respect to 0 shares. According to the Schedule 13G/A, BlackRock beneficially owned 6.3% of our common stock as of December 31, 2021.
(9)	Includes 627,802 shares held by a revocable trust of which Mr. Weeks is the beneficiary. He currently has no voting authority over these shares.
(10)	Does not include 75,161 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.
(11)	As of December 31, 2021, none of our directors or executive officers have pledged any such shares.
(12)	All shares were sold to satisfy tax withholding requirements on Restricted Stock Units.

CORNING 2022 PROXY STATEMENT	49

Proposal 2

Advisory Approval of Executive Compensation
(Say on Pay)

Our Board of Directors requests that shareholders approve the compensation of our Named Executive Officers (NEOs), pursuant to Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), as disclosed in this proxy statement, which includes the Compensation Discussion and Analysis, the compensation tables and narrative disclosure on executive compensation.

While this vote is advisory and not binding on the Company, the Board of Directors values shareholder opinion and will consider the outcome of the vote in determining our executive compensation programs.

Say on Pay Proposal

Our Board maintains a “pay for performance” philosophy that forms the foundation for all Compensation Committee decisions regarding executive compensation. In addition, our compensation programs are designed to facilitate strong corporate governance, foster collaboration and support our short- and long-term corporate strategies.

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions, including 2021 Company performance and the direct alignment of pay with performance, focusing on the compensation of our NEOs. Our shareholders have affirmed their support of our executive pay programs in our outreach discussions and in their ongoing support of our Say on Pay proposals. We believe that we have created a compensation program deserving of shareholder support.

For these reasons, the Board of Directors recommends that shareholders vote in favor of the resolution:

RESOLVED, that the compensation paid to the Named Executive Officers disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion & Analysis, the compensation tables and related narrative disclosure on executive compensation) is hereby APPROVED.

FOR	Our Board unanimously recommends a vote FOR the approval of our executive compensation as disclosed in this proxy statement.

50	CORNING 2022 PROXY STATEMENT

Compensation Discussion
& Analysis

This Compensation Discussion & Analysis (CD&A) presents Corning’s executive compensation for 2021, including the compensation for our Named Executive Officers (NEOs), and describes how this compensation aligns with our pay-for-performance philosophy and recognizes achievement of corporate goals.

OUR NEOS IN FISCAL YEAR 2021 WERE:

Named Executive Officer	Role	Years in Role	Years at Corning
Wendell P. Weeks	Chairman and Chief Executive Officer (CEO)	17 Years as CEO (15 years as CEO/Chairman)	39 years
R. Tony Tripeny*	Executive Vice President and Chief Financial Officer	6 Years	37 years
Lawrence D. McRae	Vice Chairman and Corporate Development Officer	6 Years as Vice Chairman (22 years as Corporate Development Officer)	37 years
Eric S. Musser	President and Chief Operating Officer	2 Years (6 years as Executive Vice President)	36 years
Lewis A. Steverson	Executive Vice President and Chief Legal and Administrative Officer	2 Years (9 years as Chief Legal Officer)	9 years
*	Mr. Tripeny relinquished the role of Chief Financial Officer as of February 18, 2022 in advance of his retirement.

CD&A Table of Contents

To assist you in finding important information, we call your attention to the following sections of the CD&A:

52	Overview: Executing against strategic objectives despite a historically challenging environment
56	Executive Summary
61	2021 Executive Compensation Program Details
65	Compensation Peer Group
66	Compensation Program – Other Governance Matters
67	Compensation Committee Report
68	2021 Compensation Tables

CORNING 2022 PROXY STATEMENT	51

Compensation Discussion & Analysis

Executing against strategic objectives despite a historically challenging environment

Executing, Adapting, and Innovating while Protecting our People, Customers, and Communities

2021 was another extremely challenging year with the ongoing COVID-19 pandemic continuing to present unexpected obstacles. We also faced added hardships due to unprecedented supply chain and logistics difficulties. Throughout the year, management and the Board continued to focus on keeping our employees safe and retaining our talent, taking care of our customers, protecting our financial health and preserving the trust of Corning stakeholders.

Despite this mounting adversity, Corning continued to deliver – in 2021, we exceeded $14 billion in core net sales and $2 in Core EPS. We nearly doubled free cash flow, achieved ROIC of more than 10% (growing ROIC from 9.1% at the end of 2018 to 10.6% at the end of 2021), and expanded our operating margin by 230 basis points. While these excellent operational results stand as a remarkable achievement for Corning and its employees on their own, they are that much more impressive given the challenging and ever-evolving macro environment.

These outstanding results in this period of global disruption were driven by excellent execution, flexibility and innovation at all levels of the Company.

FULL-YEAR KEY HIGHLIGHTS

$14.1B Full-year core sales grew 23% year over year	$2.07 Full-year core EPS up 49% year over year	$1.8B Full-year free cash flow nearly doubling year over year

During 2021 we operated in the face of unprecedented logistical challenges, volatile raw materials prices and component shortages, including the semiconductor chip shortage and component constraints that impacted production levels in the automotive market. Delivering for customers in this complex environment required both decisive action and agility. We focused on identifying these new challenges early and addressing them head on. Our ability to sense disruption and act quickly has been key to keeping our plants running and ultimately meeting our customers’ needs. The flexibility of our global supply management and operations teams have allowed us to maintain a steady supply of raw materials while finding creative shipping strategies. Additionally, our digital supply chain capabilities enable real-time visibility into emerging situations, allowing us to proactively address issues.

At the same time, due to these and other global challenges, we continued to incur added costs as we worked to meet increasing customer demand. While we have implemented mitigating actions, certain costs continue to increase. In response to this ongoing inflationary environment, we are implementing price increases across all of our businesses. We have already seen some benefit from these actions in 2021 and their impact is expected to accelerate in 2022.

Our focus on execution while maintaining flexibility and implementing creative solutions have enabled us to continue to deliver for our customers, while providing actionable insight into the current dynamic environment to prepare us for the next challenge. We remain focused on meeting demand and expanding our margins.

In addition to our impressive 2021 results, we are successfully capturing a compelling set of long-term growth opportunities through our innovation and broad market access, as we continue to extend our commercial relationships and scale operations to meet demand. Throughout 2021, announcements with industry leaders illustrated the power of our portfolio and the strength of our relationships, demonstrating not only our relevance across multiple markets that are experiencing accelerating transformation, but also our role as a key innovation partner. Our strong position stems from a complementary set of three core technologies, four proprietary manufacturing and engineering platforms and five Market-Access Platforms. We are leaders in each. We generate growth opportunities by delivering new

52	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

combinations and applications of these capabilities to help our customers expand and drive their industries forward. For example, as customers expand network capacity, capability and access, we have continued to expand in the Optical Communications segment to meet demand and are well positioned to capture significant ongoing growth as network investments increase. In Life Sciences, ongoing demand to support the global pandemic response, continued recovery in academic and pharmaceutical labs and strong demand for bioproduction vessels and diagnostic-related consumables has continued to drive sales growth for our key innovations, including those that have helped to battle the ongoing COVID-19 pandemic. To date, Corning’s products have enabled the delivery of more than 5 billion doses of COVID-19 vaccines. We have become increasingly vital to multiple industry transformations that are moving the world forward.

Poised for Growth and Excellent Performance Against Challenging Metrics

In 2021, we again set rigorous targets across our key performance metrics and exceeded each of them. The metrics we use to measure our performance include Core Earnings Per Share, Core Net Sales, and Adjusted Free Cash Flow, multiplied by a modifier based on our Return on Invested Capital (ROIC) (see below). These metrics and ROIC modifier were chosen because they are key drivers for creating long-term shareholder value and the financial indicators that best reflect the achievement of the strategic and operational objectives set out for our management team.

Our 2021 One-Year, Three-Year, and Five-Year TSR, as measured against the S&P 500 TSR in the applicable year, did not reflect our strong results, which are evident through our core operating metrics. Our stock price in the second half of 2021 was negatively affected by investors’ concerns about the impact to Corning of a correction in the display industry supply chain and our ability to mitigate higher freight, logistics, and raw material costs. In January 2022, when we provided our investors with our views on the display industry’s supply chain issues and explained the steps we are taking to mitigate the higher costs we are seeing, our stock price recovered and our One-Year, Three-Year and Five-Year TSR significantly improved.

In 2021, we set aggressive year-over-year targets and exceeded them despite significant external challenges:

●	Core EPS: target set 21.6% above 2020 actual – 122% of target achieved
●	Core Net Sales: target set 9.4% above 2020 actual – 113% of target achieved
●	Adjusted Free Cash Flow: target set 39.5% above 2020 actual – 120% of target achieved

While share price performance is extremely important and considered by our Compensation Committee, our executive compensation program, particularly for our CEO, is heavily based on our performance against underlying metrics that support long-term shareholder value creation, including the financial and operational metrics identified by our shareholders as meaningful for our business. Based on shareholder feedback, starting in 2022, we will include gross margin percentage improvement as an additional financial metric in our PIP for each of our businesses. As reflected in our 2022 guidance, we believe Corning remains in an excellent position to execute on our Strategy & Growth Framework and deliver sustainable shareholder value.

Our Performance Against Our Metrics

Core EPS:			Core Net Sales:			Adjusted Free Cash Flow:

Measure of Corporate Profitability			Indicator of Short- and Long-term Success			Indicator of the Ability to Invest in Growth and Return Value to Shareholders

$1.39 2020 Actual Performance	$1.69 2021 Target	$2.07 2021 Actual Performance	$11.45B 2020 Actual Performance	$12.53B 2021 Target	$14.12B 2021 Actual Performance	$932M 2020 Actual Performance	$1.3B 2021 Target	$1.56B 2021 Actual Performance

	+21.6% above 2020 Actual Performance	122% of 2021 Target achieved		+9.4% above 2020 Actual Performance	113% of 2021 Target achieved		+39.5% above 2020 Actual Performance	120% of 2021 Target achieved

CORNING 2022 PROXY STATEMENT	53

Compensation Discussion & Analysis

Our Metrics and Why We Use Them

Core Earnings per Share (Core EPS):

Core EPS is our key measure of profitability. Corning budgets for share repurchases in establishing both financial and annual compensation targets.

Core Net Sales:

Growing core net sales — both organically through innovation and through acquisitions — remains critical to our short- and long-term success.

Adjusted Free Cash Flow:

Strong cash generation enables us to invest in future growth, sustain leadership and provide returns to shareholders, as well as remain financially strong during periods of uncertainty. It also requires us to carefully manage our capital investments.

Return on Invested Capital (ROIC):

We focus on ROIC because it reflects our ability to generate returns from the capital we have deployed in our operations. Earned CPUs and PSUs will be increased or decreased up to 10% based on Corning’s ROIC over the three-year performance period.

ROIC Modifier
Reflecting the Performance of Our Multi-Year Operating Plan
ROIC Improvement 2019 – 2021 (in basis points)	Modifier (Adjustment to 2019 CPUs)
250	+10%
175	+5%	150 basis point improvement in ROIC from 2019 to 2021 (from 9.1% to 10.6%) resulted in a modifier to 2019 CPUs of +3%
100	No adjustment
50	-5%
0	-10%

Corning’s TSR Performance

Corning’s Total Shareholder Return (TSR), which consists of stock price appreciation and reinvestment of common dividends, is shown below for one-, three- and five-year periods.

ANNUALIZED TOTAL SHAREHOLDER RETURN

As of December 31, 2021

Source: S&P Capital IQ Financial Database

●	Corning’s one-year TSR performance is at the 19th percentile of the S&P 500;
●	Corning’s three-year TSR performance is at the 22nd percentile of the S&P 500; and
●	Corning’s five-year TSR performance is at the 38th percentile of the S&P 500.

Our 2021 One-Year, Three-Year, and Five-Year TSR, as measured against the S&P 500 TSR in the applicable year, did not reflect our strong results, which are evident through our core operating metrics. Our stock price in the second half of 2021 was negatively affected by investors’ concerns about the impact to Corning of a correction in the display industry supply chain and our ability to mitigate higher freight, logistics, and raw material costs. In January 2022, when we provided our investors with our views on the display industry’s supply chain issues and explained the steps we are taking to mitigate the higher costs we are seeing, our stock price recovered and our One-Year, Three-Year and Five-Year TSR significantly improved.

54	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

Shareholder Engagement

At our 2021 annual meeting of shareholders, our Say on Pay proposal received support from 91% of votes cast.

Strong Say on Pay Results. At our 2021 Annual Meeting of shareholders, our Say on Pay proposal received support from 91% of votes cast. We have received an average of 92% support for our Say on Pay proposal over of the past three years. We view this level of shareholder support as an affirmation of our current pay practices and pay for performance philosophy.

Shareholder Outreach. In 2021, we contacted shareholders representing 54% of our outstanding shares to encourage engagement, and met with shareholders representing approximately 39% of our outstanding shares, including eight of our ten largest shareholders. At these annual meetings, executive management, Board members, Investor Relations and the Corporate Secretary engage with the governance teams of our largest investors to understand their perspectives on a variety of matters, including executive compensation, risk oversight, corporate governance policies and corporate sustainability practices. Investors were complimentary of our new GHG reduction goals, gender pay equity success, board diversity and our actions taken in response to the COVID-19 pandemic, and continue to be pleased with our strategic priorities and business results. Corning’s efforts to promote a diverse and equitable workforce were widely viewed as a differentiating element of the Company with positive actions toward diversity at both the board and Company level. We received positive feedback and heard broad support of our executive compensation program and design changes made in recent years. Shareholders were pleased with the use of our strategic metrics to align executive incentives with long-term value creation. We look forward to continuing these engagements and incorporating shareholder feedback into our compensation program design.

In 2021, we reached out to shareholders representing approximately 54% of our outstanding shares and met with 8 out of 10 of our largest shareholders.

We have taken into account the views of our shareholders when making many of our governance and disclosure decisions in recent years, including:

●	Proactively adopting proxy access
●	Expanding disclosure about the board’s role in strategic planning and risk oversight
●	Enhancing disclosure and governance regarding political contributions
●	Publishing a Sustainability Report and setting GHG emission reduction goals
●	Enhancing disclosure about board refreshment and board diversity
●	Enhancing disclosure about human capital management and the efforts of our Office of Racial Equity and Social Unity
●	Adjusting our executive LTI program design as described below

We also communicate with shareholders through a number of routine forums, including quarterly earnings presentations, SEC filings, Proxy Statements, our online annual communications, our Sustainability Report, our Diversity and Inclusion Report, the Annual Meeting of shareholders, investor meetings and conferences and web communications. We relay shareholder feedback and trends on corporate governance and sustainability developments to our Board and its Committees and work with them to both enhance our practices and improve our disclosures.

Responding to Shareholder Feedback in Concrete Ways

Corning takes our shareholders’ feedback seriously. The chart below shows adjustments we have made to our executive compensation program in response to feedback received during our shareholder engagement in recent years.

What we heard from shareholders…	How we responded…
Shareholders expressed a desire to see us focus on improving our ROIC	We implemented a three-year +/-10% ROIC modifier to the CPUs and PSUs in our Long-Term Incentive Plan.
Shareholders like the alignment of executive compensation with their interests	Beginning in 2020, we decreased the cash component of our Long-Term Incentive Plan from 60% to 25% and increased the equity component in our LTI Plan by 88% (from 40% to 75% of target) of an executive’s annual target opportunity. In 2022, we will add gross margin percentage improvement as a financial metric in the annual cash bonus (PIP) plan for our businesses.

CORNING 2022 PROXY STATEMENT	55

Compensation Discussion & Analysis

Implementing Shareholder Feedback

Our 2021 compensation plan reflects changes that we made in 2020 in response to shareholder feedback. Based on feedback received in 2019, the Compensation Committee approved a redesign of our LTI Plan in 2020. As a result, our LTI plan has:

●	a higher portion of compensation tied to corporate financial performance (increased from 60% in 2019 to 70% in 2020 and 2021), accomplished by introducing Performance Stock Units (PSUs) (and eliminating stock options);
●	a smaller cash component percentage (Cash Performance Units or CPUs) (decreased from 60% in 2019 to 25% in 2020 and 2021); and
●	a higher equity component percentage (PSUs and RSUs) (increased from 40% in 2020 to 75% in 2020 and 2021).

Because shareholders communicated that they liked the changes we made to our compensation plan in 2020, no further design changes were implemented in 2021 to our LTI plan. However, we adjusted our 2021 annual executive bonus from 100% weighted on corporate financial performance to 50% weight on corporate financial performance and 50% weight on the average financial performance of each of our 5 Market-Access Platforms. The Compensation Committee made this change to put greater emphasis on financial performance and growth in our five strategic markets. In 2022, we are adding a gross margin improvement target to the business performance component of PIP. The short- and long-term incentive plans are more fully explained on pages 62 and 63.

Executive Summary

Executive Compensation Philosophy

Our compensation program is designed to attract and retain the most talented employees within our industry segments and to motivate them to perform at the highest level while executing on our strategic priorities. In order to retain and motivate this caliber of talent, the Compensation Committee (the Committee) is committed to promoting a performance-based and team-based culture. Performance-based compensation is tied to financial metrics developed to incent management to deliver on our strategic priorities and our commitments to our shareholders. The majority of our executive compensation is directly aligned with our Company financial performance, business financial performance and stock performance.

2021 Target Compensation Components

CEO	ALL OTHER NEOs

56	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

Our Short-Term Incentives

In 2021, in response to a recommendation from our Compensation Committee, we adjusted PIP for our NEOs from 100% weighted on corporate financial performance to 50% weighted on corporate financial performance and 50% weighted on the average financial performance of each of our MAPs to put greater emphasis on the financial performance in each of our five strategic markets.

Short-Term Incentives (Paid in Cash)
Performance Incentive Plan (PIP)	NEO’s Goal Sharing Plan

*	Business Financial Performance is the average of the financial performance for the five MAPs

Our Long-Term Incentives

Beginning in 2020 and in response to shareholder feedback, we realigned the equity and cash portions of LTI, reducing the portion of cash performance units from 60% to 25% and increasing the equity portion from 40% to 75%. With the addition of PSUs (and elimination of stock options) we also increased the overall portion of LTI tied to corporate financial performance from 60% to 70%. LTI awards are now composed of 45% Performance Stock Units (PSUs), 25% Cash Performance Units (CPUs) and 30% Restricted Stock Units (RSUs).

●	2021 CPU and PSU awards will be based 70% on Adjusted Free Cash Flow, and 30% on Core Net Sales with annual results being averaged over a three-year performance period (2021–2023). In addition to the above metrics, CPUs and PSUs will be subject to an ROIC modifier of up to +/-10% based on ROIC improvement over the three-year period against pre-established objectives.

Long-Term Incentives (Paid in Cash (CPUs) and Equity (PSUs and RSUs)

CORNING 2022 PROXY STATEMENT	57

Compensation Discussion & Analysis

2021 Compensation Metrics and Results

Our key compensation metrics focus and align leadership on the key drivers for creating long-term value for our shareholders. In 2021, the Compensation Committee determined that our prior year key performance metrics – core net sales, profitability (as measured by Core EPS) and a cash flow measure (as measured by adjusted free cash flow) – were still the appropriate performance measures in 2021. However, the Compensation Committee adjusted PIP for our NEOs from 100% weighted on corporate financial performance to 50% weighted on corporate financial performance and 50% weighted on the average financial performance of each of our MAPs to put greater emphasis on the financial performance in each of our five strategic markets.

2021 Key Compensation Metrics

Award	Type	Metrics Used
Goalsharing (Cash)	Short-term/Annual	25% corporate financial performance 75% operational unit performance (average of >100 unit plans)
PIP (Cash)	Short-term/Annual	50% corporate financial ● 25% core net sales ● 75% core EPS 50% average financial performance of our five MAPs ● 25% core net sales ● 25% adjusted free cash flow ● 50% core NPAT
CPUs/PSUs	Long-term/three-year measurement period

Performance period metrics, average of three one-year performance periods:

30% core net sales

70% free cash flow

Long-term modifier: final result adjusted +/- 10% based on ROIC improvement over the three-year performance period

Core net sales is a primary indicator of Corning’s long- and short-term success. Evaluating performance against predetermined net sales metrics provides insight into how well the Company has retained sales, as well as progress against sales growth targets, accounting for both organic growth efforts and the impact of acquisitions. We use core net sales as a performance measure in our annual bonus plans (GoalSharing and PIP) because those plans impact every employee through GoalSharing and over 7,800 employees through PIP. In this way, every employee has line-of-sight to Corning’s growth goals. Core net sales is also included as a performance measure in the LTI plan, impacting approximately 350 senior executives and key employees, because those employees are responsible for driving the long-term financial growth of the Company. Incorporating core net sales performance into both GoalSharing and the LTI allows for a comprehensive evaluation of Corning’s ability to establish sustainable sales growth while also addressing near-term market fluctuations. Core net sales is a “duplicate goal” for only about 350 our of approximately 61,000 employees, and the Compensation Committee believes the increased focus on core net sales growth is appropriate for that smaller group of executives given the importance of sales growth for Corning over time.

In addition to Corporate financial measures, each year the Company establishes key operational objectives, typically linked to key business, technology, financial and human capital goals. The Company operational objectives are, in turn, cascaded into division and operational unit annual objectives. Unit GoalSharing plans contain measures linked to those unit objectives, creating alignment with the key Company operational objectives. The Compensation Committee considers the progress the Company is making toward ESG goals when setting annual performance goals and, given the Company’s current progress, did not see a need to add a specific performance metric related to ESG in 2021.

2021 Performance and Compensation Alignment

In 2021, we delivered year-over-year growth by leveraging our core capabilities and capturing a compelling set of short- and long-term opportunities across our portfolio through our “More Corning” strategy, in which we sell more Corning content into the products consumers already buy through each of our Market-Access Platforms. We exceeded $14 billion in core net sales, $2 in Core EPS and we nearly doubled free cash flow. We increased our dividend by 9% and reduced outstanding shares by 5% through the resumption of share repurchases, returning nearly $2.6 billion to our shareholders. We are pleased that we achieved double-digit ROIC and expanded our operating margin by 230 basis points.

In 2021, we grew significantly year-over-year, with all segments adding core net sales and four out of five logging double-digit percentage increases. It was a strong year, even compared to pre-pandemic levels.

58	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

See page 7 for more performance highlights and accomplishments.

The following table compares our 2021 actual results with our targeted goals for each performance measure compared with 2020 actual results.

2021 PIP & GoalSharing Corporate Performance Measures
(50% of PIP and 25% of GoalSharing)

PIP: The final PIP payout for NEOs was 165% of target, based upon the average of 1) the corporate financial performance shown in the chart above (198%, weighted at 50%) and 2) the average of the financial performance for the five MAPs (131%, weighted at 50%). Although MAP financial performance is averaged, the aggregate target for the five MAPs for Core NPAT was $2,534 million, weighted at 50%, and the average result was 112%; the aggregate target for MAP Core net sales was $12,139 million weighted at 25%, and the average result was 170%; and the aggregate target for MAP adjusted free cash flow was $1,925 million, weighted at 25%, and the average result was 132%. This resulted in the average financial performance for the five MAPs of 131%.

GoalSharing: The final GoalSharing payout for NEOs was 149% of target (or 7.44% of their year-end base salaries).

GoalSharing is based on the blended result of 1) the corporate financial performance shown in the chart above (198%, weighted at 25%) and 2) the average performance of over 100 unit plans (132%, weighted at 75%).

2021 CPU & PSU Performance Measures

*	Adjusted free cash flow goals are not set with reference to the prior year’s goal or results and are set independently each year. Refer to Appendix A for additional information on Adjusted Free Cash Flow for compensation purposes.

CORNING 2022 PROXY STATEMENT	59

Compensation Discussion & Analysis

Please see page 6 for more information about our Core Performance Measures and Appendix A for a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.

We define ROIC as core net income before interest, divided by invested capital. Core net income before interest is calculated using constant exchange rates for Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar, and the euro against the U.S. dollar, and a constant tax rate of 21%. Invested capital is the sum of total assets less total liabilities and debt.

ROIC Modifier

We maintain a three-year ROIC modifier to the CPUs and PSUs in our LTI Plan. With this modifier, the CPU awards may be increased or decreased up to 10% based on ROIC performance over the three-year performance period. For the 2019-2021 performance period, the ROIC improvement target was established at 100 basis points, which the Committee believed was challenging but achievable through continued strong operating performance. The setting of this target reflected the multi-year operating plan for the Company and management’s assessment of future Company performance. The ROIC modifier for 2019 CPUs (based on 2019 through 2021 performance) is set forth in the following table. We began granting PSUs in 2020, the first payout of which will occur in 2023.

ROIC Improvement 2019 – 2021 (in basis points)	Modifier (Adjustment to 2019 CPUs)
250	+10%	150 basis point improvement in ROIC from 2019 to 2021 (from 9.1% to 10.6%) resulted in a modifier to 2019 CPUs of +3%
175	+5%

100	No adjustment
50	-5%
0	-10%

THREE-YEAR PAY-FOR-PERFORMANCE RESULTS
	2021	2020	2019
PIP (% of target)	165%	100%	24%
Goalsharing blended performance result (% of target)	149%	137%	87%
CPU and PSU performance result (% of target)	175%	181%	62%
Three-year CPU ROIC modifier (+/- up to 10%)	+3.0%	-10%	-2.8%
Three-year performance results (average of three years’ performance X modifier)	143%	112%	100%

60	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

Changes to Performance Goals in 2022

Beginning in 2022, we have added a gross margin metric to the business financial performance which comprises 50% of PIP for NEOs in order to emphasize the importance of improving our gross margin. Within each MAP, gross margin will be weighted 20%, core NPAT will be weighted 30% and core net sales and adjusted free cash flow will each be weighted 25%.

Robust Compensation Program Governance

Corning has rigorous and robust governance with respect to its executive compensation plan:

What We Do	What We Don’t Do

  Close alignment of pay with performance over both the short- and long-term horizon, and delivery of the goals of our strategic priorities

  Mix of cash and equity incentives tied to short-term financial performance and long-term value creation

  CEO total compensation targeted within a competitive range of the Compensation Peer Group median

  Caps on payout levels for annual incentives in a budgeted down-cycle year

  Significant NEO share ownership requirements

  Anti-hedging and pledging policies

  Clawback policy applicable to both cash and equity compensation

  Minimum three-year vesting period for restricted stock or restricted stock unit awards in the employee equity plan

  Independent compensation consultant advises the Compensation Committee

  History of demonstrated responsiveness to shareholder concerns and feedback, and ongoing commitment to shareholder engagement

  Limited and modest perquisites that have a sound benefit to the Company’s business

  No tax gross-ups or tax assistance on perquisites

  No repricing or cash buyout of underwater stock options without shareholder approval

  No excise tax gross-ups for officer agreements entered into after July 2004

2021 Executive Compensation Program Details

Our key compensation program principles are as follows:

●	Provide a competitive base salary
●	Pay for performance
●	Apply a team-based management approach
●	Increase the proportion of performance-based incentive compensation for more senior positions
●	Align the interests of our executive group with shareholders

Base Salary

Base salaries provide a form of fixed compensation and are reviewed annually by the Committee, which considers internal equity and individual performance, as well as competitive positioning, as discussed in the “Compensation Peer Group” section starting on page 65. In 2021 Messrs Weeks’ and McRae’s base salaries were increased by 3.25% in line with increases of U.S. salaried employees. Messrs. Musser, Steverson and Tripeny received base salary increases of 5.3%, 10.0% and 12.3%, respectively, to better align their base salaries with external salary benchmarks for similar roles based on the expansion of their responsibilities which occurred in 2020 but had not been recognized during that year.

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Compensation Discussion & Analysis

Short-Term Incentives

Short-term incentives are designed to reward NEOs for Corning’s consolidated annual financial and operational performance supporting our strategic priorities and team-based management approach. Corning has two short-term incentive plans: the Performance Incentive Plan (PIP) and GoalSharing.

PIP targets are established by the Committee each February as a percentage of the NEO’s year-end salary depending on the competitive marketplace and his or her level of experience. In 2021, Mr. Weeks’ PIP target was unchanged at 150% of year-end base salary. Mr. Musser’s PIP target was 120% of year-end base salary, Mr. Tripeny’s PIP target was 95% of year-end base salary, and Messrs. McRae and Steverson’s PIP target was 85% of year-end base salary 2021. PIP was based 50% on corporate financial performance (75% of which was based on core EPS and 25% on core net sales) and 50% on the average financial performance of the five MAPs (25% of which was based on core net sales, 25% on adjusted free cash flow and 50% on core NPAT of each MAP, respectively.). Corporate performance was 198% weighted at 50% and the average financial performance of Corning’s five MAPs was 131% weighted at 50%, resulting in a final PIP result of 165% of target.

GoalSharing is designed to motivate employees to work together to achieve the most critical goals in each business unit. All Corning employees are eligible for GoalSharing with a target opportunity generally equal to 5% of base salary. GoalSharing awards may be 0% to 10% of base salary and the award is weighted 25% on corporate financial performance (using the same metrics as under the PIP) and 75% on the applicable business unit performance.

NEOs’ GoalSharing is based 25% on corporate financial performance and 75% on the average of the results of all business unit plans. In 2021 the NEO’s GoalSharing was earned at 7.44% of base salary.

See page 59 for details on the 2021 PIP and GoalSharing metrics and actual results for the year.

Long-Term Incentives

Beginning in 2020, the Long-Term Incentive (LTI) Plan components were realigned. The portion of LTI provided in cash (CPUs) was reduced from 60% to 25% and the portion of LTI delivered in equity was increased from 40% to 75%. Stock options were eliminated. PSUs were added with PSUs comprising 45% of the LTI target and RSUs comprising 30% of the target. The total portion of LTI tied to corporate financial performance increased from 60% to 70%, with the other 30% tied to stock price performance.

We believe it is important to link LTI metrics to financial measures that will drive the success of our strategic priorities and generate long-term value for our shareholders. We also believe it is important for a significant portion of LTI to be in the form of equity to align our executives’ financial interests with those of our shareholders.

LTI targets are established by the Committee for each NEO annually in February. Mr. Weeks’ 2021 LTI target was $11.65 million. Other NEOs’ targets may be found in footnote 2 to the Summary Compensation Table on page 69 and range from $2.55 million to $4.10 million.

●	PSUs and CPUs represent 45% and 25% of the annual target LTI value, respectively. Payout is based on cash generation and sales growth—measures that support our long-term financial health and success. The 2021 performance measures for PSUs and CPUs are:
	1)	Adjusted free cash flow (70%) which focuses on generating cash to ensure the Company’s financial stability and to allow for investment in innovation and future growth, and
	2)	Core net sales (30%) which focuses on growth.
Actual CPUs and PSUs earned are based on the average of the actual performance for each year in the three-year period, and are subject to an ROIC modifier of up to ±10% (for the years 2021, 2022 and 2023). For 2021, CPUs and PSUs will be vested and released (in the case of PSUs) and paid out (in the case of CPUs) in 2024 based on pre-established performance goals, which are set at the start of each respective single-year performance period.
See page 59 for details on the 2021 PSU and CPU metrics and actual results for the year.
●	RSUs represent 30% of the annual target LTI value. The number of RSUs granted is determined based on the closing stock price on the grant date (the first business day in April), and awards cliff vest approximately three years from the grant date.

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Compensation Discussion & Analysis

CPUs and PSUs — Our Three-Year Performance Period Measurements

*	Performance targets are generally established in February each year for the calendar year. See page 59 for performance measures and results for the applicable year.
**	3-year ROIC improvement target is established at the beginning of each three-year performance period. See pages 59 and 60 for 2019-2021 performance measures and results

CEO Compensation

Over the past seventeen years, under the leadership of Mr. Weeks, Corning has grown significantly, achieved the lowest cost position and market leadership in key businesses, and created new-to-the-world product categories, such as Corning® Gorilla® Glass, heavy-duty diesel substrates and filters, customized fiber-to-the-home solutions and Corning Valor® Glass. During his tenure, Corning’s workforce has also increased by approximately 36,000 employees.

Mr. Weeks’ significant experience and tenure as a CEO was of particular value to the Company and its Directors as we navigated the pandemic in 2020 and 2021, having successfully steered the Company through other periods of significant uncertainty. The quick actions we took in 2020 positioned us to return to growth in the second half of 2020. Under Mr. Weeks’ leadership in 2021, all of Corning’s business units performed well and the Company ended the year with record-breaking core net sales despite the toughest supply chain and logistics challenges the Company had ever experienced.

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Compensation Discussion & Analysis

In 2021, Mr. Week’s target compensation was increased, following the 2020 temporary salary reductions and flat LTI target, as a result of the solid financial performance that protected both our employees and the financial health of the Company during ongoing pandemic-related challenges.

●	Base salary – Mr. Weeks’ 2021 base salary was increased by 3.25% in July 2021 from $1,481,800 to $1,530,000 in line with the annual increase budget for all other U.S. based employees.
●	Short-Term Incentives – 2021 cash PIP and GoalSharing both remained unchanged with targets of 150% of base and 5% of base salary respectively.
●	Long-Term Incentives Target – increased from $9.75 million to $11.65 million after remaining flat for two years.

Ninety percent of Mr. Weeks’ target pay is directly tied to Corning’s business, operating and financial performance or stock price.

Employee Benefits and Perquisites

Employee Benefits: Our NEOs are eligible to participate in the same employee benefits plans as all other eligible U.S. salaried employees. These plans include medical, dental, life insurance, disability, matching gifts, qualified defined benefit and defined contribution plans. We also maintain non-qualified defined benefit and defined contribution retirement and long-term disability plans with the same general features and benefits as our qualified plans for all U.S. salaried employees affected by tax law compensation, contribution or deduction limits.

In addition to the standard benefits available to all eligible U.S. salaried employees, the NEOs are eligible for the benefits and perquisites described in this section.

Executive Supplemental Pension Plan (ESPP): We maintain an ESPP to reward and retain long-serving individuals who are critical to executing Corning’s innovation strategy. Our non-qualified ESPP covers approximately 23 active participants, including all of the NEOs. In 2006, we capped the percentage of cash compensation earned as a retirement benefit under the ESPP at a maximum of 50% of final average pay for 25 or more years of service, a change that applies to all the NEOs. The definition of pay used to determine benefits includes base salary and annual cash bonuses. Long-term cash or equity incentives are not included and do not affect retirement benefits. Executives must have at least ten years of service to be vested under this plan. All NEOs except Mr. Steverson meet the ten-year vesting requirement.

While we seek to maintain well-funded qualified retirement plans, we do not fund our non-qualified retirement plans.

For additional details of the ESPP benefits and plan features, please refer to the section entitled “Retirement Plans” on page 76.

Executive Physical and Wellness: All executives are eligible for an annual physical exam in addition to wellness programs sponsored by Corning for all employees. The cost of the physical is imputed income to the executive.

Other Executive Perquisites: We provide the NEOs with an overall allowance that can be used for home security, modest personal aircraft usage, and limited financial counselling services. Each NEO is responsible for all taxes on any imputed income resulting from these perquisites.

Given the limited commercial flight options available in the Corning, New York area, the Committee believes that a well-managed program of limited personal aircraft use provides an extremely important benefit at a reasonable cost to the Company. We closely monitor business and personal usage of our planes and limit personal usage to keep it at a low percentage of total usage. The Committee establishes annual personal aircraft usage caps under this program (both hours and absolute dollar value) for each NEO. The established cap for the CEO was 100 hours and $170,000; the cap for the other NEOs was approximately half this level or lower. Actual utilization in 2021 fell well below these caps, especially with limited flight options due to the pandemic. For additional details, refer to footnotes relating to “All Other Compensation” included with the Summary Compensation Table starting on page 68.

Executive Severance: We have entered into severance agreements with each NEO. The severance agreements provide clarity for both Corning and the executive if the executive’s employment terminates. By having an agreement in place, we avoid the uncertainty, negotiations and potential litigation that may otherwise occur in the event of termination. The agreements are competitive with market practices at many other large companies and are helpful in retaining senior executives. Additional details can be found under “Arrangements with Named Executive Officers” on page 79.

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Compensation Discussion & Analysis

Executive Change-in-Control Agreements: The Committee believes that it is in the best interests of shareholders, employees and the communities in which Corning operates to ensure an orderly process if a change in control were to occur. The Committee also believes it is important to prevent the loss of key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change in control. Therefore, we have provided each NEO with a change-in-control agreement (separate from the severance agreements described above). The change-in-control agreements provide that an executive’s employment must be terminated or effectively terminated in connection with a change in control in order to receive severance benefits. Additional details about the specific agreements can be found under “Arrangements with Named Executive Officers – Change-in-Control Agreements” on page 81.

In 2012, the Committee approved updated forms of agreements for all corporate officers entering into change-in-control agreements after July 2004, which contain no provision for gross-ups for excise taxes, and cap severance and other benefits at 2.99 times base salary plus target bonus, with cash severance for most officers limited to 2 times base salary plus target bonus. Messrs. Steverson, Tripeny and Musser have the new form of agreements, whereas Messrs. Weeks and McRae have grandfathered agreements that were entered into prior to July 2004.

Compensation Peer Group

Corning is a diversified technology company with five reportable business segments. The majority of our businesses do not have U.S. public company peers. Most of our businesses compete with non-U.S. companies in Asia and Europe, or privately-held companies that do not provide comparable executive compensation disclosure. In attempting to identify peer companies for compensation purposes, Corning must look to globally diversified companies or innovation companies in other industries to find organizations of similar size and complexity (when viewed in terms of revenues, net income, market capitalization, assets and number of employees). For these reasons, our peer group for compensation purposes does not closely resemble the companies with which we compete for business.

●	Our largest competitors and most relevant financial performance peers are not U.S. public companies.
●	Corning must look to globally diversified companies or innovation companies in other industries to find companies of similar size and complexity.

We currently participate in and use several executive compensation surveys for NEO positions. Primary surveys are the Willis Towers Watson General Industry Executive Compensation Survey, the Equilar TrueView Survey and Aon Hewitt Total Compensation Measurement Survey for Executives. The surveys provide general market data for relevant positions in companies with revenues and market capitalization similar to Corning’s in both the technology industry and in general industry.

2021 Compensation Peer Group

The Compensation Peer Group in 2021 is set forth below. It is the same as the Compensation Peer Group in 2020.

Advanced Micro Devices, Inc.	Cummins Inc.	Medtronic, Inc.	TE Connectivity Limited
Agilent Technologies, Inc.	Danaher Corporation	Motorola Solutions, Inc.	Texas Instruments Incorporated
Applied Materials, Inc.	Dover Corporation	NetApp, Inc.	Thermo Fisher Scientific, Inc.
BorgWarner, Inc.	Eaton Corporation PLC	PPG Industries, Inc.
Boston Scientific Corporation	L3Harris Corporation	QUALCOMM, Inc.
Broadcom Corporation	Juniper Networks, Inc.	Rockwell Automation, Inc.

The Company utilizes a fair and challenging Compensation Peer Group as a reference point when setting its executive compensation. The Company’s percentage ranking (using Core performance measures, where applicable) versus the Compensation Peer Group is near to or well-above the median in virtually all measured categories.

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Compensation Discussion & Analysis

PERCENT RANK, CORNING VERSUS COMPENSATION PEER GROUP

Corning uses the Compensation Peer Group solely as a reference point, in combination with broader executive compensation surveys, to assess each NEO’s target total direct compensation (i.e., salary, target bonus, and the grant date fair value of long-term incentives). Our goal is to position our CEO’s target total direct compensation within a competitive range of the Compensation Peer Group median. Median target total direct CEO compensation in the Compensation Peer Group was determined to be $15.0 million, and 75th percentile target total direct CEO compensation was $17.4 million, compared with Corning target total direct CEO compensation of $15.5 million. Beyond the CEO, external data serves as a reference point, with internal equity and individual performance and impact being more important considerations in establishing a base salary and target total direct compensation for the other NEOs.

Compensation Program – Other Governance Matters

Role of Compensation Consultant

The Compensation Committee has the authority to retain and terminate a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. Since 2014, the Committee has retained an executive compensation expert from Frederic W. Cook & Co., Inc. (FW Cook) as its independent consultant.

In 2021, FW Cook attended all Committee meetings. FW Cook advises the Committee on all matters related to NEO and director compensation and assists the Committee in interpreting its data as well as data and recommendations received from the Company.

In 2021, the Company also engaged Compensation Advisory Partners LLC (CAP) and Willis Towers Watson (WTW) to assist management with various executive compensation matters.

The Committee conducted an independence review of FW Cook, CAP and WTW pursuant to SEC and NYSE rules, and concluded that the work of each firm for the Committee did not raise any conflicts of interest concerns. FW Cook provides no services to Corning other than the services rendered to the Committee.

Role of Executive Management in the Executive Compensation Process

Corning’s senior vice president (SVP), Human Resources and SVP, Global Compensation and Benefits, working closely with other members of Corning’s Human Resources, Law and Finance departments, are responsible for designing and implementing executive compensation programs and discussing with the Committee significant proposals or topics that affect executive compensation at the Company. The SVP, Global Compensation and Benefits, formulates the target total compensation recommendations for all executive officers (except the CEO) and reviews the recommendations for each of the other NEOs with the CEO. The NEOs do not recommend or suggest individual compensation actions that benefit them personally.

The CEO may propose adjustments he deems appropriate before management’s recommendations are submitted to the Committee. Recommendations for the CEO’s compensation are prepared by the Committee’s independent compensation consultant (FW Cook) and are not discussed or reviewed with the CEO prior to the Committee’s review and the CEO is not present for discussion of his compensation by the Committee. The Committee recommends the CEO’s compensation to the Board annually.

After the annual budget is finalized each year, the Committee receives management’s recommendations for the annual bonus and long-term incentive plans performance metrics and sets the final targets for the year.

The CFO and the Controller typically attend the annual Committee meeting to review the CD&A and at least one of them attends that portion of the February Committee meeting where performance metrics are reviewed.

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Compensation Discussion & Analysis

Clawback Policy

Our clawback policy gives the Committee the sole and absolute discretion to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and other key employees if such payment was based upon the achievement of financial results that were subsequently the subject of a restatement. The Committee has discretion to seek recovery of any amount that it determines was received inappropriately by such individuals.

Anti-Hedging Policy

Our anti-hedging policy prohibits employees and directors from selling or buying publicly traded options on Corning stock, or trading in any Corning stock derivatives. Additionally, these individuals may not engage in transactions in which they may profit from short-term speculative swings in the value of Corning stock utilizing “short sales” or “put” or “call” options.

Anti-Pledging Policy

Our anti-pledging policy prohibits employees and directors from holding Corning stock in a margin account or pledging Company securities as collateral for a loan.

Accounting Implications

In designing our compensation and benefit programs, we review the accounting implications of our decisions. We seek to deliver cost-effective compensation and benefit programs that meet both the needs of the Company and our employees.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the Committee), which is composed entirely of independent directors, is responsible to the Board of Directors and our shareholders for the oversight and administration of executive compensation at Corning. The Committee approves the principles guiding the Company’s compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for officers) and reports its actions to the Board of Directors for review and, as necessary, approval. The Committee is responsible for interpreting Corning’s executive compensation plans and programs. In the event of any questions or disputes, the Committee may use its judgment and/or discretion to make final administrative decisions regarding these plans and programs. It is our practice that all compensation decisions affecting a corporate officer must be reviewed and approved by the Committee. Additional details regarding the role and responsibilities of the Committee are defined in the Committee Charter, located in the Corporate Governance section of the Company’s website.

The Committee has reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2021.

The Compensation Committee:

Deborah D. Rieman, Chair
Leslie A. Brun
Richard T. Clark
Roger W. Ferguson, Jr.
Kurt M. Landgraf
Hansel E. Tookes II

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Compensation Discussion & Analysis

2021 Compensation Tables

2021 Summary Compensation Table

This table describes the total compensation paid to our NEOs for fiscal years 2021, 2020 and 2019, as required. The components of the total compensation are described in the footnotes below and in more detail in the tables and narratives that follow. For information on the role of each component of compensation, see the description under “Compensation Discussion and Analysis.”

(a)	(b)	(c)		(d)(1)	(e)	(f)(2)	(g)(3)	(h)(4)	(i)
Named Executive Officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Wendell P. Weeks Chairman and Chief Executive Officer	2021	$1,492,648	$0	$8,023,645	$0	$10,820,127	$0	$429,612	$20,766,032
	2020	1,151,245	0	8,417,516	151,467	7,549,868	1,330,636	351,021	18,951,753
	2019	1,457,604	0	2,437,491	1,262,629	3,963,645	4,527,898	634,387	14,283,654
R. Tony Tripeny Executive Vice President and Chief Financial Officer	2021	748,721	0	1,817,807	0	2,947,452	414,876	107,010	6,035,866
	2020	593,210	0	2,098,154	54,636	1,829,521	702,995	95,859	5,374,375
	2019	700,769	0	587,494	304,322	960,485	1,856,908	134,966	4,544,944
Lawrence D. McRae Vice Chairman and Corporate Development Officer	2021	833,604	0	1,897,383	0	3,010,569	0	79,247	5,820,803
	2020	687,804	0	2,400,779	63,336	2,019,691	471,510	48,505	5,691,625
	2019	812,500	0	637,492	330,221	1,104,186	1,842,624	77,664	4,804,687
Eric S. Musser President and Chief Operating Officer	2021	870,837	0	2,630,873	0	3,761,798	163,366	86,427	7,513,301
	2020	645,040	0	2,616,593	65,598	1,917,331	427,990	80,943	5,753,495
Lewis A. Steverson Executive Vice President and Chief Legal and Administration Officer	2021	780,288	0	2,228,528	0	2,751,037	442,144	115,660	6,317,657

(1)	The amounts in the Stock Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units and performance share units granted pursuant to the long-term incentive plan. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2022. This same method was used for the fiscal years ended December 31, 2020 and 2019. There can be no assurance that the grant date fair value amounts will ever be realized.
(2)	The amounts in the Non-Equity Incentive Plan Compensation column reflect the sum of annual short-term incentive payments and earned cash performance units. All of the annual cash bonuses paid to the NEOs are performance-based. Cash bonuses are typically paid annually through two plans: (i) GoalSharing; and (ii) the Performance Incentive Plan (PIP). Awards earned under the 2021 GoalSharing plan were 7.44% of each NEO’s year-end base salary and paid in February 2022. Awards earned under the 2021 PIP were 165% of each NEO’s target bonus opportunity times year-end base salary and paid in March 2022.

Named Executive Officer	Year End Base Salary	2021 PIP Target %	Actual 2021 PIP Performance Results (% Tgt.)	(A) 2021 PIP $ Award	Actual 2021 GoalSharing Performance %	(B) 2021 GoalSharing $ Award
Wendell P. Weeks	$1,530,000	150%	165%	$3,786,750	7.44%	$113,832
R. Tony Tripeny	800,000	95%	165%	1,254,000	7.44%	59,520
Lawrence D. McRae	852,800	85%	165%	1,196,052	7.44%	63,448
Eric S. Musser	900,000	120%	165%	1,782,000	7.44%	66,960
Lewis A. Steverson	825,000	85%	165%	1,157,063	7.44%	61,380

In addition to the 2021 GoalSharing and PIP awards noted above, the amounts in column (f) also reflect the earned portions of CPU awards granted in 2021, 2020 and 2019 on the basis of 2021 performance against established goals. 2021 CPU award payouts will be made in February 2024 based on actual corporate performance compared to the established performance goals averaged over three years (2021, 2022 and 2023) and subject to a ±10% 3-year ROIC modifier as described on page 54. 2020 and 2019 CPU award payouts are based on achievement of annual performance goals averaged over three years (2020, 2021 and 2022) and (2019, 2020 and 2021) respectively and are also subject to a ±10% 3-year ROIC modifier. Annual performance goals are established at the beginning of each year. While the final payout amounts for 2021 and 2020 CPU awards are unknown, the table below reflects the earned amount of 2021, 2020 and 2019 CPU awards, on the basis of 2021 performance results which exclude the portion of the 2021 and 2020 award that remains unearned. The 3-year

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Compensation Discussion & Analysis

ROIC modifier for the period 2019 - 2021 is +3%, so the adjustment in the Summary Compensation Table as a result of this modifier is shown below, since the amount “at risk” had been previously unreported until final performance was known.

Named Executive Officer	2021 LTI Target	2021 CPU Target Award	2021 CPU Performance Results %	(C) Prorated Earned 2021 CPU Award Based on 2021 Performance (Year One of Three)*	2020 CPU Target Award	(D) Prorated Earned 2020 CPU Award Based on 2021 Performance (Year Two of Three)*	2019 CPU Target Amount	(E) Prorated Earned 2019 CPU Award Based on 2021 Performance (Year Three of Three)*	(F) Prorated Earned 2019 CPU Award Based on 2019 - 2021 ROIC Modifier**
Wendell P. Weeks	$11,650,000	$2,912,500	175%	$1,529,063	$2,437,500	$1,279,688	$5,850,000	$3,071,250	$1,039,544
R. Tony Tripeny	2,550,000	637,500	175%	334,688	587,500	308,438	1,410,000	740,250	250,556
Lawrence D. McRae	2,600,000	650,000	175%	341,250	637,500	334,688	1,530,000	803,250	271,881
Eric S. Musser	4,100,000	1,025,000	175%	538,125	731,250	383,906	1,410,000	740,250	250,557
Lewis A. Steverson	3,450,000	862,500	175%	452,813	631,250	331,406	1,065,000	559,125	189,250
*	each annual portion is reduced by 10% before applying the annual performance factor since such portion is subject to the 3-year ROIC modifier which result is not known until the end of the 3-year performance period
**	2019 CPUs were subject to a +3% modifier based on 2019-2021 ROIC improvement of 150 basis points against pre-established objectives
The amount disclosed in column (f) of the Summary Compensation Table consists of the total (A) + (B) + (C) + (D) + (E) + (F) shown in this footnote (3).
(3)	The amounts in column (g) reflect the increase in the actuarial present value of the NEOs’ benefits under all defined benefit pension plans established by the Company, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Although column (g) is also used to report the amount of above-market earnings on compensation that is deferred under the nonqualified deferred compensation plan, Corning does not have any above-market earnings under its nonqualified deferred compensation plan, also referred to as the Supplemental Investment Plan. In 2021 the discount rate used to value the actuarial liability increased approximately 36 basis points from 2.52% to 2.88%. This change resulted in a decrease in the present value of pension benefits for Messrs. Weeks (-$2,088,539) and McRae (-$561,891), which results in zero value reported in the Summary Compensation Table. Discount rate changes over the past several years have resulted in significant year-to-year fluctuations in the present value of pension benefits as shown below:

Named Executive Officer	2021 Present Value of Pension Benefits	2020 Present Value in Pension Benefits	2019 Present Value of Pension Benefits	2018 Present Value of Pension Benefits
Wendell P. Weeks	$31,472,765	$33,561,304	$32,230,668	$27,702,770
R. Tony Tripeny	9,949,343	9,534,467	8,831,472	6,974,564
Lawrence D. McRae	12,187,537	12,749,428	12,277,918	10,435,294
Eric S. Musser	11,147,934	10,984,568	--------- Not a NEO --------
Lewis A. Steverson	3,555,981		--------- Not a NEO --------
Valuation Discount Rate	2.88%	2.52%	3.31%	4.29%
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Compensation Discussion & Analysis

(4)	The following table shows “All Other Compensation” amounts provided to the NEOs. The value of the personal aircraft rights in the table below reflects the incremental cost of providing such perquisites and is calculated based on the average variable operating costs to the Company. Hourly rates are developed using variable operating costs that include fuel costs, mileage, maintenance, crew travel expense, catering and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilot salaries, hangar expense and general taxes and insurance, are excluded.

Named Executive Officer	Year	Company Match on Qualified 401(k) Plan	Company Match on Supplemental Investment Plan	Value of Personal Aircraft Rights(i)	Value of Home Security Costs and Financial Counseling(ii)		Expatriate Benefits	Other(iii)	Total All Other Compensation
Wendell P. Weeks	2021	$ 10,703	$ 81,468	$ 131,243	$ 193,364	(iv)	$ 0	$ 12,834	$ 429,612
R. Tony Tripeny	2021	5,200	26,698	4,235	59,946		0	10,931	107,010
Lawrence D. McRae	2021	6,422	45,053	24,110	3,231		0	431	79,247
Eric S. Musser	2021	15,490	0	65,431	0		0	5,506	86,427
Lewis A. Steverson	2021	5,200	28,064	77,356	3,609		0	1,431	115,660
(i)	Amounts shown above reflect aircraft usage during calendar year 2021. Mr. Weeks’s use of Corning aircraft for travel to non-Corning corporate board meetings is also included.
(ii)	NEOs may use their executive allowance for residential security or financial counseling services. Corning reimburses for expenses incurred within the individual allowance, and imputes the income.
(iii)	These amounts include costs attributable to executive physicals, including associated travel costs, an annual Board gift, and contributions made under the Corning Incorporated Foundation Matching Gifts Program.
(iv)	This reflects Company-paid expenses relating to personal and residential security benefitting Mr. Weeks and, through association, his family. Mr. Weeks’ personal safety and security are of vital importance to the Company’s business and prospects, and the Board considers these costs to be appropriate. However, because these costs can be viewed as conveying a personal benefit to Mr. Weeks, they are reported as perquisites in this column.
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Compensation Discussion & Analysis

2021 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)		(b)	(c)	(d)(1)	(e)(1)	(f)(1)	(g)(2)	(h)(2)	(i)(2)	(j)	(k)	(l)	(m)	(n)
Named Executive Officer	Award	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Wendell P. Weeks	Performance Incentive Plan	n/a		0	2,295,000	4,590,000
	GoalSharing Plan	n/a		0	76,500	153,000
	Cash Performance Units	2/3/21	2/3/21	0	2,912,500	6,407,500
	2020 Performance Share Units	2/3/21	2/3/21				0	76,531	168,368				36.34	2,781,137(3)
	2021 Performance Share Units	4/1/21	2/3/21				0	39,725	87,395				43.99	1,747,503(4)
	Time-Based Restricted Stock Units	4/1/21	2/3/21							79,450			43.99	3,495,006(5)
R. Tony Tripeny	Performance Incentive Plan	n/a		0	760,000	1,520,000
	GoalSharing Plan	n/a		0	40,000	80,000
	Cash Performance Units	2/3/21	2/3/21	0	637,500	1,402,500
	2020 Performance Share Units	2/3/21	2/3/21				0	18,446	40,581				36.34	670,328(3)
	2021 Performance Share Units	4/1/21	2/3/21				0	8,695	19,129				43.99	382,493(4)
	Time-Based Restricted Stock Units	4/1/21	2/3/21							17,390			43.99	764,986(5)
Lawrence D. McRae	Performance Incentive Plan	n/a		0	724,880	$1,449,760
	GoalSharing Plan	n/a		0	42,640	85,280
	Cash Performance Units	2/3/21	2/3/21	0	650,000	1,430,000
	2020 Performance Share Units	2/3/21	2/3/21				0	20,016	44,035				36.34	727,381(3)
	2021 Performance Share Units	4/1/21	2/3/21				0	8,866	19,505				43.99	390,015(4)
	Time-Based Restricted Stock Units	4/1/21	2/3/21							17,731			43.99	779,987(5)
CORNING 2022 PROXY STATEMENT	71

Compensation Discussion & Analysis

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)		(b)	(c)	(d)(1)	(e)(1)	(f)(1)	(g)(2)	(h)(2)	(i)(2)	(j)	(k)	(l)	(m)	(n)
Named Executive Officer	Award	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Eric S. Musser	Performance Incentive Plan	n/a		0	1,080,000	2,160,000
	GoalSharing Plan	n/a		0	45,000	90,000
	Cash Performance Units	2/3/21	2/3/21	0	1,025,000	2,255,000
	2020 Performance Share Units	2/3/21	2/3/21				0	18,446	40,581				36.34	670,328(3)
	2021 Performance Share Units	4/1/21	2/3/21				0	13,980	30,756				43.99	614,980(4)
	Time-Based Restricted Stock Units	4/1/21	2/3/21									27,961	43.99	1,230,004(5)
	2020 Performance Share Units	2/3/21	2/3/21				0	3,180	6,996				36.34	115,561(3)
Lewis A. Steverson	Performance Incentive Plan	n/a		0	701,250	1,402,500
	GoalSharing Plan	n/a		0	41,250	82,500
	Cash Performance Units	2/3/21	2/3/21	0	862,500	1,897,500
	2020 Performance Share Units	2/3/21	2/3/21				0	15,699	34,538				36.34	570,502(3)
	2021 Performance Share Units	4/1/21	2/3/21				0	11,764	25,881				43.99	517,498(4)
	Time-Based Restricted Stock Units	4/1/21	2/3/21									23,528	43.99	1,034,997(5)
	2020 Performance Share Units	2/3/21	2/3/21				0	2,904	6,389				36.34	105,531(3)
(1)	The amounts shown in columns (d), (e) and (f) reflect the award amounts under (i) the Company’s 2021 Performance Incentive Plan (PIP) (ii) the 2021 GoalSharing Plan and (iii) the Cash Performance Units (CPUs) under the Corning 2021 Corporate Performance Plan. Awards under these plans are paid in cash. If the threshold level of performance is not met, the payout will be 0%. If the performance target is met, the payout will be 100% of the target award. If the maximum level of performance is met for GoalSharing and PIP, the payout will be 200% of the target award, and 220% for CPUs, which represents the 200% performance metrics cap plus the maximum 10% ROIC modifier. PIP and GoalSharing awards are based on the individual’s cash 2021 bonus target and year-end base salary. Actual awards earned for CPUs are based on average annual performance against established metrics for three one-year performance periods (2021, 2022 and 2023), adjusted up or down by up to 10% based on ROIC results versus the pre-established goal for the three-year period, and will be payable in February 2024.
(2)	The amounts shown in columns (g), (h) and (i) reflect PSUs that are earned based on 2021 performance. If the threshold level of performance is not met, the payout will be 0%. If the performance target is met, the payout will be 100% of the target award. If the maximum level of performance is met the payout will be 220% of the target award which represents the 200% performance metrics cap plus the maximum 10% ROIC modifier. Actual awards earned for PSUs are based on average annual performance against established metrics for three one-year performance periods (2021, 2022, 2023 for 2021 PSUs, and 2020, 2021 and 2022 for 2020 PSUs), adjusted up or down by up to 10% based on ROIC results versus the pre-established ROIC goal for the three-year period. The awards will be payable in April 2024 for the 2021 PSUs and April 2023 for the 2020 PSUs. Because the grant date for a PSU occurs when the performance goals are approved, the reported number of shares reflects the portion of the PSUs for which performance goals were set in 2021 (i.e. 1/3 of the total award).
72	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

(3)	These amounts reflect the total grant date fair value computed in accordance with FASB ASC Topic 718 of PSUs granted in calendar year 2021 and correspond to the amounts set forth in column (d) for 2021 of the Summary Compensation Table. Mr. Musser was awarded additional PSUs in connection with his promotion to President and Chief Operating Officer. Mr. Steverson was awarded additional PSUs in connection with his expanded role as Executive Vice President, Chief Administrative Officer and General Counsel.
(4)	These amounts reflect the total grant date fair value computed in accordance with FASB ASC Topic 718 of PSUs granted in calendar year 2021 pursuant to the Corning 2012 Long-Term Incentive Plan and correspond to the amounts set forth in column (d) for 2021 of the Summary Compensation Table.
(5)	These amounts reflect the total grant date fair value computed in accordance with FASB ASC Topic 718 of awards granted in calendar year 2021 pursuant to the Corning 2012 Long-Term Incentive Plan and correspond to the amounts set forth in column (d) for 2021 of the Summary Compensation Table. Awards vest 100% three years after grant date.
CORNING 2022 PROXY STATEMENT	73

Compensation Discussion & Analysis

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table shows stock option awards classified as exercisable and unexercisable as of December 31, 2021. The table also shows unvested restricted stock and restricted stock unit awards assuming a market value of $37.23 a share (the NYSE closing price of the Company’s stock on December 31, 2021).

Option Awards							Stock Awards
Named Executive Officer	Grant Date	Vesting Code(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Wendell P. Weeks	04/30/14	A	41,846	0	20.91	04/30/24	547,122	$ 20,369,352	211,012	$7,855,977
	05/30/14	A	41,080	0	21.30	05/30/24
	03/31/15	A	44,092	0	22.68	03/31/25
	04/30/15	A	47,778	0	20.93	04/30/25
	05/29/15	A	47,801	0	20.92	05/29/25
	05/31/16	A	49,366	0	20.89	05/31/26
	03/31/17	A	137,514	0	27.00	03/31/27
	04/02/18	A	149,849	0	27.03	04/02/28
	04/01/19	A	0	143,721	33.92	04/01/29
	05/15/20	B	14,509	29,016	19.65	05/15/30
	Total		573,835	172,737
R. Tony Tripeny	03/31/14	A	6,004	0	20.82	03/31/24	130,360	4,853,303	48,220	1,795,231
	04/30/14	A	5,978	0	20.91	04/30/24
	05/30/14	A	5,869	0	21.30	05/30/24
	03/31/15	A	5,787	0	22.68	03/31/25
	04/30/15	A	6,271	0	20.93	04/30/25
	05/29/15	A	6,274	0	20.92	05/29/25
	03/31/16	A	8,377	0	20.89	03/31/26
	04/29/16	A	9,373	0	18.67	04/29/26
	05/31/16	A	8,377	0	20.89	05/31/26
	03/31/17	A	31,670	0	27.00	03/31/27
	04/02/18	A	35,381	0	27.03	04/02/28
	04/01/19	A	0	34,640	33.92	04/01/29
	05/15/20	B	5,234	10,466	19.65	05/15/30
	Total		134,595	45,106
74	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

Option Awards							Stock Awards
Named Executive Officer	Grant Date	Vesting Code(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Lawrence D. McRae	03/31/16	A	13,463	0	20.89	03/31/26	140,527	$5,231,820	50,616	$1,884,434
	04/29/16	A	15,064	0	18.67	04/29/26
	05/31/16	A	13,463	0	20.89	05/31/26
	03/31/17	A	37,504	0	27.00	03/31/27
	04/02/18	A	39,960	0	27.03	04/02/28
	04/01/19	A	0	37,588	33.92	04/01/29
	05/15/20	B	6,067	12,133	19.65	05/15/30
	Total		125,521	49,721
Eric S. Musser	04/01/19	A	0	34,640	33.92	04/01/29	157,693	5,870,910	67,892	2,527,619
	05/15/20	B	6,284	12,566	19.65	05/15/30
	Total		6,284	47,206
Lewis A. Steverson	04/01/19	A	0	26,165	33.92	04/01/29	153,284	5,706,763	57,616	2,145,044
	05/15/20	B	0	6,338	19.65	05/15/30
	Total		0	32,503
(1)	The Company uses the following vesting codes:
	A:	100% Vesting 3 years after grant date
	B:	1/3 Vesting 1 year after grant date, 1/3 Vesting 2 years after grant date and 1/3 Vesting 3 years after grant date
(2)	Amounts include:
	(i)	69,052; 16,393; 17,816; 16,393 and 12,301 restricted share units granted to Messrs. Weeks, Tripeny, McRae, Musser and Steverson respectively, on April 1, 2019, which vest on April 15, 2022.
	(ii)	147,612; 35,383; 38,423; 35,394 and 30,081 restricted share units granted to Messrs. Weeks, Tripeny, McRae, Musser and Steverson, respectively, on April 1, 2020, and 6,142 and 5,608,restricted share units granted to Messrs. Musser and Steverson, respectively, on June 15, 2020, which vest on April 14, 2023.
	(iii)	5,803; 2,093; 2,426; 2,513 and 21,003 restricted share units granted to Messrs. Weeks, Tripeny, McRae, Musser and Steverson, respectively, on May 15, 2020, which vest ratably on May 15, 2022, and May 15, 2023.
	(iv)	1,159 restricted share units granted to Mr. Steverson on June 15, 2020 which vest ratably on June 15, 2022 and June 15, 2023
	(v)	245,205; 59,101; 64,131; 69,290; and 59,604 performance share units granted to Messrs. Weeks, Tripeny, McRae, Musser and Steverson, respectively, on July 15, 2020, which vest ratably on May 15, 2022 and May 15, 2023, and for which 2020 and 2021 payout factors have been determined.
	(vi)	79,450; 17,390; 17,731; 27,961 and 23,528 restricted share units granted to Messrs. Weeks, Tripeny, McRae, Musser and Steverson, respectively, on April 1, 2021, which vest on April 15, 2024.
(3)	Year-end market price is based on the December 31, 2021 NYSE closing price of $37.23.
(4)	Amounts include:
	(i)	91,837; 22,135; 24,019; 25,951 and 22,324 performance share units granted to Messrs. Weeks, Tripeny, McRae, Musser and Steverson, respectively, on July 15, 2020, which vest on April 15, 2023.
	(ii)	119,175; 26,085; 26,597; 41,941; and 35,292 performance share units granted to Messrs. Weeks, Tripeny, McRae, Musser, and Steverson, respectively, on April 1, 2021, which vest on April 15, 2024.
CORNING 2022 PROXY STATEMENT	75

Compensation Discussion & Analysis

Options Exercised and Shares Vested in 2021

The following table sets forth certain information regarding options exercised and restricted stock and restricted stock units that vested during 2021 for the NEOs.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wendell P. Weeks	146,629	$2,596,770	130,399	$5,826,316
R. Tony Tripeny	44,795	1,099,811	31,918	1,423,378
Lawrence D. McRae	104,220	2,180,646	36,971	1,649,465
Eric S. Musser	35,381	635,797	35,417	1,575,102
Lewis A. Steverson	37,434	711,691	28,060	1,243,676

Retirement Plans

Qualified Pension Plan

Corning maintains a qualified defined benefit pension plan to provide retirement income to Corning’s U.S.-based employees which was amended effective July 1, 2000, to include a cash balance component. All salaried and non-union hourly employees as of July 1, 2000, were given a choice to prospectively accrue benefits under the previously existing career average earnings formula or a cash balance formula, if so elected. Employees hired subsequent to July 1, 2000, earn benefits solely under the cash balance formula.

Benefits earned under the career average earnings formula are equal to 1.5% of plan compensation plus 0.5% of plan compensation on which employee contributions have been made. Under the career average earnings formula, participants may retire as early as age 55 with 5 years of service. Unreduced benefits are available when a participant attains the earlier of age 60 with 5 years of service or age 55 with 30 years of service. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Pension benefits earned under the career average earnings formula are distributed in the form of a lifetime annuity with six years of payments guaranteed.

Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits vary between 3% and 8% based on the participant’s age plus service at the end of the year. Interest credits are based on 10-year Treasury bond yields, subject to a minimum credit of 3.80%. Pension benefits under the cash balance formula may be distributed as either a lump sum of the participant’s hypothetical account balance or an actuarial equivalent life annuity.

Messrs. Weeks, McRae and Musser are earning benefits under the career average earnings formula. Messrs. Tripeny and Steverson are earning benefits under the cash balance formula. All of the active NEOs except Mr. Steverson are currently eligible to retire under the plan.

Supplemental Pension Plan and Executive Supplemental Pension Plan

Since 1986, Corning has maintained non-qualified pension plans to attract and retain its executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified plans. The benefits provided under the Supplemental Pension Plan (SPP) are equal to the difference between the benefits provided under the Corning Incorporated Pension Plan and benefits that would have been provided thereunder if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the Code).

Each NEO participates in the Corning Incorporated Executive Supplemental Pension Plan (ESPP). Participants in the ESPP receive no benefits from the SPP, other than earned SPP benefits under the cash balance formula prior to their participation in the ESPP, if any (the value of which is subtracted from the final ESPP annuity benefit). Executives fully vest in their ESPP benefit upon attainment of age 50 with 10 years of service. All NEOs except Mr. Steverson are fully vested in the ESPP.

76	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

Under the ESPP, participants earn benefits based on the highest 60 consecutive months of average plan compensation over the last 120 months immediately preceding the date of termination of employment.

A change in the benefits provided under the ESPP formula was approved in December 2006. Following the change, gross benefits determined under this plan are equal to one of two benefit formulas:

Formula A: 2.0% of average plan compensation multiplied by years of service up to 25 years

Formula B: 1.5% of average plan compensation multiplied by years of service.

Benefits are determined under Formula A for all NEOs.

Benefits earned under the Corning Incorporated Pension Plan and the cash balance formula of the SPP prior to ESPP participation, if any, will offset benefits earned under the ESPP.

Participants may retire as early as age 55 with 10 years of service. Unreduced benefits under Formulas A and B are available when a participant attains the earlier of age 60 with 10 years of service or age 55 with 25 years of service. Participants with accrued benefits in excess of four times the annual compensation limitation under Section 401(a)(17) of the Code must be age 57 with 25 years of service to receive an unreduced benefit under the ESPP. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Benefit reductions of 1% per year by which retirement precedes age 57 apply if the four-times-annual-compensation-limit rule noted above is in effect for the participant.

Benefits earned under the ESPP are distributed in the form of a lifetime annuity, with six years of payments guaranteed except for benefits earned under the cash balance formula of the SPP prior to becoming a participant in the ESPP, which is distributed as a lump sum of the participant’s credited balance.

All NEOs except Mr. Steverson are currently eligible to retire under the ESPP.

Pension Benefits

The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the qualified pension plan and the ESPP. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. For example, an executive under the ESPP formula who is age 50 with 20 years of service would be assumed to retire at age 55 due to eligibility of unreduced benefits at 25 years of service. No termination, disability or death was assumed to occur prior to retirement. Otherwise, the assumptions used are described in Note 12 to our Financial Statements for the year ended December 31, 2021, of our Annual Report on Form 10-K filed with the SEC on February 14, 2022.

Named Executive Officer	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Wendell P. Weeks	Qualified Pension Plan	39		$ 2,367,047	$0
	ESPP	25	(1)	29,105,718	0
R. Tony Tripeny	Qualified Pension Plan	36		492,058	0
	ESPP	25	(1)	9,457,285	0
Lawrence D. McRae	Qualified Pension Plan	36		2,011,722	0
	ESPP	25	(1)	10,175,815	0
Eric S. Musser	Qualified Pension Plan	36		1,825,862	0
	ESPP	25	(1)	9,322,072	0
Lewis A. Steverson	Qualified Pension Plan	9		168,156	0
	ESPP	9		3,387,825	0

(1)	Under Formula A, years of service are capped at 25 years, in determining benefits under the ESPP.

CORNING 2022 PROXY STATEMENT	77

Compensation Discussion & Analysis

The compensation considered for purposes of determining benefits under the qualified pension plan and the ESPP for the NEOs is the “Salary” plus the GoalSharing and PIP cash bonuses set forth in the Summary Compensation Table. Bonuses are included as compensation in the calendar year paid. Long-term cash or equity incentives are not (and have never been) considered as eligible earnings for determining retirement benefits under these plans. For the 2021 calendar year, the NEOs’ eligible earnings and final average compensation were as follows:

	As of December 31, 2021
Named Executive Officer	Eligible Pension Earnings	Final Average Earnings
Wendell P. Weeks	$3,828,101	$3,800,265
R. Tony Tripeny	1,371,479	1,210,847
Lawrence D. McRae	1,596,967	1,513,477
Eric S. Musser	1,703,751	1,355,336
Lewis A. Steverson	1,435,915	1,251,552

Non-qualified Deferred Compensation

The table below shows the contributions, earnings and account balances for the NEOs in the Supplemental Investment Plan. Pursuant to the Company’s Supplemental Investment Plan, the NEOs may choose to defer up to 75% of annual base salary and up to 75% of GoalSharing and PIP cash bonuses. The participant chooses from the same funds available under our Company Investment Plan (401(k)) in which to “invest” the deferred amounts. No cash is actually invested in the unfunded accounts under the Supplemental Investment Plan. Deferred amounts incur gains and losses based on the performance of the individual participant’s investment fund selections. Participants may change their elections among these fund options. Corning does not have any above market earnings under its Supplemental Investment Plan. All of our current NEOs have more than three years of service with the Company, so all of the Company’s matching contributions are fully vested. Participants cannot withdraw any amounts from their deferred compensation balances until retirement from the Company at or after age 55 with 5 years of service. Participants may elect to receive distributions as a lump sum payment or two to five annual installments. If an NEO leaves the Company prior to retirement, the account balance is distributed in a lump sum six months following the executive’s departure.

No NEO withdrawals or distributions were made in 2021.

Named Executive Officer	Aggregate Balance at January 1, 2021	Executive Contributions in 2021(1)	Company Contributions in 2021(2)	Aggregate Earnings in 2021(3)	Aggregate Withdrawals/ Distributions in 2021	Aggregate Balance as of December 31, 2021
Wendell P. Weeks	$8,581,792	$ 79,159	$81,468	$825,059	$0	$9,567,478
R. Tony Tripeny	4,362,855	133,490	26,698	814,458	0	5,337,501
Lawrence D. McRae	45,302	72,960	45,053	8,330	0	171,645
Eric S. Musser	0	0	0	0	0	0
Lewis A Steverson	754,315	133,648	28,064	92,460	0	1,008,487

(1)	Reflects participation in the Supplemental Investment Plan by Messrs. Weeks, Tripeny, McRae and Steverson in the deferral of a portion of their 2021 base salaries and participation by Messrs. Tripeny and Steverson in the deferral of a portion of the bonus received in 2021 for prior year performance. The Named Executive Officers’ contributions are included in the Summary Compensation Table, as a part of Salary and/or Non-Equity Incentive Plan Compensation.
(2)	Reflects Company match on the Supplemental Investment Plan, which was credited to the account of the Named Executive Officers in 2021. All of these amounts are included in the All Other Compensation column of the Summary Compensation Table (and are also detailed in footnote (5) to that Table).
(3)	Reflects aggregate earnings on each type of deferred compensation listed above. The earnings on deferred base salary and bonus payments are calculated based on the actual returns from the same fund choices that Company employees have in the qualified 401(k) plan. Currently, employees have 16 fund choices that they may select from. As nonqualified plans, these plans are unfunded, which means that no actual dollars are invested in these funds. The Company does not provide any above-market interest rates or other special terms for any deferred amounts. These amounts are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

78	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

Arrangements with Named Executive Officers

Severance Agreements

We have entered into severance agreements with each of our NEOs. All new executive severance agreements and executive change-in-control agreements entered into after July 2004, limit the benefits that may be provided to an executive to 2.99 times the executive’s annual compensation of base salary plus target incentive payments. Messrs. Weeks and McRae have agreements which were in effect prior to July 2004. Messrs. Tripeny, Musser and Steverson all have the new form of agreement.

Severance Agreements—Mr. Weeks

Under Mr. Weeks’ severance agreement, if he is terminated involuntarily, and without cause, or as a result of disability, he is entitled to the following:

●	Base salary, reimbursable expenses and annual bonus accrued and owing as of the date of termination (lump sum payment);
●	A severance amount equal to 2.99 times the sum of his then-base salary plus his annual bonus amount (calculated at 100% of target) (lump sum payment);
●	Continued participation in the Company’s benefit plans for up to three years; and
●	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request.

If however, Mr. Weeks is terminated for cause or he resigns, he would (1) be entitled to accrued, but unpaid salary (lump sum payment) and any reimbursable expenses accrued or owing to him and, if terminated for cause, (2) forfeit any outstanding stock awards.

Severance Agreements—Other Named Executive Officers

Under the severance agreements, an NEO is entitled to severance payments if he is terminated involuntarily other than for cause.

Generally, under the severance agreements, an NEO (other than Mr. Weeks) is entitled to receive the following:

●	Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);
●	A severance amount equal to two times the executive’s then-base salary plus an annual bonus amount (an amount equal to executive’s salary multiplied by the executive’s target percentage in effect on the termination date under the Company’s Performance Incentive Plan and 5% target under the GoalSharing Plan) (lump sum payment). However, if the base salary is greater than $599,000 then severance is the lesser of 3.5 times base salary (4 times base for the Chief Operating Officer) or 2.99 times base salary plus target bonus;
●	Continued medical, dental and hospitalization benefits for 24 months;
●	In the calendar year following the year in which the termination occurs (subject to a six-month waiting period), the purchase of his principal residence by the Company upon request; and
●	Outplacement benefits up to a maximum amount of $50,000.

The following table reflects the amounts that would be payable under the various arrangements assuming termination occurred at December 31, 2021.

CORNING 2022 PROXY STATEMENT	79

Compensation Discussion & Analysis

TERMINATION SCENARIOS (INCLUDING SEVERANCE, IF ELIGIBLE)

Named Executive Officer		Voluntary(1)	For Cause	Death	Disability(1)	Without Cause
Wendell P. Weeks	Severance Amount	n/a	n/a	n/a	n/a	$11,665,485
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	57,195	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	n/a
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	250,000 to 1,000,000	(3)
	Pension—Non-Qualified Annuity	$1,757,371	$0	$1,757,371	$1,757,371	1,757,371
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Annuity	142,762	142,762	71,381	142,762	142,762
R. Tony Tripeny	Severance Amount	n/a	n/a	n/a	n/a	2,800,000
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	57,752	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	50,000 to 250,000	(3)
	Pension—Non-Qualified Annuity	575,778	0	425,919	575,778	575,778
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Lump Sum	482,556	482,556	482,556	482,556	482,556
Lawrence D. McRae	Severance Amount	n/a	n/a	n/a	n/a	3,240,640
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	57,752	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	50,000 to 250,000	(3)
	Pension—Non-Qualified Annuity	631,542	0	488,078	631,542	631,542
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Annuity	124,720	124,720	62,360	124,720	124,720
Eric S. Musser	Severance Amount	n/a	n/a	n/a	n/a	3,600,000
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	38,130	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	50,000 to 250,000	(3)
	Pension—Non-Qualified Annuity	566,366	0	416,719	566,366	566,366
	Pension—Non-Qualified Lump Sum	n/a	n/a	n/a	n/a	n/a
	Pension—Qualified Annuity	110,809	110,809	55,405	110,809	110,809
Lewis A. Steverson	Severance Amount	n/a	n/a	n/a	n/a	2,887,500
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	38,306	(2)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	50,000 to 250,000	(3)
	Pension—Non-Qualified Annuity	n/a	n/a	n/a	203,204	n/a
	Pension—Non-Qualified Lump Sum	405,394	0	405,394	n/a	405,394
	Pension—Qualified Lump Sum	158,126	158,126	158,126	158,126	158,126

(1)	Non-qualified plan benefits shown for all NEOs except Mr. Steverson are payable from the Executive Supplemental Pension Plan. The timing and form of the benefits payable in the table above for a voluntary termination for all NEOs except Mr. Steverson, is as an immediate life annuity. Mr. Steverson is not yet vested in his Executive Supplemental Pension Plan benefits. Mr. Steverson would receive a non-qualified lump sum from the Supplemental Pension Plan for a voluntary termination.
(2)	The value of welfare benefits continuation is estimated at $19,065 per year for three years for Mr. Weeks. Benefits continuation for Messrs. Tripeny and McRae is $28,876, Mr. Musser is $19,065, and Mr. Steverson is $19,153 per year respectively, for two years.
(3)	Under the terms of the severance agreements, the NEOs may also request that Corning purchase their principal residence in the Corning, New York area. Corning is unable to accurately and precisely estimate the value that may be delivered under this provision as it requires an independent appraisal of the executive’s residence, as well as, for Mr. Weeks, a calculation of the executive’s purchase price of the residence plus a percentage of documented improvements made to the property. These values are not maintained by Corning in its normal course of business. They are required only if an executive is terminated. Such purchase must be finalized in the calendar year following the year in which the executive’s termination occurred (subject to a six-month waiting period).

80	CORNING 2022 PROXY STATEMENT

Compensation Discussion & Analysis

Change-in-Control Agreements

We have entered into change-in-control agreements with each of the NEOs. These agreements are intended to provide for continuity of management if there is a change in control of the Company. These agreements will be effective until the executive leaves the employ of Corning or until the executive ceases to be an officer of Corning.

If during the term of the agreement a change in control occurs, the restrictions on all restricted stock and restricted stock units held by the NEO lapse, and any stock options vest and become immediately exercisable. Cash performance units and performance stock units are adjusted based on actual performance for completed performance periods and assumed performance of 100% for incomplete performance and adjusted CPUs and PSUs are vested and released immediately.

The NEOs are also entitled to severance and other benefits upon certain terminations of employment following or in connection with a change in control.

●	For Mr. Weeks, benefits are payable if he (i) is terminated without cause or resigns for “good reason,” each during a “potential change in control period” or (ii) resigns or is terminated for any reason or within four years following a change in control.
●	For the NEOs (other than Mr. Weeks), benefits are payable if their employment is terminated (other than for cause, by reason of death or disability, or by the executive for any reason) during a potential change in control period, or within two years following a change in control.

The benefits payable are as follows:

●	Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);
●	A severance amount equal to 2.99 times (for Mr. Weeks) and two times (for Messrs. Tripeny, McRae, Musser and Steverson) the NEO’s then-current base salary plus an annual bonus amount (lump sum payment);
●	Continued participation in the Company’s benefit plans for 3 years;
●	Upon request, purchase of the NEO’s principal residence in the Corning, NY area; and
●	Outplacement benefits (equal to 20% of base salary) (excluding Mr. Weeks).

If the employment of an NEO (other than Mr. Weeks) is terminated for cause or he resigns for other than good reason, or the NEO’s employment terminates by reason of death or disability, the NEO is entitled to accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment). In addition, Messrs Weeks and McRae are generally entitled to receive a gross-up payment in an amount sufficient to make him whole for any federal excise tax on excess parachute payments imposed under Section 280G and 4999 of the IRC. However, if the federal excise tax can be avoided by reducing the related payments by a present value of $45,000 or less, then the payment will be reduced to the extent necessary to avoid the excise tax and no gross-up payment will be made to the NEO.

The following table reflects the amounts that would be payable under the various arrangements assuming that a change in control occurred on December 31, 2021.

	Cash-based					Long-Term Incentives(1)
Named Executive Officer	Cash Severance	Interrupted Perf. Cycles	ESPP	Misc. Benefits	Excise Tax Gross Up	Interrupted CPU Perf. Cycles	Share-based Awards	Total Benefits
Wendell P. Weeks	$11,704,500	$0	$29,500,424	$107,195	$0	$7,345,625	$23,922,351	$72,580,095
R. Tony Tripeny	2,800,000	0	9,588,999	107,752	0	1,689,875	5,819,363	20,005,989
Lawrence D. McRae	3,240,640	0	10,327,686	107,752	0	1,781,500	6,428,983	21,886,561
Eric S. Musser	3,600,000	0	6,626,003	88,129	0	2,392,750	7,225,526	19,932,408
Lewis A. Steverson	2,887,500	0	3,408,865	88,306	0	2,037,625	6,893,993	15,316,289

(1)	Long-term incentives includes a combination of equity (stock options, performance stock units and restricted stock units) and cash (cash performance units), which vest upon a change of control.

CORNING 2022 PROXY STATEMENT	81

Compensation Discussion & Analysis

In addition to the above, the NEOs may also request that Corning purchase their principal residence. Corning is unable to accurately and precisely estimate the value as it requires an independent appraisal of the executive’s residence and, for all, a calculation of the executive’s purchase price of such residence and any documented improvements made to the property. This is data that Corning does not maintain in its normal course of business. See footnote (3) to the “Termination Scenarios” on page 80.

Pay Ratio Disclosure

For 2021, the annual total compensation of the median employee, excluding our CEO, was $40,760 and the annual total compensation of our CEO was $20,766,032. Accordingly, the ratio of the CEO’s annual total compensation to the annual total compensation of the median employee was 509:1.

This reflects analysis of our global workforce of 60,735 employees as of October 1, 2021, which excludes 805 employees in Brazil, 354 employees in India, 148 employees in South Africa, and 247 employees in Turkey, which are de minimis. We used estimated total cash compensation to determine the median employee. Our estimate of total cash compensation for our full 2021 fiscal year included (i) annual base salary plus annual incentives calculated at target for salaried employees and (ii) hourly salary rate times annual standard hours plus additional adjustments for shift differentials, estimated overtime rates, production bonuses, holiday bonuses, fixed bonuses and other cash allowances paid to hourly employees.

Our estimates were based on an analysis of the pay components and payrolls in each of the 40 countries in which we operate, excluding Brazil, India, South Africa and Turkey. Total cash compensation rates of employees paid in foreign currencies were converted into U.S. dollars using our standard monthly foreign exchange conversion rates in effect on October 1, 2021 for the determination of the median and December 31, 2021 for the year-end actual total compensation. Once the median employee was identified, actual total compensation was determined in accordance with Item 402(c)(2)(x) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

82	CORNING 2022 PROXY STATEMENT

Proposal 3
Ratification of Appointment of Independent Registered
Public Accounting Firm

The Audit Committee evaluates our independent registered public accounting firm each year and has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2022. PwC has served in this role since 1944. The Audit Committee concluded that many factors contribute to the continued support of PwC’s independence, such as the oversight of the Public Company Accounting Oversight Board (PCAOB) through the establishment of audit, quality, ethics, and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; PCAOB requirements for audit partner rotation; and limitations imposed by regulation and by the Audit Committee on non-audit services provided by PwC. The Audit Committee preapproves all audit and permitted non-audit services that PwC performs for the Company, and it approves the fees associated with the engagement of PwC. All services provided to Corning by PwC in 2020 and 2021 were pre-approved by the Audit Committee in accordance with the policy.

The Audit Committee and the PCAOB require key PwC partners assigned to our audit to be rotated at least every five years. The Audit Committee and its Chair oversee the selection process for each new lead engagement partner. Throughout this process, the Audit Committee and management provide input to PwC about the Company’s priorities, discuss candidate qualifications and interview potential candidates put forth by PwC.

In determining whether to reappoint PwC, the Audit Committee took into consideration a number of factors, including:

●	PwC’s global capabilities to handle the breadth and complexity of Corning’s global operations;
●	PwC’s technical expertise and knowledge of Corning’s industry and global operations;
●	The quality and candor of PwC’s communications with the Audit Committee and management, which include routine executive sessions with the Audit Committee held without management present and a management survey of PwC’s performance;
●	PwC’s independence;
●	The appropriateness of PwC’s fees; and
●	PwC’s tenure as our independent registered public accounting firm, including the benefits of that tenure (including higher audit quality due to PwC’s deep understanding of Corning’s business and accounting policies and practices), the avoidance of significant costs and disruptions that would be associated with retaining a new independent auditor, and the controls and processes in place such as rotation of key partners and an annual assessment of PwC’s qualifications, service quality, sufficiency of resources, quality of communications, working relationship with our management, objectivity and professional skepticism that help ensure PwC’s continued independence.
CORNING 2022 PROXY STATEMENT	83

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Based on its evaluation, the Audit Committee believes that the continued retention of PwC is in the best interests of the Company and its shareholders. The Board concurs and requests that the shareholders ratify the appointment of PwC as Corning’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If the selection of PwC is not ratified by a majority of the votes cast by the holders of shares entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.

Corning expects representatives of PwC to be present at the Annual Meeting and available to respond to questions that may be raised there. These representatives may comment on the financial statements if they so desire.

FOR	Our Board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by PwC in 2020 and 2021:

	2020	2021
Audit Fees	$9,479,000	$9,503,000
Audit-Related Fees	34,000	300,000
Tax Fees	484,000	558,000
All Other Fees	11,000	13,000
Total Fees	$10,008,000	$10,374,000

Audit Fees. These fees are composed of professional services rendered in connection with the annual audit of Corning’s consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting, and reviews of Corning’s quarterly consolidated financial statements on Form 10-Q that are customary under the PCAOB auditing standards. Audit fees also include statutory audits, comfort letters, consents for other SEC filings and reviews of documents filed with the SEC.

Audit-Related Fees. These fees are composed of professional services rendered in connection with due diligence pertaining to acquisitions, procedures to translate certain financial statements for foreign subsidiaries, employee benefit plan audits, agreed-upon procedures, and other audit-related activities.

Tax Fees. These fees are composed of statutory tax compliance, assistance for Corning’s foreign jurisdiction subsidiaries’ tax returns, tax transfer pricing services, expatriate tax return compliance and other tax consulting projects.

All Other Fees. Consists of fees not included in the Audit, Audit-Related, or Tax categories, including licensing technical accounting software from the independent registered public accounting firm.

84	CORNING 2022 PROXY STATEMENT

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent registered public accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services and other major types of services. The Audit Committee chair has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved, but for which the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the chair are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent registered public accounting firm is required to provide supporting documentation detailing said service and confirm that the provision of such services does not impair its independence. The Audit Committee regularly reviews reports detailing services provided to Corning by its independent registered public accounting firm.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship with Corning that may interfere with the members’ independence from Corning and its management.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent registered public accounting firm and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent registered public accounting firm the process used for certifications by Corning’s chief executive officer and chief financial officer that are required for certain of Corning’s filings with the SEC. The Audit Committee met privately with both the independent registered public accounting firm and the internal auditors, both of whom have unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management is responsible for: the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2021, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation, and it provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management, internal audit and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed: the report of management contained in Corning’s Annual Report on Form 10-K

CORNING 2022 PROXY STATEMENT	85

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

for the year ended December 31, 2021, filed with the SEC; as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2021 related to its audits of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent registered public accounting firm to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee:

Kurt M. Landgraf, Chair
Donald W. Blair
Leslie A. Brun
Stephanie A. Burns
Pamela J. Craig

86	CORNING 2022 PROXY STATEMENT

Frequently Asked
Questions About the
Meeting and Voting

Why Did You Send Me This Proxy Statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote. This proxy statement and the accompanying proxy card are first being distributed or made available to shareholders on or about March 18, 2022.

When and Where Is the Annual Meeting?

Our Board of Directors has determined to hold the Annual Meeting in a virtual-only format on Thursday, April 28, 2022 at 12 noon Eastern Time at virtualshareholdermeeting.com/GLW2022. You will not be able to attend the Annual Meeting physically.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2022. The live audio webcast of the Annual Meeting will begin promptly at 12 noon Eastern Time. Online access to the audio webcast will open 30 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.

We urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials whether or not you plan to attend the Annual Meeting. You may vote your shares at ProxyVote.com in advance of the Annual Meeting. This process has not changed from prior years.

Who May Attend the Annual Meeting?

The Annual Meeting is open to holders of shares of our common stock who held such shares as of the meeting’s record date, February 28, 2022. To attend and vote your shares during the Annual Meeting, you will need to log in to virtualshareholdermeeting.com/GLW2022 using, (i) for record holders, the control number found on your proxy card or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you do not have a control number, you may log in as a guest, although you will not be able to vote during the Annual Meeting.

CORNING 2022 PROXY STATEMENT	87

Frequently Asked Questions About the Meeting and Voting

What Am I Voting On?

The following matters are scheduled for vote at the Annual Meeting:

●	Election of each of the 15 director nominees to our Board of Directors for the coming year;
●	Advisory approval of our executive compensation (Say on Pay);
●	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
●	Any other business or action which may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How Do You Recommend That I Vote on These Items?

The Board of Directors recommends that you vote your shares:

●	FOR each of the 15 director nominees (Proposal 1);
●	FOR the advisory approval of our executive compensation, as such information is disclosed in the Compensation Discussion & Analysis, the compensation tables and the accompanying disclosure (Say on Pay) (Proposal 2); and
●	FOR ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).

Who is Entitled to Vote?

You may vote if you owned shares of our common stock as of the close of business on February 28, 2022, the record date for the Annual Meeting.

How Many Votes Do I Have?

You are entitled to one vote for each share of common stock you own. As of the close of business on February 28, 2022, we had 845,646,081 shares of common stock outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before the Annual Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

●	By Internet at ProxyVote.com;
●	By telephone (from the United States and Canada only) at 1-(800)-690-6903; or
●	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided (see instructions on proxy card).

Please refer to the proxy card for further instructions on voting by Internet or telephone.

Please use only one of the three ways to vote.

If you hold shares in the account of or name of a broker, your ability to vote those shares by Internet and telephone depends on the voting procedures used by your broker, as explained below under “How Do I Vote If My Broker Holds My Shares In Street Name?”

88	CORNING 2022 PROXY STATEMENT

Frequently Asked Questions About the Meeting and Voting

May I Vote My Shares During the Annual Meeting?

Yes. You may vote your shares during the Annual Meeting even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

●	signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;
●	voting again by Internet or telephone prior to the meeting; or
●	voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

What Shares Are Included on My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, telephone or mail, as described on your proxy card or the notice you previously received. Your proxy card does not include any shares held in a brokerage account in the name of your bank or broker (such shares are said to be held in “street name”).

How Do I Vote if I Participate in the Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the Company’s 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, all as described on your proxy card or the notice you previously received. If you do not instruct the trustee to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote if My Broker Holds My Shares in “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

Will My Shares Held in Street Name Be Voted if I Do Not Provide My Proxy?

Under the New York Stock Exchange rules, if you own shares in “street name” through a broker and do not vote, your broker may not vote your shares on proposals determined to be “non-routine.” In such cases, the absence of voting instructions results in a “broker non-vote.” Broker non-voted shares count toward achieving a quorum requirement for the Annual Meeting, but they do not affect the determination of whether the non-routine matter is approved or rejected.

CORNING 2022 PROXY STATEMENT	89

Frequently Asked Questions About the Meeting and Voting

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is the only matter in this proxy statement considered to be a routine matter for which brokers will be permitted to vote on behalf of their clients, if no voting instructions are furnished. Since Proposals 1 and 2 are non-routine matters, broker non-voted shares will not count as votes cast to affect the determination of whether those proposals are approved or rejected. Therefore, it is important that you provide voting instructions to your broker.

What if I Return My Proxy Card or Vote by Internet or Telephone but Do Not Specify How I Want to Vote?

If you sign and return your proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

●	FOR each of the 15 director nominees (Proposal 1);
●	FOR the advisory approval of our executive compensation, as such information is disclosed in the Compensation Discussion & Analysis, the compensation tables and the accompanying disclosure (Say on Pay) (Proposal 2); and
●	FOR ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does it Mean if I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. If you are the registered holder, you may contact our transfer agent, Computershare Trust Company, N.A., at 1-(800)-255-0461.

May Shareholders Ask Questions at the Annual Meeting?

Yes. We have designed the format of the virtual Annual Meeting to ensure that our shareholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Rules for Conduct of the Shareholder Meeting. During the Annual Meeting, you can view our Rules for Conduct of the Shareholder Meeting and submit any questions at virtualshareholdermeeting.com/GLW2022. Answers to any questions not addressed during the meeting will be posted on the investor page of our website following the meeting. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once.

How Many Shares Must be Present to Hold the Meeting?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of February 28, 2022, the record date for the meeting, must be present in person (by logging in to our virtual annual meeting with your control number) or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the virtual meeting by logging in with your control number or if you properly return a proxy by Internet, telephone or mail.

90	CORNING 2022 PROXY STATEMENT

Frequently Asked Questions About the Meeting and Voting

What Is the Vote Required for Each Proposal?

	Affirmative Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of each of the 15 director nominees	Majority of votes cast at the meeting in person or by proxy	No
Proposal 2: Advisory approval of our executive compensation (Say on Pay)	Majority of votes cast at the meeting in person or by proxy	No
Proposal 3: Ratification of the appointment of independent registered public accounting firm for fiscal year 2022	Majority of votes cast at the meeting in person or by proxy	Yes

With respect to Proposals 1, 2 and 3 you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on any of these Proposals, the abstention will not constitute a vote cast.

How Will Voting on “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays for the Solicitation of Proxies?

Our Board of Directors is making this solicitation of proxies on behalf of the Company. The Company will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Innisfree M&A Incorporated to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Innisfree a fee of $25,000 plus out-of-pocket expenses for these services. We also will reimburse brokers for their costs in sending proxies and proxy materials to our shareholders so that you may vote your shares. Our directors, officers and regular employees may supplement Innisfree’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find the Voting Results of the Annual Meeting?

Following the conclusion of the Annual Meeting, we will include the voting results in a Form 8-K, which we expect to file with the SEC on or before May 4, 2022.

How Do I Submit a Shareholder Proposal For, or Nominate a Director For Election at, Next Year’s Annual Meeting?

Proposals for Inclusion in Next Year’s Proxy Statement

SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in SEC Rule 14a-8.

When to send these proposals: Any shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 18, 2022.

CORNING 2022 PROXY STATEMENT	91

Frequently Asked Questions About the Meeting and Voting

Where to send these proposals: Proposals should be addressed to Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

What to include: Proposals must conform to and include the information required by SEC Rule 14a-8.

Director Nominees for Inclusion in Next Year’s Proxy Statement

Our by-laws permit a group of shareholders (up to 20) who have owned at least 3% of Corning’s common stock for at least 3 years to submit director nominees for the greater of two directors or the largest whole number that does not exceed 20% of our Board. These director nominees will be included in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our by-laws.

When to send these notices of director nominees: Notices of director nominees submitted under these by-law provisions must be received no earlier than December 29, 2022 and no later than January 28, 2022.

Where to send these notices of director nominees: Notices should be addressed to Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

What to include: Notices must include the information required by our by-laws, which are available on Corning’s website.

Other Proposals or Nominees for Presentation at Next Year’s Annual Meeting

Our by-laws require that any shareholder proposal, including director nominations, that is not submitted for inclusion in next year’s proxy statement (either under SEC Rule 14a-8 or our proxy access by-laws), but is instead sought to be presented directly at the 2022 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.

When to send these proposals: Shareholder proposals, including director nominations, submitted under these by-law provisions must be received no earlier than December 29, 2022 and no later than January 28, 2023.

Where to send these proposals: Proposals should be addressed to Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

What to include: Proposals must include the information required by our by-laws, which are available on Corning’s website.

Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are furnishing proxy materials to you online, as permitted by SEC rules, to expedite your receipt of materials while lowering costs and reducing the environmental impact of printing and mailing full sets of annual meeting materials. If you received by mail a notice of the electronic availability of these materials, you will not receive a printed copy unless you specifically request it. Such notice contains instructions on how to request a paper copy of the materials.

Is the Proxy Statement Available on the Internet?

Yes. Most shareholders will receive the proxy statement and other annual meeting materials online. If you received a paper copy, you can also view these documents online by accessing our website at corning.com/2022-proxy. You can elect to receive future proxy statements and annual reports by Internet instead of receiving paper copies by mail by following the instructions for making such election when you electronically vote your shares.

92	CORNING 2022 PROXY STATEMENT

Frequently Asked Questions About the Meeting and Voting

Are You “Householding” for Shareholders Sharing the Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2021 Annual Report on Form 10-K to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and annual report, we will promptly send you additional copies upon written or oral request directed to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The same phone number and mailing address may be used to notify us that you wish to request delivery of a single copy of a proxy statement or Annual Report on Form 10-K if you are receiving multiple copies.

Code of Ethics

Our Board of Directors adopted (i) the Code of Ethics for the Chief Executive Officer and Financial Executives (Code of Ethics) and (ii) the Code of Conduct for Directors and Executive Officers, which supplement our Code of Conduct that governs all employees and directors. These Codes have been in existence for more than ten years. The Code of Ethics applies to our Chief Executive Officer, Chief Financial Officer, Controller and other financial executives. During 2021, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers. A copy of the Code of Ethics is available on our website at http://www.corning.com/worldwide/en/about-us/investor-relations/codes-of-conduct-ethics.html. We will disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver.

Incorporation by Reference

The Compensation Committee Report on page 67 is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act or the Exchange Act, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. Website references throughout this document are provided for convenience only and are intended to provide inactive, textual references only. The content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.

Additional Information

This proxy statement, our 2021 Annual Report on Form 10-K, and all other filings with the SEC, each of the Board Committee Charters and the Corporate Governance Guidelines with Director Qualification Standards may be accessed via the Investor Relations page on Corning’s website at corning.com.

CORNING 2022 PROXY STATEMENT	93

Appendix A
Corning Incorporated and Subsidiary Companies
Reconciliation of Non-GAAP Financial Measures to
GAAP Financial Measures

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2021
(Amounts in millions, except per share amounts)

	Net Sales	Net income	Earnings per share
As reported	$14,082	$1,906	$1.28
Preferred stock redemption(a)			0.90
Subtotal	14,082	1,906	2.18

Constant-currency adjustment(1)	38	76	0.09
Translation gain on Japanese yen-denominated debt(2)		(138)	(0.16)
Translated earnings contract gain, net(3)		(273)	(0.32)
Acquisition-related costs(4)		123	0.15
Discrete tax items and other tax-related adjustments(5)		(24)	(0.03)
Pension mark-to-market adjustment(6)		25	0.03
Restructuring, impairment and other charges and credits(7)		78	0.09
Litigation, regulatory and other legal matters(8)		27	0.03
Preferred stock conversion(9)		17	0.02
Bond redemption loss(10)		23	0.03
Loss on investment(11)		17	0.02
Gain on sale of business(12)		(46)	(0.05)
Core performance measures	$14,120	$1,811	$2.07

(a)	Corning and Samsung Display Co., Ltd. executed a Share Repurchase Agreement (“SRA”). Pursuant to the SRA, the Series A convertible preferred stock (“Preferred Stock”) was converted into 115 million shares of common stock (“Common Shares”). Corning immediately repurchased 35 million of the converted Common Shares and excluded them from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The redemption of these Common Shares resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

94	CORNING 2022 PROXY STATEMENT

Appendix A

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2020
(Amounts in millions, except per share amounts)

	Net Sales	Net income	Earnings per share
As reported	$11,303	$512	$0.54
Constant-currency adjustment(1)	44	17	0.02
Translation loss on Japanese yen-denominated debt(2)		67	0.09
Translated earnings contract loss, net(3)		36	0.05
Acquisition-related costs(4)		114	0.15
Discrete tax items and other tax-related adjustments(5)		(24)	(0.03)
Pension mark-to-market adjustment(6)		24	0.03
Restructuring, impairment and other charges and credits(7)		621	0.80
Litigation, regulatory and other legal matters(8)		120	0.16
Bond redemption loss(10)		17	0.02
Gain on investment(11)		(83)	(0.11)
Equity in losses of affiliated companies(13)		98	0.13
Transaction-related gain, net(14)		(387)	(0.50)
Cumulative adjustment related to customer contract(15)	105	105	0.14
Core performance measures	$11,452	$1,237	$1.39

See Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2019
(Amounts in millions, except per share amounts)

	Net Sales	Net income	Earnings per share
As reported	$11,503	$960	$1.07
Constant-currency adjustment(1)	153	115	0.13
Translation loss on Japanese yen-denominated debt(2)		2	0.00
Translated earnings contract gain, net(3)		(190)	(0.21)
Acquisition-related costs(4)		99	0.11
Discrete tax items and other tax-related adjustments(5)		37	0.04
Pension mark-to-market adjustment(6)		69	0.08
Restructuring, impairment and other charges and credits(7)		334	0.37
Litigation, regulatory and other legal matters(8)		(13)	(0.01)
Equity in losses of affiliated companies(13)		165	0.18
Core performance measures	$11,656	$1,578	$1.76

See Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING 2022 PROXY STATEMENT	95

Appendix A

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2021 and 2020
(Unaudited; amounts in millions)

	Year ended December 31,
	2021	2020
Cash flows from operating activities	$3,412	$2,180
Capital expenditures	$(1,637)	$(1,377)
Adjusted free cash flow based on GAAP results	$1,775	$803
Realized gains on translated earnings contracts	67	12
Translation (losses) gains on cash balances	(77)	113
Adjusted free cash flow based on core results	$1,765	$948
Other adjustments(1)	(200)	(16)
Adjusted free cash flow for compensation purposes	$1,565	$932

(1)	Items excluded from Adjusted Free Cash Flow for compensation purposes. The Compensation Committee approves adjustments to free cash flow for compensation purposes when it approves the measures each year that are designed to prevent favorable or unfavorable impacts to results due to unbudgeted items which are within the scope of normal operations but outside the scope of the compensation plan.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, certain measures provided by our consolidated financial statements are adjusted to exclude specific items to arrive at core performance measures. These items include gains and losses on translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates. Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on earnings and cash flows. Corning also believes that reporting core performance measures provides investors greater transparency to the information used by the management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe investors should consider these non-GAAP measures in evaluating results as they are more indicative of our core operating performance and how management evaluates operational results and trends. These measures are not, and should not, be viewed as a substitute for GAAP reporting measures. With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control. As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

96	CORNING 2022 PROXY STATEMENT

Appendix A

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustment: Because a significant portion of segment revenue and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars. Our Display Technologies and Specialty Materials segments sales and net income are primarily denominated in Japanese yen, but are also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar. Environmental Technologies and Life Science segment sales and net income are primarily impacted by the euro and Chinese yuan. Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts. We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:

Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)	Translated earnings contract (gain) loss, net: We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.
(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)	Discrete tax items and other tax-related adjustments: For 2021, 2020 and 2019, these include discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves, changes in judgement about the realizability of certain deferred tax assets, net Subpart F income, and other tax-related adjustments.
(6)	Pension mark-to-market adjustment: Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(7)	Restructuring, impairment and other charges and credits: This amount includes restructuring, impairment losses and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense. During the third quarter of 2021, we recorded asset write-offs and charges related to facility repairs resulting from the impact of power outages. The Company is pursuing recoveries under its applicable property insurance policies.
(8)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.
(9)	Preferred stock conversion: This amount is the put option from the Share Repurchase Agreement with Samsung Display Co., Ltd.
(10)	Bond redemption loss: Amount represents premiums on redemption of debentures.
(11)	(Loss) gain on investment: Amount represents the gain or loss recognized on investment due to mark-to-mark adjustments for the change in fair value or the disposition of the investment.
(12)	Gain on sale of business: Amount represents the gain recognized for the sale of certain businesses.
(13)	Equity in losses of affiliated companies: These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment losses, inventory adjustments, and other charges and credits and settlements under “take-or-pay” contracts. The year ended December 31, 2020 includes the Company’s share of a loss related to the sale of a business.
(14)	Transaction-related gain, net: Amount represents the gain recorded on a previously held equity investment in HSG.
(15)	Cumulative adjustment related to customer contract: The negative impact of a cumulative adjustment recorded during the first quarter of 2020 to reduce revenue by $105 million. The adjustment was associated with a previously recorded commercial benefit asset, reflected as a prepayment, to a customer with a long-term supply agreement that substantially exited its production of LCD panels.

CORNING 2022 PROXY STATEMENT	97

CORNING

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Corning Incorporated
One Riverfront Plaza
Corning, NY 14831-0001

 U.S.A.

 www.corning.com

© 2022 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED
ATTN: LINDA E. JOLLY
ONE RIVERFRONT PLAZA, HQ E2-10
CORNING, NY 14831

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GLW2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D68267-P63405-Z81684	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CORNING INCORPORATED
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Donald W. Blair	☐	☐	☐

	1b.	Leslie A. Brun	☐	☐	☐

	1c.	Stephanie A. Burns	☐	☐	☐

	1d.	Richard T. Clark	☐	☐	☐

	1e.	Pamela J. Craig	☐	☐	☐

	1f.	Robert F. Cummings, Jr.	☐	☐	☐

	1g.	Roger W. Ferguson, Jr.	☐	☐	☐

	1h.	Deborah A. Henretta	☐	☐	☐

	1i.	Daniel P. Huttenlocher	☐	☐	☐

	1j.	Kurt M. Landgraf	☐	☐	☐

	1k.	Kevin J. Martin	☐	☐	☐

	1l.	Deborah D. Rieman	☐	☐	☐

			For	Against	Abstain

	1m.	Hansel E. Tookes, II	☐	☐	☐

	1n.	Wendell P. Weeks	☐	☐	☐

	1o.	Mark S. Wrighton	☐	☐	☐

2.	Advisory approval of our executive compensation (Say on Pay).		☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐

NOTE: Please sign EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
D68268-P63405-Z81684

Proxy — Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2022 MEETING OF SHAREHOLDERS

APRIL 28, 2022

The undersigned hereby appoints Lawrence D. McRae and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 28, 2022, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning common stock through a Corning Incorporated benefit plan, share ownership as of February 28, 2022 is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.